UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

ROFIN-SINAR TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

Common Stock, par value $0.01 par value, of Rofin-Sinar Technologies Inc. (“Rofin common stock”)

(2)
Aggregate number of securities to which transaction applies:

As of April 12, 2016: (i) 28,283,103 shares of Rofin common stock issued and outstanding; and (ii) 2,409,450 shares of Rofin common stock reserved and available for issuance upon exercise of stock options for which the exercise price per share is less than $32.50.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the proposed maximum aggregate value of the transaction was calculated based on the sum of: (i) 28,283,103 shares of Rofin common stock outstanding; and (ii) 2,409,450 shares of Rofin common stock reserved and available for issuance upon exercise of stock options for which the exercise price per share is less than $32.50 multiplied by $6.88 per share (which is equal to the difference between $32.50 and $25.62, the weighted average exercise price of such options). In accordance with Section 14(g) of the Exchange Act, as amended, the filing fee was calculated by multiplying the proposed maximum aggregate value of the transaction by 0.0001007.

(4)
Proposed maximum aggregate value of transaction:

$935,777,863.50

(5)
Total fee paid:

$94,232.83

☒
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED MAY 18, 2016
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

May [•], 2016
Dear Stockholder:
You are cordially invited to attend the special meeting of stockholders (the “Special Meeting”) of Rofin-Sinar Technologies Inc. (“Rofin,” the “Company,” “we,” “us” or “our”) to be held on [•], 2016, at 10:00 a.m., local time, at Rofin’s corporate headquarters, 40984 Concept Drive, Plymouth, MI 48170.
As previously announced, Rofin and Coherent, Inc., a Delaware corporation (“Coherent”), have entered into a Merger Agreement, dated as of March 16, 2016 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, a subsidiary of Coherent will merge with and into Rofin (the “Merger”), with Rofin surviving the Merger as a wholly owned subsidiary of Coherent. At the Special Meeting you will be asked, among other things, to consider and vote upon a proposal to adopt the Merger Agreement.
If the Merger is completed, you will be entitled to receive $32.50 in cash, without interest and less any applicable withholding taxes, for each share of Rofin common stock that you own as of the date of the Merger (unless you have properly exercised your appraisal rights), which represents a premium of approximately 42% to the closing price of Rofin common stock on March 16, 2016, the date on which Rofin entered into the Merger Agreement.
The Merger cannot be completed unless the holders of at least a majority of the outstanding shares of Rofin common stock vote to adopt the Merger Agreement. A failure to vote, a broker non-vote or an abstention will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.
Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the Special Meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Special Meeting.
After considering the factors more fully described in the enclosed proxy statement, the Rofin board of directors, upon the unanimous recommendation of the specifically formed special committee of the board, unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, (2) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of Rofin and its stockholders and (3) approved the Merger Agreement and the transactions contemplated thereby, including the Merger and directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the Rofin stockholders, and recommended that the Rofin stockholders vote to adopt the Merger Agreement. The Rofin board of directors recommends that you vote (1) “FOR” the adoption of the Merger Agreement, (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to Rofin’s named executive officers in connection with the Merger.
The Special Meeting is in addition to, and not in lieu of, the 2016 annual meeting of stockholders (the “Annual Meeting”), which we expect to hold at the same place where the Special Meeting will be held as soon as practicable after the Special Meeting is concluded. Stockholders entitled to notice of and to vote at the Special Meeting will receive a separate proxy statement in connection with the matters to be voted on at the Annual Meeting.

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, or require any assistance with voting your shares, or would like additional copies, without charge, of the enclosed proxy statement or proxy card, please contact our proxy solicitor, Georgeson LLC, by telephone at (800) 509-0976 (toll-free) or (781) 575-2137 (direct) or by email at Rofin@georgeson.com.
On behalf of the Rofin board of directors, thank you for your consideration and we look forward to the successful completion of the Merger.
Sincerely,
Dr. Peter Wirth
Chairman of the Board
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, the Merger Agreement or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
2

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED MAY 18, 2016
NOTICE OF 2016 SPECIAL MEETING OF STOCKHOLDERS
TO THE STOCKHOLDERS OF ROFIN-SINAR TECHNOLOGIES INC.
Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Rofin-Sinar Technologies Inc. (“Rofin,” the “Company,” “we,” “us” or “our”) will be held at our corporate headquarters, 40984 Concept Drive, Plymouth, MI 48170 on [•], 2016, at 10:00 a.m., local time. The items of business are:
(1)
a proposal to approve and adopt the Merger Agreement, dated as of March 16, 2016 (the “Merger Agreement”), by and among Rofin, Coherent, Inc., a Delaware corporation (“Coherent”), and Rembrandt Merger Sub Corp., a Delaware corporation and a newly formed, wholly owned subsidiary of Coherent (“Merger Sub”), providing for the merger of Merger Sub with and into Rofin (the “Merger”), with Rofin surviving the Merger as a wholly owned subsidiary of Coherent and the conversion of each share of Rofin common stock issued and outstanding immediately prior to the effective time of the Merger (except for (i) any shares owned by stockholders who are entitled to and who properly exercise and perfect their appraisal rights under the Delaware General Corporation Law and (ii) each share of Rofin common stock that is owned by Coherent, Merger Sub or Rofin, in each case immediately prior to the Effective Time) into the right to receive $32.50 in cash, without interest and less any applicable withholding taxes;

(2)
a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”);

(3)
a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the Merger (the “Merger-Related Named Executive Officer Compensation Proposal”); and

(4)
the transaction of such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

The accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, more fully describe these items of business. We urge you to read this information carefully.
The Rofin board of directors unanimously recommends that you vote (1) FOR the Merger Proposal, (2) FOR the Adjournment Proposal and (3) FOR the Merger-Related Named Executive Officer Compensation Proposal.
Only stockholders of record at the close of business on May 12, 2016, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements of the Special Meeting.
Your vote is very important. All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting, you are urged to submit the proxy card in the envelope provided to you, or to use the Internet or telephone method of voting described in your proxy card so that your shares can be voted at the Special Meeting in accordance with your instructions. If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the adoption of the Merger Agreement, “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and “FOR” the Merger-Related Named Executive Officer Compensation Proposal. If any other business properly comes before the Special Meeting or any adjournment or postponement of the Special Meeting, it is intended that the holders of the proxies named in the enclosed proxy card will vote the shares they represent in accordance with their best judgment. If you fail to return your proxy card or fail to submit your proxy by telephone or the Internet and do not vote in person at the Special Meeting, it will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement, but will not affect the outcome of the vote regarding the Adjournment Proposal or the Merger-Related Named Executive Officer Compensation Proposal. Any stockholder attending the Special Meeting may vote in person even if he or she has already voted by proxy card, telephone or Internet; such vote by ballot will revoke any proxy previously submitted. However, attendance at the Special Meeting will not, by itself, revoke a proxy. If you hold your shares through a bank, broker or other custodian, you must provide a legal proxy issued from such bank, broker or other custodian in order to vote your shares in person at the Special Meeting. For specific instructions on voting, please refer to the instructions on the proxy card or voting instruction form.
Rofin’s stockholders who do not vote in favor of the adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Rofin common stock if the Merger is completed, but only if they submit a written demand for appraisal of their shares before the taking of the vote on the Merger Agreement at the Special Meeting and they comply with all requirements of Delaware law, which are summarized in greater detail in the accompanying proxy statement.
If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, or require any assistance with voting your shares, or would like additional copies, without charge, of the enclosed proxy statement or proxy card, please contact our proxy solicitor at the telephone numbers or address set forth below:
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
Banks, Brokers and Stockholders
Call Toll-Free (800) 509-0976
International Stockholders Please Call: (781) 575-2137
Or Contact via E-mail at:
Rofin@georgeson.com
By Order of the Board of Directors
Cindy Denis
Secretary
Plymouth, Michigan
[•], 2016
PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.
4

2016 SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
i

ii

iii

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED MAY 18, 2016
ROFIN-SINAR TECHNOLOGIES INC.
40984 CONCEPT DRIVE
PLYMOUTH, MICHIGAN 48170
PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2016
This Proxy Statement is furnished to the stockholders of Rofin-Sinar Technologies Inc., a Delaware corporation (“Rofin,” the “Company,” “we,” “us” or “our”), in connection with the solicitation by the Company’s board of directors of proxies to be voted at the special meeting of stockholders (the “Special Meeting”) to be held at our corporate headquarters, 40984 Concept Drive, Plymouth, MI 48170 on [•], 2016, at 10:00 a.m., local time, and at any adjournment or postponement thereof. The approximate date on which this proxy statement and form of proxy is first being sent to the Company’s stockholders is [•], 2016.
Only stockholders of record as of the close of business on May 12, 2016 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. As of the close of business on the Record Date, there were outstanding 28,332,903 shares of Rofin common stock, $0.01 par value per share, of the Company, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the Special Meeting.
Each stockholder of record and beneficial owner of shares of Rofin common stock on the Record Date is entitled to one vote for each share of Rofin common stock so held. You are a stockholder of record if at the close of business on the Record Date your shares of Rofin common stock were registered directly in your name with Computershare Trust Company, N.A., the Company’s transfer agent. You are a beneficial owner if at the close of business on the Record Date your shares of Rofin common stock were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will not be able to vote your shares. We urge you to provide voting instructions to your broker or nominee to ensure your shares are represented at the Special Meeting.
If you are a registered stockholder of record, you can simplify your voting by using the internet or calling a toll-free telephone number. Internet and telephone voting information is provided on the proxy card. If you vote via the internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the proxy card. If you beneficially hold your shares in “street name” through a bank, broker or other nominee, you will be able to vote using the voting instruction form provided to you by such nominee, and internet and telephone voting may also be available per the instructions provided on such voting instruction form.

SUMMARY
This summary highlights selected information from this proxy statement related to the merger of Rembrandt Merger Sub Corp. with and into Rofin-Sinar Technologies Inc., which we refer to as the “Merger”, and the Special Meeting, and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.
Except as otherwise specifically noted in this proxy statement, “Rofin”, the “Company”, “we”, “our”, “us” and similar words refer to Rofin-Sinar Technologies Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Coherent, Inc. as “Coherent” and Rembrandt Merger Sub Corp. as “Merger Sub”. In addition, throughout this proxy statement we refer to the Merger Agreement, dated March 16, 2016, by and among Rofin, Coherent and Merger Sub, as it may be amended, supplemented or modified from time to time, as the “Merger Agreement”.
Parties Involved in the Merger
Rofin-Sinar Technologies Inc.
Rofin is a leading developer, designer and manufacturer of lasers and laser-based system solutions for industrial material processing applications. Rofin’s common stock is listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “RSTI” and in Germany in the “Prime Standard” segment of the Frankfurt Stock Exchange under ISIN US7750431022.
Coherent, Inc.
Coherent is one of the world’s leading providers of lasers and laser-based technology for scientific, commercial and industrial customers. Coherent’s common stock is listed on NASDAQ under the symbol “COHR.”
Rembrandt Merger Sub Corp.
Rembrandt Merger Sub Corp. is a wholly owned subsidiary of Coherent and was formed on March 11, 2016, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.
The Merger
Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into Rofin, and Rofin will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Coherent (as such, the “Surviving Corporation”). As a result of the Merger, Rofin will cease to be a publicly traded company, all outstanding shares of Rofin common stock will be canceled and converted into the right to receive $32.50 per share in cash, without interest (the “Merger Consideration”) and less any applicable withholding taxes (except for (i) any shares owned by stockholders who are entitled to and who properly exercise and perfect their appraisal rights under the Delaware General Corporation Law (the “DGCL”) and (ii) each share of Rofin common stock that is owned by Coherent, Merger Sub or the Company, in each case immediately prior to the time at which the Merger will become effective (the “Effective Time”)), and you will no longer own any shares of the capital stock of the Surviving Corporation.
After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that if you properly exercise and perfect your appraisal rights you will have the right to receive a payment for the “fair value” of your shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the caption “The Merger — Appraisal Rights”, which “fair value” may be more than, the same as or less than the Merger Consideration).
Material U.S. Federal Income Tax Consequences of the Merger (page 58)
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of Rofin common stock in the Merger generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger (including any cash required to be withheld for tax purposes) and such U.S. Holder’s adjusted tax basis in the shares of Rofin common stock surrendered in the Merger.
A Non-U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Rofin common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.
For more information, see the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.
Treatment of Stock Options (page 49)
Rofin’s stock options that are outstanding immediately prior to the time at which the Merger will become effective (the “Effective Time”) will be treated as follows:
•
each then outstanding unvested option to purchase shares of Rofin common stock that was granted before March 16, 2016 (the date the Merger Agreement was signed) will become fully vested immediately prior to the Effective Time, provided that the holder of such option is then still employed by or in the service of Rofin;

•
each then outstanding vested option to purchase shares of Rofin common stock that was granted before March 16, 2016 (taking into account any acceleration of vesting under the preceding bullet) will be canceled in exchange for the right to receive a cash payment equal to the number of shares of our common stock covered by the option multiplied by the amount, if any, by which $32.50 exceeds the option exercise price per share; and

•
each then outstanding option to purchase shares of Rofin common stock that was granted subsequent to March 16, 2016, if any (which grants require Coherent’s consent), will be converted into an economically equivalent option to purchase shares of Coherent common stock with the same terms and conditions (including vesting conditions) as applied to such option prior to the Effective Time, with such adjustments as is described in further detail below.

Financing of the Merger (page 53)
We anticipate that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $1 billion, which will be funded with borrowings under the debt financing described below as well as cash on hand of the Company and Coherent. This amount includes funds needed to (1) pay stockholders the amounts due under the Merger Agreement, (2) make payments in respect of our outstanding common stock options pursuant to the Merger Agreement and (3) repay our and Coherent’s existing third party indebtedness.
In connection with the Merger, Coherent has obtained a debt commitment letter dated as of March 16, 2016 and amended and restated April 5, 2016 (the “Commitment Letter”), from Barclays Bank PLC (“Barclays”), Bank of America, N.A. (“BofA”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), pursuant to which, among other things, Barclays and BofA have committed to provide Coherent with debt financing in an aggregate principal amount of up to $850 million (which includes a $100 million revolving credit facility) to be used, in part, to finance the acquisition of the Company and refinance existing debt of the Company and Coherent. Barclays’ and BofA’s respective obligations under the Commitment Letter are subject to certain conditions, including the consummation of the Merger in accordance with the terms and conditions of the Merger Agreement and other customary closing conditions. For more information, see the section of this proxy statement captioned “The Merger — Financing of the Merger.” Although the obligation of Coherent and Merger Sub to consummate the Merger is not subject to any financing condition, the Merger Agreement provides that, once all the closing conditions are satisfied, Coherent may postpone the closing of the Merger for a period of up to 21 days to complete the syndication of the debt financing. For more information, see the section of this proxy statement captioned “The Merger — Marketing Period.”
Conditions to the Closing of the Merger (page 76)
The respective obligations of Coherent, Merger Sub and Rofin to consummate the Merger are subject to the satisfaction or waiver of each of the following conditions:
•
the adoption of the Merger Agreement by the requisite affirmative vote of Rofin stockholders;

•
all waiting periods (including all extensions) which are required or advisable under applicable antitrust laws, including the antitrust laws of the United States and the European Union or one or more of its member states, have expired or been terminated;

•
all clearances which are required or advisable under applicable antitrust laws, including the antitrust laws of the United States and the European Union or one or more of its member states, have been received (or been deemed to have been received); and

•
(1) no law shall have been enacted or promulgated by any governmental authority that makes consummation of the Merger illegal or otherwise prohibits the consummation of the Merger and (2) no governmental authority shall have issued or granted any order that makes consummation of the Merger illegal or otherwise prohibits the consummation of the Merger.

Coherent’s and Merger Sub’s obligations to consummate the Merger are further subject to the satisfaction or waiver of the following conditions:
•
the performance or compliance in all material respects by Rofin of its agreements, covenants and other obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time; and

•
Rofin’s representations and warranties relating to Rofin’s due organization, qualification and good standing, certificate of incorporation and bylaws, corporate power and authority to execute, deliver and perform the Merger Agreement, the enforceability of the Merger Agreement, the inapplicability of takeover statutes, the opinion of Greenhill & Co., LLC, required filings and consents, and the disclosure of broker’s and finder’s fees were true and correct in all respects as of the date of the Merger Agreement, and are true and correct in all respects on and as of the date of the Effective Time of the Merger;

•
Rofin’s representations and warranties relating to its capitalization were true and correct as of the date of the Merger Agreement and are true and correct on and as of the date of the Effective Time of the Merger, except for any de minimis inaccuracies;

•
Rofin’s representations and warranties (other than those described above), were true and correct as of the date of the Merger Agreement, and are true and correct on and as of the date of the Effective Time of the Merger, except for any failure to be true and correct that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below under “The Merger Agreement — Representations and Warranties”), and for purposes of determining the accuracy of those representations and warranties all qualifications based on a “material adverse effect” and all materiality qualifications and other qualifications based on the word “material” or similar phrases will be disregarded;

•
since the date of the Merger Agreement, there not having occurred or arisen any Company Material Adverse Effect that is continuing;

•
no lawsuit or other legal proceeding by any governmental authority is pending which would prevent, restrain or prohibit the consummation of any of the Merger and the other transactions contemplated by the Merger Agreement or cause any of such transactions to be rescinded and no governmental authority has notified the parties in writing of, and not withdrawn, any intent to challenge the Merger and the other transactions contemplated by the Merger Agreement; and

•
receipt of certificates executed by executive officers of Rofin, certifying the satisfaction of certain closing conditions.

Rofin’s obligation to consummate the Merger is further subject to
•
the performance or compliance in all material respects by Coherent and Merger Sub of their respective agreements, covenants and other obligations required to be performed or complied with by them under the Merger Agreement at or prior to the Effective Time;

•
the representations and warranties of Coherent and Merger Sub in the Merger Agreement that are qualified by “materiality”, were true and correct in all respects as of the date of the Merger Agreement and are true and correct in all respects on and as of the date of the Effective Time of the Merger;

•
the representations and warranties of Coherent and Merger Sub that are not qualified by “materiality” were true and correct in all material respects as of the date of the Merger Agreement and are true and correct in all respects on and as of the date of the Effective Time of the Merger; and

•
receipt of certificates executed by executive officers of Coherent and Merger Sub, certifying the satisfaction of certain closing conditions.

Regulatory Approvals Required for the Merger (page 61)
Under the Merger Agreement, the Merger cannot be completed until (1) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), has expired or been terminated and (2) the approval or clearance of the Merger by all other relevant antitrust authorities, including the European Commission or the antitrust authority of one or more European Union member states, has been granted. On April 28, 2016, the Company and Coherent received notice from the U.S. Federal Trade Commission that it had granted early termination, effective immediately, of the applicable waiting period under the HSR Act for the Merger. The early termination of the waiting period under the HSR Act satisfies one of the conditions to the closing of the Merger, which remains subject to other customary closing conditions, including the approval or clearance of the Merger by all other relevant antitrust authorities.
Recommendation of the Rofin Board (page 38)
The Rofin board of directors (the “Rofin Board”), after considering various factors described under the caption “The Merger — Recommendation of the Rofin Board and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable (2) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of Rofin and its stockholders and (3) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the Rofin stockholders, and recommended that the Rofin stockholders vote to adopt the Merger Agreement. The Rofin Board unanimously recommends that you vote (1) “FOR” the Merger Proposal, (2) “FOR” the Adjournment Proposal and (3) “FOR” the Merger-Related Named Executive Officer Compensation Proposal.
Opinion of Greenhill, Financial Advisor to the Special Committee and the Rofin Board (page 40)
On March 16, 2016, at meetings of the special committee of the Rofin Board (the “Special Committee”) and the Rofin Board, respectively, Greenhill & Co., LLC (“Greenhill”) delivered an oral opinion to the Special Committee and the Rofin Board (which was subsequently confirmed by delivery of

Greenhill’s written opinion dated as of the same date), to the effect that, as of the date of that opinion, and based upon and subject to the limitations and assumptions set forth in its written opinion, the Merger Consideration to be received by Rofin’s stockholders (other than Rofin, Coherent or any affiliates of Coherent) pursuant to the Merger Agreement was fair, from a financial point of view, to such stockholders.
The full text of Greenhill’s written opinion, dated March 16, 2016, which contains the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. The summary of Greenhill’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion. The Greenhill opinion was not a recommendation to the members of the Special Committee or the Rofin Board as to whether to approve the Merger or the Merger Agreement and is not a recommendation as to how any holder of Rofin common stock should vote with respect to the Merger, or any other matter. Pursuant to an engagement letter between Greenhill and the Special Committee under which Greenhill would act as the sole financial advisor to the Special Committee in connection with various enumerated services, Rofin paid Greenhill an initial advisory fee of  $200,000 in September 2014 and agreed to pay Greenhill a transaction fee estimated to be approximately $11 million in connection with the Merger, $1.5 million of which was payable upon Greenhill’s rendering of its opinion and the remainder of which is payable upon consummation of the transactions contemplated by the Merger Agreement.
Holders of shares of Rofin common stock are urged to read Greenhill’s opinion and the section entitled “The Merger — Opinion of Greenhill, Financial Advisor to the Special Committee and the Rofin Board” beginning on page 40, carefully and in its entirety.
Interests of Rofin’s Directors and Executive Officers in the Merger (page 48)
When considering the recommendation of the Rofin Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the Merger Agreement, (2) approving the Merger Agreement and the Merger and (3) recommending that the Merger Agreement be adopted by stockholders, the Rofin Board was aware of and considered these potentially differing or additional interests, to the extent that they existed at the time, among other matters. These interests include the following:
•
continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation;

•
accelerated vesting and cash out of outstanding stock options held by our executive officers and Dr. Wirth (a director and our former President and Chief Executive Officer); and

•
the entitlement of each executive officer who has entered into an executive transition agreement to receive certain severance payments and benefits upon a termination of employment by the Surviving Company without “Cause” or by the executive for “Good Reason” (as such terms are defined in the executive transition agreement), in each case within the one-year period following the Effective Time.

If the proposal to adopt the Merger Agreement is approved, the shares of Rofin common stock and the options to purchase shares of Rofin common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of Rofin common stock held by all other stockholders and outstanding Rofin options held by all other optionees, respectively. For more information, see the section of this proxy statement captioned “The Merger — Interests of Rofin’s Directors and Executive Officers in the Merger” beginning on page 48.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement and receipt of necessary regulatory approvals, and the timely completion of Coherent’s financing for the Merger, we anticipate that the Merger will be consummated in the last calendar quarter of 2016.

Appraisal Rights (page 54)
If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that stockholders are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Rofin common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the Merger Consideration.
To exercise your appraisal rights, you must (1) deliver a written demand for appraisal to Rofin before the vote is taken on the proposal to adopt the Merger Agreement, (2) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement and (3) continue to hold your shares of Rofin common stock of record through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement under the caption “The Merger —  Appraisal Rights” beginning on page 54 of this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement. If you hold your shares of Rofin common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.
Alternative Acquisition Proposals (page 70)
Under the Merger Agreement, from the date of the Merger Agreement until the Effective Time, Rofin has agreed not to, and to cause its subsidiaries and its and their respective directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives, whom we collectively refer to as “Representatives,” not to, among other things: (1) solicit, initiate, knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of, or any inquiry, offer or proposal that would reasonably be expected to lead to, an acquisition proposal or acquisition transaction (each as defined under “The Merger Agreement — Alternative Acquisition Proposals”); (2) furnish to any third party any non-public information relating to Rofin or any of its subsidiaries, or afford access to the business, properties, assets, books or records of Rofin or any of its subsidiaries to any third party, in each case in connection with an acquisition proposal or acquisition transaction, or take any other action intended to assist or facilitate the making of any acquisition proposal or any inquiry, offer or proposal; or (3) participate or engage in discussions or negotiations with any third party regarding an acquisition proposal or acquisition transaction.
Notwithstanding these restrictions, under certain circumstances, at any time prior to the adoption of the Merger Agreement by stockholders, Rofin may provide information to, and engage or participate in negotiations or discussions with, a person regarding a written acquisition proposal that was not solicited in violation of the restrictions set forth in the Merger Agreement if the Rofin Board determines in good faith after consultation with its financial advisor and its outside legal counsel that such proposal is a superior proposal (as defined under “The Merger Agreement — Alternative Acquisition Proposals”) or is reasonably likely to lead to a superior proposal and to not do so would reasonably be expected to be inconsistent with its fiduciary duties. For more information, see the section of this proxy statement captioned “The Merger Agreement — Alternative Acquisition Proposals”.
Rofin is not entitled to terminate the Merger Agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the Merger Agreement, including, if requested by Coherent, negotiating with Coherent over a five business day period so that such proposal ceases to be a superior proposal. The termination of the Merger Agreement by Rofin in order to accept a superior proposal will result in the payment by Rofin of a $25.5 million termination fee to Coherent. For more information, see the section of this proxy statement captioned “The Merger Agreement — The Rofin Board’s Recommendation; Company Board Recommendation Change.”
Termination of the Merger Agreement (page 77)
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by stockholders, in the following ways:
•
by mutual written agreement of Rofin and Coherent;

•
by either Rofin or Coherent if:

◦
the Effective Time has not occurred on or before March 16, 2017, which we refer to as the “Termination Date” (except that (1) the Termination Date may be extended to June 16, 2017 at the election of either the Company or Coherent in order to obtain the necessary antitrust regulatory approvals and (2) the right to terminate the Merger Agreement as a result of the occurrence of the Termination Date will not be available to either the Company or Coherent if the failure of such party to fulfill any obligation under the Merger Agreement has been a principal cause or resulted in the failure of the closing of the Merger to have occurred on or before the Termination Date);

◦
Rofin’s stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof; or

◦
(1) any applicable law has been enacted or promulgated by any governmental authority that makes consummation of the Merger illegal or otherwise prohibits the consummation of the Merger in any jurisdiction material to the businesses of Coherent and the Company or (2) any governmental authority has issued or granted any order that makes consummation of the Merger permanently illegal or otherwise permanently prohibits the consummation of the Merger in any jurisdiction material to the businesses of Coherent and the Company and such order has become final and nonappealable;

•
by Rofin if:

◦
Rofin is not in material breach of any representation, warranty or covenant set forth in the Merger Agreement and either Coherent or Merger Sub has breached any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that the corresponding closing conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured through the exercise of commercially reasonable efforts, or if curable is not cured within 30 calendar days following Rofin’s delivery of written notice of such breach (provided that Rofin may terminate before the end of the 30 calendar days if Coherent or Merger Sub ceases or fails to exercise commercially reasonable efforts to cure such breach or inaccuracy);

◦
in the event that all of the conditions to closing have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), but Coherent and Merger Sub have failed to consummate the Merger, and Rofin has irrevocably notified Coherent in writing that Rofin is ready, willing and able to consummate the Merger, and all of the conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or that it is willing to waive any unsatisfied conditions, and Coherent and Merger Sub fail to consummate the Merger on the date set forth in such notice (provided the specified termination date must be at least three business days subsequent to the date of notice); or

◦
if the Rofin Board has effected, or would be entitled to effect, a company board recommendation change (as defined in “The Merger Agreement — The Rofin Board’s Recommendation; Company Board Recommendation Change”) related to a superior proposal in accordance with the terms of the Merger Agreement, subject to Rofin paying to Coherent a termination fee of  $25.5 million; and

•
By Coherent if:

◦
Coherent is not in material breach of any representation, warranty or covenant set forth in the Merger Agreement and Rofin has breached any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that the corresponding closing conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured through the exercise of commercially reasonable efforts, or if curable is not cured within 30 calendar days following Coherent’s delivery of written notice of such breach or inaccuracy (provided that Coherent may terminate before the end of the 30 calendar days if Rofin ceases or fails to exercise and continues not to exercise commercially reasonable efforts to cure such breach or inaccuracy); or

◦
(i) the Company breaches or fails to perform its obligations under the provisions of the Merger Agreement relating to non-solicitation, superior proposals and company board recommendation changes described in “The Merger Agreement — Alternative Acquisition Proposals” beginning on page 70 of this proxy statement (other than an immaterial breach that does not lead to an acquisition proposal), (ii) the Company breaches or fails to perform its obligations pertaining to holding a stockholder meeting to approve the Merger Proposal and including the recommendation of the Rofin Board in favor of the Merger Proposal in the proxy statement (other than an immaterial breach that does not lead to an acquisition proposal), (iii) the Rofin Board effects a company board recommendation change or (iv) the Company enters into any alternative acquisition agreement (whether or not a superior proposal) (we refer to these events as the “Triggering Events”).

Termination Fees (page 79)
Rofin will be required to pay to Coherent a termination fee of  $25.5 million if  (i) the Merger Agreement is terminated by the Company to accept a superior proposal, (ii) a Triggering Event occurs or (iii) at the time of the stockholders meeting a third party acquisition proposal has been announced, the stockholders do not approve the Merger and within nine months after termination of the Merger Agreement the Company enters into a definitive agreement for, or consummates, such third party acquisition proposal.
Coherent will be required to pay to Rofin a termination fee of  $65.0 million if the Merger Agreement is terminated (i) by the Company because all the conditions to closing have been satisfied but Coherent has been unable to finalize its financing for the Merger or (ii) by either the Company or Coherent because the requisite antitrust approvals have not been obtained.
For more information on these termination fees, see the section of this proxy statement captioned “The Merger Agreement — Termination Fees.”
The Special Meeting (page 19)
Date, Time and Place
The special meeting of stockholders of Rofin (the “Special Meeting”) will be held on [•], 2016, at 10:00 am, local time, at Rofin’s corporate headquarters, located at 40984 Concept Drive, Plymouth, MI 48170.
Record Date; Shares Entitled to Vote
You are entitled to vote at the Special Meeting if you owned shares of Rofin common stock at the close of business on May 12, 2016 (the “Record Date”). You will have one vote at the Special Meeting for each share of Rofin common stock that you owned at the close of business on the Record Date.
Purpose
At the Special Meeting, we will ask stockholders to vote on proposals to:
•
adopt and approve the Merger Agreement and the Merger;

•
adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

•
approve, by non-binding, advisory vote, compensation that will or may become payable to Rofin’s named executive officers in connection with the Merger.

Quorum
As of the Record Date, there were 28,332,903 shares of Rofin common stock outstanding and entitled to vote at the Special Meeting. The holders of one-third of the outstanding shares of Rofin common stock entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum at the Special Meeting.
Required Vote
The affirmative vote of the holders of a majority of the outstanding shares of Rofin common stock is required to adopt the Merger Agreement. Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the outstanding shares of Rofin common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to Rofin’s executive officers in connection with the Merger requires the affirmative vote of a majority of the outstanding shares of Rofin common stock present in person or represented by proxy at the Special Meeting and entitled to vote.
Share Ownership of Our Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 198,979 shares of Rofin common stock, representing approximately 0.7% of the shares of Rofin common stock outstanding on the Record Date. Our directors and executive officers have entered into a voting agreement obligating them to vote all such shares of Rofin common stock in favor of the Merger Proposal, the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal.
Voting and Proxies
Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and hold your shares of Rofin common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of Rofin common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (1) signing another proxy card with a later date and returning it prior to the Special Meeting, (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, (3) delivering a written notice of revocation to our Corporate Secretary or (4) attending the Special Meeting and voting in person by ballot.
If you hold your shares of Rofin common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.
Effect on Rofin if the Merger is Not Completed (page 27)
If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of Rofin common stock. Instead,

Rofin will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and the Frankfurt Stock Exchange and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will continue to file periodic reports with the Securities and Exchange Commission (the “SEC”). Under specified circumstances, Rofin will be required to pay Coherent a termination fee upon the termination of the Merger Agreement; and under different specified circumstances, Coherent will be required to pay Rofin a termination fee upon the termination of the Merger Agreement. For more details see the section of this proxy statement captioned “The Merger Agreement — Termination Fees”.
Legal Proceedings Regarding the Merger (page 62)
On April 8, 2016, a putative class action was filed in the Circuit Court of Wayne County, Michigan against the Company, our directors, Coherent and Merger Sub. On behalf of all public stockholders, Plaintiff alleges a breach of fiduciary duty by the directors and aiding and abetting of such breaches by the Company and Coherent. Plaintiff’s claims arise out of the approval by the directors of the Merger Agreement, together with allegations that the consideration to be paid to the stockholders in the Proposed Transaction is inadequate. To date, the Company has not been served with the lawsuit. The Company believes that the claims are without merit and intends to defend the lawsuits vigorously. It is possible that additional complaints containing similar claims may be filed in the same or other courts, naming the same or additional defendants.
The Company’s By-Laws require stockholders bringing such claims to file them in Chancery Court of Delaware, absent written consent from the Company. The Company has not provided such consent with respect to the foregoing matter.
In addition, the Company’s Certificate of Incorporation and By-laws provide for indemnification of the Company’s officers and directors in this type of litigation to the extent permitted by the DGCL, and the Company maintains a directors’ and officers’ liability insurance policy.

QUESTIONS AND ANSWERS ABOUT
THE MERGER AND THE SPECIAL MEETING
The following questions and answers are intended to provide brief answers to some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a Rofin stockholder. Please refer to the section entitled “Summary” beginning on page 2 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully in their entirety. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 87 of this proxy statement.
Why did I receive these proxy materials?
You have received these proxy materials because you were a stockholder of Rofin on the Record Date. In order to complete the Merger, our stockholders must vote to approve the Merger Proposal (as defined below). We are holding this Special Meeting to obtain this approval. The Rofin Board is providing this proxy statement to give you information for use in determining how to vote on the proposals submitted to the stockholders at the Special Meeting. You should read this proxy statement and the annexes carefully. The enclosed proxy card and voting instructions allow you, as a Rofin stockholder, to have your shares voted at the Special Meeting without attending the Special Meeting. Your proxy is being solicited by the Rofin Board.
Your vote is very important. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting “AGAINST” the Merger Proposal (as defined below). We encourage you to submit your proxy as soon as possible.
When and where is the Special Meeting?
The Special Meeting will take place on [•], 2016, at 10:00 am, local time, at our corporate headquarters, 40984 Concept Drive, Plymouth, MI 48170.
Who is entitled to vote at the Special Meeting?
Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of shares of Rofin common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Rofin common stock owned as of the Record Date.
May I attend the Special Meeting and vote in person?
Yes. All stockholders as of the Record Date may attend the Special Meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of shares of Rofin common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.
Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

What am I being asked to vote on at the Special Meeting?
You are being asked to vote on the following proposals:
•
To adopt the Merger Agreement pursuant to which Merger Sub will merge with and into Rofin, and Rofin will become a wholly owned subsidiary of Coherent (the “Merger Proposal”);

•
To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”); and

•
To approve, by non-binding, advisory vote, compensation that will or may become payable to Rofin’s named executive officers in connection with the Merger (the “Merger-Related Named Executive Officer Compensation Proposal”).

What is the proposed merger transaction and what effects will it have on the Company?
The proposed transaction is the acquisition of Rofin by Coherent pursuant to the terms and subject to the conditions of the Merger Agreement. If the Merger Proposal is approved by holders of our common stock, who we refer to collectively as our stockholders, and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the Surviving Corporation. We refer to this transaction as the Merger. As a result of the Merger, the Company will become a wholly owned subsidiary of Coherent and will no longer be a publicly held corporation, and you, as a holder of our common stock, will no longer have any interest in our future earnings or growth. In addition, following the Merger, our common stock will be delisted from NASDAQ and the Frankfurt Stock Exchange and deregistered under the Exchange Act, and we will no longer file periodic reports with the Securities and Exchange Commission, which we refer to as the SEC, on account of our common stock.
What will I receive if the Merger is completed?
In the Merger, each outstanding share of our common stock (other than shares owned by stockholders who are entitled to and who properly exercise appraisal rights under the DGCL and shares owned by the Company, Coherent, Merger Sub or any of their direct or indirect wholly owned subsidiaries) will automatically be converted into the right to receive an amount in cash equal to $32.50, without interest and less any applicable withholding taxes.
How does the per share Merger Consideration compare to the market price of our common stock prior to announcement of the Merger?
The Merger Consideration of  $32.50 per share represents a premium of approximately 42% to the closing price of our common stock as of March 16, 2016, the last trading day prior to the public announcement of the execution of the Merger Agreement.
Will I be subject to U.S. federal income tax upon the exchange of Rofin common stock for cash pursuant to the Merger?
If you are a U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of Rofin common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the Merger (including any cash required to be withheld for tax purposes) and such U.S. Holder’s adjusted tax basis in the shares of Rofin common stock surrendered in the Merger.
A Non-U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Rofin common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. A more complete description of material U.S. federal income tax consequences of the Merger is provided under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 58 of this proxy statement.
When do you expect the Merger to be completed?
We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the last calendar quarter of 2016. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control. In addition, once the closing conditions are satisfied, Coherent has the right to extend the closing for up to 21 days to complete the marketing of its financing for the Merger. See page 76 of this proxy statement for a more complete description of the closing conditions and page 54 for a more complete description of the marketing period provided for in the Merger Agreement.
What happens if the Merger is not completed?
If the Merger Agreement is not approved by the Company’s stockholders or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of our common stock in connection with the Merger. Instead, the Company will remain an independent public company and our common stock will continue to be listed and traded on the NASDAQ and the Frankfurt Stock Exchange and registered under the Exchange Act and we will continue to file periodic reports with the SEC.
Additionally, if the Merger is not completed, the Merger Agreement will be terminated. Depending on the circumstances surrounding the termination, it is possible that the Company will be required to pay Coherent a termination fee of  $25.5 million or Coherent will be required to pay the Company a termination fee of  $65 million.
How does the Rofin Board recommend that stockholders vote?
After careful consideration, the Rofin Board, by a unanimous vote, recommends that you vote FOR” the Merger Proposal, the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal. You should read the section entitled “The Merger — Recommendation of the Rofin Board and Reasons for the Merger” beginning on page 38 of this proxy statement for a discussion of the factors that the Rofin Board considered in deciding to recommend the adoption of the Merger Agreement.
Do any of Rofin’s directors or executive officers have interests in the Merger that may differ from those of the stockholders?
Yes. Our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the stockholders. See the section entitled “The Merger — Interests of Rofin’s Directors and Executive Officers in the Merger” beginning on page 48 of this proxy statement. The members of the Rofin Board were aware of and considered these interests, among other matters, in evaluating the Merger Agreement and the Merger and in recommending that the stockholders vote to approve the Merger Proposal.
Am I entitled to appraisal rights under the DGCL?
If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Rofin common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Rofin common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement under the caption “The Merger — Appraisal Rights” beginning on page 54 of this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement.
What vote of Rofin stockholders is required to approve the Merger Proposal?
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Rofin common stock. If you do not vote, or if you indicate on your proxy that you abstain from voting on the Merger Proposal, it will have the same effect as voting “AGAINST” the Merger Proposal. If your shares of Rofin common stock are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as voting “AGAINST” the Merger Proposal.
What vote of Rofin stockholders is required to approve the Adjournment Proposal?
The affirmative vote of a majority of the shares of Rofin common stock, present in person or represented by proxy at the Special Meeting and entitled to vote, is required to approve the Adjournment Proposal, whether or not a quorum is present. If you indicate on your proxy that you abstain from voting on the Adjournment Proposal, it will have the same effect as voting “AGAINST” the Adjournment Proposal. If you are a holder of record of Rofin common stock on the Record Date and do not vote, or if your shares of Rofin common stock are held in “street name,” and you fail to give voting instructions to your broker, bank or other nominee with respect to the Adjournment Proposal, it will have no effect on the outcome of the Adjournment Proposal (unless you give voting instructions to your broker, bank, or other nominee with respect to at least one other proposal to be voted on at the Special Meeting, in which case your failure to give such voting instructions with respect to the Adjournment Proposal will have the same effect as voting “AGAINST” the Adjournment Proposal).
Why am I being asked to approve the Merger-Related Named Executive Officer Compensation Proposal, on an advisory, non-binding basis?
Under SEC rules we are required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to our named executive officers that is based on or that otherwise relate to the Merger.
What vote of Rofin stockholders is required to approve the Merger-Related Named Executive Officer Compensation Proposal?
The affirmative vote of a majority of the shares of Rofin common stock, present in person or represented by proxy at the Special Meeting and entitled to vote, is required to approve the Merger-Related Named Executive Officer Compensation Proposal. If you indicate on your proxy that you abstain from voting on the Merger-Related Named Executive Officer Compensation Proposal, it will have the same effect as voting “AGAINST” the Merger-Related Named Executive Officer Compensation Proposal. If you are a holder of record of Rofin common stock on the Record Date and do not vote, or if your shares of Rofin common stock are held in “street name,” and you fail to give voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the Merger-Related Named Executive Officer Compensation Proposal (unless you give voting instructions to your broker, bank, or other nominee with respect to at least one other proposal to be voted on at the Special Meeting, in which case your failure to give such voting instructions with respect to the Merger-Related Named Executive Officer Compensation Proposal will have the same effect as voting “AGAINST” the Merger-Related Named Executive Officer Compensation Proposal).
What happens if the stockholders do not approve the Merger-Related Named Executive Officer Compensation Proposal at the Special Meeting?
Approval of the Merger-Related Named Executive Officer Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Merger-Related Named Executive Officer Compensation Proposal is an advisory vote and will not be binding on the Company or Coherent, or their respective boards of directors or compensation committees. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers may become eligible to receive the compensation contemplated by these arrangements in accordance with their respective terms and conditions.
How do I change my vote?
Any proxy given pursuant to this solicitation may be revoked by a stockholder of record at any time before it is exercised by (i) delivering to the Company (to the attention of Cindy Denis, Secretary) a written notice of revocation or a duly executed proxy bearing a later date, (ii) submitting another proxy by telephone or over the Internet by 11:59 p.m. Eastern time, on the date prior to the date of the Annual Meeting (your latest telephone or Internet voting instructions submitted by such time are followed) or (iii) attending the Special Meeting and voting in person. If you are the beneficial owner of your shares, you must contact your broker or other nominee holding your shares and follow their instructions for changing your vote.
What happens if I sell my shares of Rofin common stock before the Special Meeting?
The record date for stockholders entitled to vote at the Special Meeting is earlier than both the date of the Special Meeting and the consummation of the Merger. If you transfer your shares of Rofin common stock after the record date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the Special Meeting but will transfer the right to receive the per share Merger Consideration to the person to whom you transfer your shares.
What happens if I sell my shares of Rofin common stock after the Special Meeting but before the effective time of the Merger?
If you transfer your shares after the Special Meeting but before the effective time of the Merger, you will have transferred the right to receive the per share Merger Consideration to the person to whom you transfer your shares. In order to receive the per share Merger Consideration, you must hold your shares of Rofin common stock through completion of the Merger.
What do I need to do now?
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.
Should I send in my stock certificates now?
No. After the Merger is completed, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the appropriate cash payment for the shares of Rofin common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.
Who will bear the cost of soliciting votes for the Special Meeting?
This solicitation is being made by the Rofin Board and its cost (including preparing, assembling, printing, mailing, and distributing the notice of special meeting of stockholders, this proxy statement and the form of proxy) will be paid by the Company. The Company will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of Rofin common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. We have engaged Georgeson LLC, a professional proxy solicitation firm, to assist with the solicitation of proxies. We estimate that we will pay Georgeson LLC a fee not to exceed $25,000 in connection with our solicitation of proxies in connection with the Special Meeting, plus reimbursement for out-of-pocket expenses, for its assistance in the solicitation of proxies. In addition, we previously have engaged Georgeson LLC to assist the Company in connection with our solicitation of proxies with respect to the matters being voted upon at the 2016 annual meeting of stockholders (the “2016 Annual Meeting”) expected to be held as soon as practicable after the Special Meeting is concluded. The Company has agreed to indemnify Georgeson LLC against certain liabilities relating to or arising out of their engagement. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy material to their principals and will reimburse them for their reasonable expenses in so doing. Our directors, officers, and other employees may solicit proxies by further mailing or personal conversation, or by telephone, facsimile or other electronic means. No compensation in addition to regular salary and benefits will be paid to any director, officer or regular employee for such solicitation assistance.
How can I obtain an additional proxy card or voting instruction form?
If you lose, misplace, or otherwise need to obtain a proxy card or voting instruction form and:
•
you are a stockholder of record, contact Cindy Denis, Secretary of Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, Michigan 48170 or by telephone at (734) 416-0206; or

•
you are the beneficial owner of shares held indirectly through a broker, bank, or other nominee, contact your account representative at that organization.

You may also contact our proxy solicitor Georgeson LLC by telephone at (800) 509-0976 (toll-free) or (781) 575-2137 (direct) or by email at Rofin@georgeson.com.

FORWARD-LOOKING STATEMENTS
This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K, 10-Q and 8-K, factors and matters described or incorporated by reference in this proxy statement, and the following factors:
•
the inability to complete the Merger due to the failure to obtain stockholder approval or failure to satisfy the other conditions to the completion of the Merger, including receipt of required regulatory approvals;

•
the failure by Coherent to obtain the necessary debt financing to complete the Merger;

•
the risk that the Merger Agreement may be terminated in circumstances that require us to pay Coherent a termination fee of  $25.5 million;

•
the risk that the Company could suffer loss in value greater than $65 million under circumstances where the Merger Agreement is terminated requiring Coherent to pay us a termination fee of  $65 million;

•
the outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement;

•
the risk that the proposed Merger disrupts our current operations, including our relationships with our customers, or affects our ability to retain or recruit key employees;

•
limitations placed on our ability to operate our business by the Merger Agreement;

•
the possibility that Coherent could, following completion of the Merger, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Rofin’s assets to one or more as yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to stockholders in the Merger; and

•
the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including (1) the information contained under this caption and (2) the information contained under the caption “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.
Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING
General
Your proxy is solicited on behalf of the Rofin Board for use at our special meeting of stockholders to be held on [•], 2016, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Special Meeting and any other business properly brought before the Special Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Special Meeting. On or about [•], 2016, we commenced mailing this proxy statement and the enclosed form of proxy to our stockholders entitled to vote at our Special Meeting.
Date, Time and Place of the Special Meeting
We will hold the Special Meeting on [•], 2016 at 10:00 a.m., local time, at our corporate headquarters, 40984 Concept Drive, Plymouth, MI 48170.
Purpose of the Special Meeting
At the Special Meeting, we are asking holders of record of our common stock on May 12, 2016, to consider and vote on the following:
1.
To adopt and approve the Merger Agreement, dated as of March 16, 2016 (the “Merger Agreement”) by and among the Company, Coherent, Inc., a Delaware corporation (“Coherent”), and Rembrandt Merger Sub Corp., a Delaware corporation and a newly formed, wholly owned subsidiary of Coherent (“Merger Sub”), a copy of which is attached as Annex A to this proxy statement, and the transactions contemplated thereby, including the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Coherent (the “Merger Proposal”);

2.
To approve the postponement or adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal, if deemed necessary or appropriate by the Rofin Board (the “Adjournment Proposal”); and

3.
To approve on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the Merger (the “Merger-Related Named Executive Officer Compensation Proposal”), as disclosed in “The Merger — Interests of Rofin’s Directors and Executive Officers in the Merger” beginning on page 48 of this proxy statement.

Recommendation of the Rofin Board
After careful review and consideration, the Rofin Board, with the unanimous recommendation of the Special Committee, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and are fair and in the best interests of the Company and its stockholders, and approved the Merger Agreement and the transactions contemplated thereby, and directed that the adoption of the Merger Agreement be submitted to a vote of the Company’s stockholders at the Special Meeting and resolved to recommend that the holders of Rofin common stock adopt the Merger Agreement in accordance with the applicable provisions of the DGCL. Subject to the terms and conditions of the Merger Agreement, the Rofin Board unanimously recommends that Rofin’s stockholders vote “FOR” the Merger Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Named Executive Officer Compensation Proposal. See the section entitled “The Merger — Recommendation of the Rofin Board and Reasons for the Merger” beginning on page 38 of this proxy statement.
Stockholders Entitled to Vote; Record Date
You may vote at the Special Meeting if you were a record holder of shares of Rofin common stock on May 12, 2016, the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting (the “Record Date”). For each share of Rofin common stock that you owned on the

Record Date, you are entitled to cast one vote on each matter voted upon at the Special Meeting. As of the Record Date, there were 28,332,903 shares of Rofin common stock outstanding and entitled to vote.
Quorum and Vote Required
A quorum of stockholders is necessary to hold the Special Meeting. The required quorum for the transaction of business at the Special Meeting will exist when the holders of one third of the outstanding shares of Rofin common stock entitled to vote at the Special Meeting are either present in person or represented by proxy. If a quorum is not present at the Special Meeting, we expect that the Special Meeting will be adjourned to solicit additional proxies. Abstentions count as shares present for establishing a quorum. Broker non-votes count as shares present for establishing a quorum if the beneficial owner whose failure to provide voting instructions with respect to a particular proposal has resulted in such broker non-vote has instructed such beneficial owner’s nominee how to vote with respect to at least one other proposal to be voted on at the Special Meeting. Otherwise, broker non-votes do not count as shares present for establishing a quorum.
You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on, the Merger Proposal. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Rofin common stock. Because the vote on the Merger Proposal is based on the total number of shares outstanding, abstentions and “broker non-votes” will have the same effect as voting “AGAINST” the approval of the Merger Proposal. A “broker non-vote” occurs with respect to a particular proposal when a nominee holding shares for a beneficial owner returns a valid proxy but does not vote on such because the broker, bank or other nominee does not have discretionary voting authority with respect to such proposal and has not received instructions from the beneficial owner of the shares with respect to such proposal. Brokers, banks and other nominees will not have discretionary authority on the Merger Proposal, the Adjournment Proposal or the Merger-Related Named Executive Officer Compensation Proposal.
You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on, the Adjournment Proposal. The Adjournment Proposal will be approved if a majority of the shares of Rofin common stock, present in person or represented by proxy and entitled to vote at the Special Meeting, vote in favor of the proposal, whether or not a quorum is present. Abstentions will have the same effect as voting “AGAINST” the approval of the Adjournment Proposal. A broker non-vote with respect to the Adjournment Proposal will have no effect on the outcome of the Adjournment Proposal (unless the beneficial owner whose failure to provide voting instructions with respect to the Adjournment Proposal has resulted in such broker non-vote has instructed such beneficial owner’s nominee how to vote with respect to at least one other proposal to be voted on at the Special Meeting, in which case such failure to provide such voting instructions with respect to the Adjournment Proposal will have the same effect as voting “AGAINST” the Adjournment Proposal).
You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on, the Merger-Related Named Executive Officer Compensation Proposal. The non-binding, advisory Merger-Related Named Executive Officer Compensation Proposal will be approved if a majority of the shares of Rofin common stock, present in person or represented by proxy and entitled to vote on the Merger-Related Named Executive Officer Compensation Proposal, vote in favor of the proposal. Abstentions will have the same effect as voting “AGAINST” the approval of the Merger-Related Named Executive Officer Compensation Proposal. A broker non-vote with respect to the Named Executive Officer Compensation Proposal will have no effect on the outcome of the Named Executive Officer Compensation Proposal (unless the beneficial owner whose failure to provide voting instructions with respect to the Named Executive Officer Compensation Proposal has resulted in such broker non-vote has instructed such beneficial owner’s nominee how to vote with respect to at least one other proposal to be voted on at the Special Meeting, in which case such failure to provide such voting instructions with respect to the Named Executive Officer Compensation Proposal will have the same effect as voting “AGAINST” the Named Executive Officer Compensation Proposal).

Shares Owned by Our Directors and Executive Officers
As of the Record Date, our directors and executive officers were entitled to vote approximately 198,979 shares of Rofin common stock, or approximately 0.7% of total shares outstanding on that date. These numbers do not give effect to outstanding options to purchase shares of Rofin common stock held by these individuals, which are not entitled to vote at the Special Meeting. Our directors and executive officers have each entered into a voting agreement (the “Voting Agreement”) with Coherent pursuant to which they each (i) agreed to vote his or her shares of Rofin common stock in favor of  (and to grant a proxy to Coherent to vote in favor of) adoption and approval of the Merger Agreement and to vote against the approval or adoption of any alternative acquisition proposal and (ii) agreed not to transfer any of their shares of Rofin common stock, subject to the exceptions described in the Voting Agreement. A copy of the Voting Agreement is attached to the Merger Agreement, which is attached to this proxy statement as Annex A. We currently expect that each of our directors and executive officers will vote their shares in favor of the proposals to be presented at the Special Meeting, in accordance with the terms of the Voting Agreement.
Voting; Proxies
You may vote in person or by proxy at the Special Meeting.
Voting in Person
If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Please note, however, that if you hold your shares of Rofin common stock in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Special Meeting, you must bring to Special Meeting a legal proxy from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote your shares at the Special Meeting.
Voting by Proxy
If you do not wish to attend the Special Meeting, you may submit your proxy by completing, dating, signing and returning the enclosed proxy card by mail or by granting a proxy electronically via the Internet or by telephone by following the instructions on the enclosed proxy card. All shares of Rofin common stock represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the Merger Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Named Executive Officer Compensation Proposal.
Only shares of Rofin common stock affirmatively voted for the Merger Proposal, the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal, and properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” the proposals. Shares of Rofin common stock held by persons who attend the Special Meeting but abstain from voting in person or by proxy, and shares of Rofin common stock for which we received proxies directing an abstention, will be counted for purposes of determining whether a quorum exists, and will have the same effect as votes “AGAINST” the Merger Proposal, the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal. Shares of Rofin common stock represented by proxies that reflect a “broker non-vote” with respect to a particular proposal will not be counted for purposes of determining whether a quorum exists (unless the beneficial owner of such shares has instructed such beneficial owner’s nominee how to vote with respect to at least one other proposal to be voted on at the Special Meeting, in which case such shares will be counted for purposes of determining whether a quorum exists) and will have the same effect as votes “AGAINST” the Merger Proposal, but will have no effect on the outcome of the Adjournment Proposal or the outcome of the Merger-Related Named Executive Officer Compensation Proposal (unless, in the case of each of the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal, the beneficial owner of such shares has instructed such beneficial owner’s nominee how to vote with respect to at least one other proposal to be voted on at the Special Meeting, in which case such shares will have the same effect as votes “AGAINST” the Adjournment Proposal or the Merger-Related Named Executive Officer Compensation Proposal, as applicable).

Revocation of Proxy
If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the Special Meeting by taking any of the following actions:
•
delivering to our corporate secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•
signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•
submitting another proxy by telephone or over the Internet by 11:59 p.m. Eastern time, on the date prior to the date of the Special Meeting (your latest telephone or Internet voting instructions submitted by such time are followed); or

•
attending the Special Meeting and voting in person, although attendance at the Special Meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of Rofin proxies should be addressed to Cindy Denis, Secretary of Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, Michigan 48170.
If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. If your shares are held in “street name” and you wish to vote at the Special Meeting in person, you must bring to the Special Meeting a legal proxy from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the Special Meeting.
Appraisal Rights
If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Rofin common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Rofin common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply with the procedures established by Section 262 of the DGCL. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the Merger Consideration.
To exercise your appraisal rights, you must (1) deliver a written demand for appraisal to Rofin before the vote is taken on the adoption of the Merger Agreement, (2) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement and (3) continue to hold your shares of Rofin common stock of record through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of Rofin common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.
Solicitation of Proxies
This solicitation is being made by the Rofin Board and its cost (including preparing, assembling, printing, mailing, and distributing the notice of Special Meeting of Stockholders, this proxy statement and the form of proxy) will be paid by the Company. The Company will provide copies of these proxy materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Rofin common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. We have engaged Georgeson LLC, a professional proxy solicitation firm, to assist with the solicitation of proxies. We estimate that we will pay Georgeson LLC a fee not to exceed $25,000 in connection with our solicitation of proxies in connection with the Special Meeting, plus reimbursement for out-of-pocket expenses, for its assistance in the solicitation of proxies. In addition, we previously have engaged Georgeson LLC to assist the Company in connection with our solicitation of proxies with respect to the matters being voted upon at the 2016 annual meeting of stockholders (the “2016 Annual Meeting”) expected to be held as soon as practicable after the Special Meeting is concluded. The Company has agreed to indemnify Georgeson LLC against certain liabilities relating to or arising out of their engagement. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy material to their principals and will reimburse them for their reasonable expenses in so doing. Our directors, officers, and other employees may solicit proxies by further mailing or personal conversation, or by telephone, facsimile or other electronic means. No compensation in addition to regular salary and benefits will be paid to any director, officer or regular employee for such solicitation assistance.
Adjournments or Postponements
Although it is not currently expected, the Special Meeting may be postponed or adjourned for the purpose of, among other things, soliciting additional proxies, by the vote of the holders of a majority of the shares of Rofin common stock represented at the meeting, whether or not a quorum is present. Any signed proxies received by us for which no voting instructions are provided on such matter will be voted “FOR” the Adjournment Proposal.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [•], 2016
A copy of this proxy statement is available, without charge, by written request to Cindy Denis, Secretary of Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, Michigan 48170 or Georgeson LLC (at the address listed below), or from the SEC website at www.sec.gov.
Assistance
If you need assistance in completing your proxy card, require additional copies of the enclosed proxy card or have questions regarding the Special Meeting, please contact our proxy solicitor, Georgeson LLC at:
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
Banks, Brokers and Stockholders
Call Toll-Free (800) 509-0976
International Stockholders Please Call: (781) 575-2137
Or Contact via E-mail at:
Rofin@georgeson.com

PROPOSAL NO. 1
APPROVAL OF THE MERGER PROPOSAL
We are asking you to adopt the Merger Agreement.
For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections captioned “The Merger” beginning on page 27 of this proxy statement and “The Merger Agreement” beginning on page 63 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.
Vote Required and the Rofin Board Recommendation
Under applicable law, we cannot complete the Merger without the affirmative vote of the holders of a majority of the outstanding shares of Rofin common stock voting in favor of the proposal to approve and adopt the Merger Agreement and the Merger. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the Merger Agreement.
After careful review and consideration, the Rofin Board, with the unanimous recommendation of the Special Committee, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the Company and its stockholders. After such consideration, the Rofin Board approved the Merger Agreement and authorized and approved the Merger upon the terms and conditions set forth in the Merger Agreement.
The Rofin Board unanimously recommends that you vote “FOR” the Merger Proposal.

PROPOSAL NO. 2
AUTHORITY TO ADJOURN THE SPECIAL MEETING
The Adjournment Proposal
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.
Vote Required and the Rofin Board Recommendation
The proposal to adjourn the Special Meeting will be approved if a majority of the shares of Rofin common stock, present in person or represented by proxy and entitled to vote at the Special Meeting, vote in favor of the proposal, whether or not a quorum is present. Abstentions will have the same effect as voting against the approval of the Adjournment Proposal. A broker non-vote with respect to the Adjournment Proposal will have no effect on the outcome of the Adjournment Proposal (unless the beneficial owner whose failure to provide voting instructions with respect to the Adjournment Proposal has resulted in such broker non-vote has instructed such beneficial owner’s nominee how to vote with respect to at least one other proposal to be voted on at the Special Meeting, in which case such failure to provide such voting instructions with respect to the Adjournment Proposal will have the same effect as voting against the Adjournment Proposal).
The Rofin Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

PROPOSAL NO. 3
MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION PROPOSAL
Advisory Vote to Approve the Merger-Related Named Executive Officer Compensation Proposal
We are required to provide stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable to Rofin’s named executive officers in connection with the Merger.
These payments are set forth in the sections captioned “The Merger — Interests of Rofin’s Directors and Executive Officers in the Merger — Treatment of Stock Options,” “The Merger — Interests of Rofin’s Directors and Executive Officers in the Merger — Payments Upon Termination of Employment in Connection with a Change in Control,” and “The Merger — Interests of Rofin’s Directors and Executive Officers in the Merger — Golden Parachute Compensation.”
Stockholders should note that this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on Rofin, the Rofin Board or Coherent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.
Vote Required and the Rofin Board Recommendation
The Merger-Related Named Executive Officer Compensation Proposal will be approved if a majority of the shares of Rofin common stock, present in person or represented by proxy and entitled to vote at the Special Meeting, vote in favor of the proposal. Abstentions will have the same effect as voting against the approval of the Merger-Related Named Executive Officer Compensation Proposal. A broker non-vote with respect to the Merger-Related Named Executive Officer Compensation Proposal will have no effect on the outcome of the Merger-Related Named Executive Officer Compensation Proposal (unless the beneficial owner whose failure to provide voting instructions with respect to the Merger-Related Named Executive Officer Compensation Proposal has resulted in such broker non-vote has instructed such beneficial owner’s nominee how to vote with respect to at least one other proposal to be voted on at the Special Meeting, in which case such failure to provide such voting instructions with respect to the Merger-Related Named Executive Officer Compensation Proposal will have the same effect as voting against the Merger-Related Named Executive Officer Compensation Proposal).
The Rofin Board unanimously recommends that you vote “FOR” the non-binding, advisory Merger-Related Named Executive Officer Compensation Proposal.

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.
Parties Involved in the Merger
Rofin-Sinar Technologies Inc.
40984 Concept Drive
Plymouth, MI 48170
Rofin is a leading developer, designer and manufacturer of lasers and laser-based system solutions for industrial material processing applications. Rofin’s common stock is listed on NASDAQ under the symbol “RSTI” and in Germany in the “Prime Standard” segment of the Frankfurt Stock Exchange under ISIN US7750431022.
Coherent, Inc.
5100 Patrick Henry Drive
Santa Clara, CA 95054
Coherent is one of the world’s leading suppliers of photonics-based solutions in a broad range of commercial and scientific research applications. Coherent designs, manufactures, services and markets lasers and related accessories for a diverse group of customers. Coherent’s common stock is listed on NASDAQ under the symbol “COHR.”
Rembrandt Merger Sub Corp.
5100 Patrick Henry Drive
Santa Clara, CA 95054
Rembrandt Merger Sub Corp. is a wholly owned subsidiary of Coherent and was formed on March 11, 2016, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the debt financing in connection with the Merger.
Effect of the Merger
Upon the terms and subject to the conditions set forth in the Merger Agreement and the applicable provisions of the DGCL, if the Merger is completed, Merger Sub will merge with and into Rofin, and the separate corporate existence of Merger Sub will cease and Rofin will continue as the Surviving Corporation and as a wholly owned subsidiary of Coherent. As a result of the Merger, Rofin will become a wholly owned subsidiary of Coherent, and our common stock will no longer be publicly traded and will be delisted from NASDAQ and the Frankfurt Stock Exchange. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing and acceptance of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Coherent may agree and specify in the certificate of merger).
Effect on Rofin if the Merger is Not Completed
If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of Rofin common stock. Instead, Rofin will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and the Frankfurt Stock Exchange and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Rofin operates and risks related to adverse economic conditions.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Rofin common stock. Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.
If the Merger is not completed, the Rofin Board will continue to evaluate and review Rofin’s business operations, strategic direction and capitalization, among other things, and will make such changes as it believes appropriate. If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Rofin Board or our stockholders will be offered or that Rofin’s business, prospects or results of operation will not be adversely impacted.
In addition, Rofin will be required to pay to Coherent a termination fee of  $25.5 million if the Merger Agreement is terminated under certain specified circumstances, and Coherent will be required to pay Rofin a termination fee of  $65 million if the Merger Agreement is terminated under certain specified circumstances. For more information please see the section captioned “The Merger Agreement —  Termination Fees.”
Merger Consideration
In the Merger, each outstanding share of Rofin common stock (other than shares owned by stockholders who are entitled to and who properly exercise appraisal rights under the DGCL and shares owned by the Company, Coherent, Merger Sub or any of their wholly owned subsidiaries) will be converted into the right to receive $32.50 per share in cash, without interest and less any applicable withholding taxes.
After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the caption “— Appraisal Rights”).
Background of the Merger
At various times over the years, senior management and other representatives of both the Company and Coherent have met casually at trade shows, industry conferences and other general industry gatherings, during which an occasional comment has been shared regarding the synergistic value of combining the two companies or the general topic of industry consolidation.
On September 27, 2011, Coherent sent a confidential, unsolicited letter to Rofin proposing on a non-binding basis to acquire all the outstanding shares of Rofin common stock at a per share price of  $29. After careful review, including consideration of relevant information on the Company’s current and projected future operational and financial performance, the Rofin Board determined that in the best interest of the Rofin stockholders and in order to maximize stockholder value, Rofin should continue to operate as an independent company and execute its strategy. A letter to this effect was sent by Mr. Gunther Braun, then President and Chief Executive Officer of Rofin, to Coherent.
On January 20, 2014, Mr. Braun, then President and Chief Executive Officer of Rofin, received an email from Paul Crosby, the Senior Vice President of Business Development of Coherent, requesting a meeting to discuss the strategic benefits that might be achieved by bringing Coherent and Rofin together. After a series of emails were exchanged between Messrs. Braun and Crosby relating to scheduling conflicts, Messrs. Braun and Crosby met on April 9, 2014. However, no meaningful commitments or terms for consolidation were discussed.

On May 13, 2014, Coherent sent a confidential, unsolicited letter addressed to the Rofin Board, c/o Mr. Braun, proposing on a non-binding basis to acquire all the outstanding shares of Rofin common stock for a price of  $33.50 per share. The letter was distributed promptly to all members of the Rofin Board by Mr. Braun.
At a May 15, 2014 Rofin Board meeting called to discuss Coherent’s letter, the Rofin Board requested Company management to, among other things, assemble and create (to the extent not then already in existence) current and projected operational and financial performance data to enable the Rofin Board to better assess the proposal presented by Coherent, including as compared to a possible stand-alone strategy.
On May 16, 2014, Mr. Braun acknowledged receipt of Coherent’s May 13th letter via an email to John Ambroseo, President and Chief Executive Officer of Coherent, informing Mr. Ambroseo that the May 13th letter had been provided to all members of the Rofin Board, and that the Rofin Board in the exercise of its fiduciary duties and responsibilities was reviewing and considering the proposal presented by Coherent.
Over the next six weeks, Company management assembled and produced, and the Rofin Board met on multiple occasions to review and consider, with participation as appropriate by Rofin senior management and outside legal advisors, relevant information on the Company’s current and projected future operational and financial performance. During this period, various additional information was requested of management by the Rofin Board and its independent members for review and consideration. Simultaneously during this period, the Rofin Board and outside legal counsel reviewed the Company’s organizational documents and applicable provisions of Delaware corporate law with respect to the various protections available to the Company in the event Coherent were to unilaterally take actions that the Rofin Board believed, in the exercise of its good faith judgment, were not in the best interest of the Company’s stockholders.
On May 28, 2014, in response to a status inquiry letter of May 27, 2014 from Mr. Ambroseo, Mr. Braun informed Coherent that the fiduciary duties of the Rofin Board require that the directors make an informed business decision, and that upon completion of the Rofin Board’s review process, the Company would be in a position to respond to Coherent’s May 13th letter. Senior management of Rofin continued to assemble and produce current and projected operational and financial performance data as requested by the Rofin Board.
On June 9, 2014, Coherent sent a letter to the Rofin Board recognizing the Rofin Board’s fiduciary duties in evaluating the proposal and requesting a date by which a formal response to the letter would be provided.
On June 11, 2014, the Company notified Coherent that management and the Rofin Board were diligently working on the information and analysis necessary to provide a response, and indicating an expectation to respond to the proposed letter by the end of the month.
On July 2, 2014, the Company notified Coherent that after careful deliberation, the Rofin Board had determined that at that time the Rofin stockholders would be best served by keeping the Company independent and pursuing a long-term strategy to increase stockholder value. The letter, which was addressed to the Board of Directors of Coherent, specifically noted, among other things, the Company’s projected benefits and returns on the significant investments that had been made by Rofin, including in new laser technologies, and the belief that since the Company had not yet begun to realize the expected positive impact on its financial performance of these investments and other recent initiatives, the then current market value of Rofin did not accurately reflect the intrinsic value of the Company. The Company advised Coherent that it was willing to have a phone call to discuss the Company’s response, if Coherent believed it would be helpful to understand the position of the Rofin Board.
On July 21, 2014, Coherent sent a confidential letter addressed to the Rofin Board, c/o Gunther Braun, increasing Coherent’s non-diligenced, non-binding proposal to acquire all the outstanding shares of Rofin common stock for a price of  $34 per share, payable in cash. The letter concluded with the possibility of Coherent discussing the proposal directly with Rofin’s stockholders for their consideration, in the event the Rofin Board determined not to engage in further dialogue between the companies. The letter was distributed promptly to all members of the Rofin Board by Mr. Braun.

On July 27, 2014, Ralph Reins, Lead Independent Director of the Rofin Board, had a telephone conversation with Mr. Ambroseo. This call was followed by a second telephone call on July 28, 2014 between Messrs. Reins, Ambroseo and Braun. During their calls, Mr. Ambroseo reiterated Coherent’s desire to explore a transaction with Rofin, and requested an in-person meeting to further explain the merits of a combination. A correspondence followed from Mr. Braun to Mr. Ambroseo informing him of an upcoming Rofin Board meeting the following week, and an expectation to follow up with Mr. Ambroseo after the Rofin Board meeting.
The Rofin Board continued to meet to review, analyze and deliberate over the latest proposal received from Coherent, including as compared to the expected value to be delivered to the Rofin stockholders to the extent the Company were to pursue a stand-alone strategy and execute on its business plan. At a Rofin Board meeting held on August 5, 2014, the Special Committee was formed. The Special Committee was comprised of all independent members of the Rofin Board at that time (Ralph E. Reins, Stephen D. Fantone, Daniel J. Smoke and Gary K. Willis), with Mr. Reins being designated as Chairman of the Special Committee. The Rofin Board and Special Committee, with the assistance of outside legal counsel, continued to discuss the various protections available to the Company under its organizational documents and applicable provisions of Delaware corporate law in the event Coherent were to unilaterally take actions that the Rofin Board believed, in the exercise of its good faith judgment, were not in the best interest of the Company’s stockholders.
On August 7, 2014, Mr. Braun notified Mr. Ambroseo that the Rofin Board meeting had occurred, and suggested several dates for an in-person meeting. In response, Mr. Ambroseo suggested a meeting in New York on August 19, 2014, which would allow the bankers to engage before the meeting.
On August 19, 2014, representatives of Coherent’s management and of Rofin’s management and Special Committee met in New York. The meeting ended abruptly after a short exchange between the participants and a disagreement as to future expectations and plans for consideration of a combination of the two companies.
In accordance with its earlier discussed plans, the Special Committee proceeded with the engagement of a financial advisor to assist the Special Committee in connection with its review of strategic alternatives, including the latest proposal received from Coherent. After interviewing several financial advisory firms, the Special Committee on August 20, 2014 engaged Greenhill as the financial advisor to the Special Committee.
On August 21, 2014, at the request of the Special Committee, representatives of Greenhill contacted Barclays Capital Inc. (“Barclays Capital”), Coherent’s financial advisors, to introduce Greenhill and inform Barclays Capital of Greenhill’s engagement and involvement. Representatives of Greenhill advised Barclays Capital of the intention to re-engage with Barclays Capital after Greenhill completed its review of the Company and assessment of the Company and Coherent’s latest proposal, and discussed the matter with the Special Committee.
Over the next several weeks, Greenhill met with senior management of Rofin and the Special Committee and received and analyzed materials and data relating to the Company’s current and projected operational and financial performance, and with respect to the Rofin Board’s business judgment that a higher value was warranted from Coherent based on the projected value stockholders would receive upon the Company executing on its standalone strategic plan. At various times during this several week period, Coherent was advised through conversations between Greenhill and Barclays Capital that upon the conclusion of Greenhill’s review and analysis of the data and materials, and discussions with the Special Committee, the Company would revert to Coherent concerning Coherent’s latest proposal.
On September 12, 2014, at the request of the Special Committee, representatives of Greenhill spoke with Barclays Capital to reiterate the Rofin Board’s prior assessment as to the insufficiency of Coherent’s latest proposal as compared with the Company remaining independent and pursuing a long-term strategy to increase stockholder value and, on behalf of the Company, offered to share non-public information with Coherent and its representatives in furtherance of this assessment, upon execution of an appropriate non-disclosure agreement to adequately protect the Company and its stockholders (an “NDA”). At the request of the Special Committee, on September 15, 2014, Greenhill sent a proposed NDA to Barclays Capital for Coherent’s review and execution.

Over the next several weeks, Coherent and Rofin and their respective legal counsel negotiated various provisions of the NDA, including those pertaining to the restrictions on the ability of Coherent to use the transmitted non-public information for purposes other than evaluating an acquisition of Rofin and to solicit employees and business relations of the Company, as well as the extent and length of the standstill period, but were unable to come to a mutually satisfactory agreement on all terms. Coherent reiterated its prior expressed view of the possibility that Coherent could communicate its offer directly to Rofin’s stockholders.
After a review by the Company’s senior management personnel and representatives of Greenhill of entities that might be interested in exploring a strategic combination with Rofin, in late September and early October 2014, the Company and representatives of Greenhill first spoke, and then met, with Company A and Company B to see if either would have interest in exploring a possible transaction with Rofin. Company A responded that it was not interested at the current time in pursuing such a possible transaction. Company B, which at certain times in the Company’s history had expressed an interest in exploring a combination of the two companies, indicated that based on the Company’s financial performance and stock price, it would be difficult for Company B to consider an acquisition price at or above a 30% premium on the Company’s current trading stock (or roughly $30 per share, inclusive of the premium). Greenhill held several calls with Company B to encourage diligence and further engagement on a path toward higher value, but Company B reiterated its view based on publicly available information and knowledge of the industry.
On February 10, 2015, Coherent sent a confidential letter addressed to the Rofin Board, c/o Gunther Braun, affirming Coherent’s non-diligenced and non-binding proposal to acquire all the outstanding shares of Rofin common stock for a price of  $34 per share, payable in cash, and requesting a response by the close of business on February 16, 2015. Again, Coherent’s letter indicated the possibility of Coherent discussing the proposal directly with Rofin’s stockholders, in the event the two companies were unable to reach a consensual agreement on a transaction. The letter was distributed promptly to all members of the Rofin Board by Mr. Braun.
Representatives of Greenhill spoke with Barclays Capital on February 11, 2015, indicating the Company’s need for additional time to properly assess the proposal, in light of the operational improvements and additional advancements made by the Company and its improved financial outlook. Senior management of the Company, with the assistance of Greenhill, proceeded to update the Company’s current and projected operational and financial performance data as a stand-alone entity; and the Special Committee subsequently reviewed, analyzed and considered Coherent’s proposal with the assistance of representatives of Greenhill.
On February 18, 2015, in accordance with the direction of the Special Committee, representatives of Greenhill spoke with Barclays Capital, conveying the Company’s views with respect to, among other things, its competitive positioning in the marketplace and consequent expected short and long-term prospects and willingness to engage in constructive conversations with Coherent at a price in the range of the $34 per share offered by Coherent, plus a distribution of Rofin’s excess cash available at closing (which was estimated to be approximately $4 to $5 of additional value per share).
On February 20, 2015, Coherent, through Barclays Capital, conveyed a willingness to consider a price of  $34.50 to $35 per share for all outstanding shares of Rofin common stock, subject to confirmatory diligence as to value. The possibility of up to 10% of the acquisition price being paid in shares of Coherent common stock was noted by Barclays Capital.
On February 23, 2015, a due diligence request list was received by the Company from Coherent.
Over the next several days, clarifications were obtained by the Company as to the level and timing of diligence needed by Coherent to confirm valuation for the transaction, as well as the level of diligence which may be needed by Coherent’s financing sources.
Over the next week, and at the direction of the Special Committee, Greenhill contacted Company B and Company C with respect to their respective interest in exploring a possible combination transaction with the Company. Neither of these outreaches provided an alternative for the Company. After discussions with senior management and representatives of Greenhill, the Special Committee considered several other possible entities for a possible combination transaction, but determined that none was considered to be likely to provide a more attractive alternative to the proposal currently submitted by Coherent.
On February 25, 2015, Coherent submitted a revised due diligence request list in response to the clarifying conversations between the Company and Coherent.
After further extensive discussions by the Special Committee and Rofin Board, and at the Special Committee’s direction, on February 25, 2015, Greenhill replied to Barclays Capital with a counterproposal for an all-cash transaction at a price of  $37.50 per share of Rofin common stock. The revised diligence request list and timing were accepted in concept.
On February 26, 2015, Barclays Capital on behalf of Coherent orally communicated that $37.50 was not acceptable, and reiterated Coherent’s then-current offer to acquire all the outstanding shares of Rofin common stock for a price of up to $35.00 per share, and the possibility that Coherent would propose this offer directly to Rofin’s stockholders in the event a consensual transaction between the companies could not be agreed upon.
On February 26, 2015, Greenhill on behalf of the Company orally communicated an indication that the Special Committee could support a proposal under which Coherent would acquire all the outstanding shares of Rofin common stock at a price of  $36.25 per share, payable in cash.
On February 27, 2015, Coherent through Barclays Capital orally communicated to Greenhill an increased offer to acquire all the outstanding shares of Rofin common stock at a price $35.50 per share.
After additional Special Committee meetings and deliberations, on March 3, 2015, the Special committee through Greenhill expressed its disappointment in the counteroffer and reiterated its prior support for an offer at $36.25 per share. During that same conversation between Greenhill and Barclays Capital, Barclays Capital, on behalf and with the permission of Coherent, informally increased the proposed offer to $35.75 per share. Greenhill, on behalf of Rofin, continued to request additional consideration.
On March 3, 2015, the Special Committee and then full Rofin Board met to discuss the negotiations and proposal. The Special Committee, with the full Rofin Board’s agreement, authorized Greenhill to counter with a transaction price of  $36.00 per share, subject to certain specified conditions, including a rapid due diligence period with no expectation of further price negotiation, an appropriate “go shop” period, and a requirement that there be no exclusivity during the diligence period.
On March 4, 2015, Barclays Capital advised Greenhill that the Coherent Board had approved a proposal to acquire all outstanding shares of Rofin’s common stock at a price of  $36.00 per share. A formal confidential letter confirming the non-binding proposal at $36.00 per share was received by the Rofin Board on March 5, 2015.
Over the next several weeks, the parties and their respective legal counsel attempted to negotiate the terms of a mutually acceptable NDA that would adequately protect the Company in the event a formal acquisition agreement was not executed by the parties. During this same period, diligence materials were assembled and prepared, senior management personnel of Rofin met with Coherent senior management personnel and certain non-confidential information was shared. Numerous telephone calls and emails were exchanged between representatives of Coherent and Rofin, and proposed drafts of NDAs were exchanged. Ultimately, the transaction discussions ceased when the parties could not come to agreement on the terms of a mutually acceptable NDA because of disagreements related to, among other things, the length and breadth of the standstill period and use by Coherent of the Company’s voluntarily provided material non-public information.
On April 3, 2015, the Special Committee received a letter from Mr. Ambroseo indicating an April 8th deadline for the Company to return a fully-executed copy of the NDA in the form presented by Coherent. Rofin did not return a fully-executed copy of the NDA.
On May 19, 2015, a representative of Barclays Capital called Greenhill to discuss Coherent’s continuing interest in a transaction with Rofin.

On July 1, 2015, Thomas Merk became Rofin’s President and Chief Executive Officer as well as a member of the Rofin Board, succeeding Mr. Braun in these positions.
After further Special Committee meetings and discussions, at the direction of the Special Committee, on May 20, 2015, Greenhill representatives advised Barclays Capital that Rofin, in its continuing desire and focus to maximize value for its stockholders, would be prepared to reengage concerning a possible transaction at a higher price, reflecting the then improvement in the Company’s financial performance and outlook. In light of the recent history between the companies and the significant internal and external resources expended by Rofin in connection with a possible transaction between the companies that proved to be unsuccessful, and to help validate Coherent’s willingness to proceed toward an ultimate transaction, Greenhill conveyed that reengagement would require confirmation by Coherent that it would enter into the NDA previously provided by Rofin (with appropriate update to the dates involved) as determined necessary to adequately protect the Company, an acceptable proposed timeline for diligence and the transaction, an updated view from Coherent as to proposed value, and confirmation of available financing to enable Coherent to complete the acquisition. No response was received from Coherent or its representatives and there was no further contact concerning a possible transaction until January 2016.
On January 12, 2016, Messrs. Merk and Ambroseo informally met at the Needham Growth Conference in New York. During that informal meeting, Mr. Ambroseo noted Coherent’s continuing interest in a possible transaction with Rofin.
On January 18, 2016, Mr. Ambroseo sent an email to Mr. Merk reiterating a willingness to reengage in discussions concerning a transaction between the two companies, and the ability to move quickly to a successful conclusion.
After Special Committee and Rofin Board meetings and discussions, on January 20, 2016, Mr. Merk notified Mr. Ambroseo of Rofin’s willingness to reengage with Coherent and that Greenhill would be in contact with Barclays Capital to discuss next steps and a path forward. In its deliberations and discussions, the Special Committee specifically noted Coherent’s stated ability to finalize an agreement in a short time frame and with reasonable confirmatory diligence, thus obviating the primary issue of disagreement with the prior NDAs and minimizing the additional time needed to be spent by senior management.
At the direction of the Special Committee, on January 20, 2016, representatives of Greenhill contacted Barclays Capital outlining the terms upon which Rofin would be willing to proceed with further discussions regarding a possible combination. This included an appropriately protective NDA, agreement on a modified diligence schedule and informational materials, an agreed upon timeline and a price of  $36.00 per share of Rofin common stock. Drafts of an appropriately protective NDA were exchanged, negotiated and agreed to on January 22, 2016.
Over the next week, diligence materials were provided to Coherent and supplemented by in-person meetings and conference calls among senior management and representatives of both Coherent and Rofin. Drafts of a proposed merger agreement were exchanged between and commented upon by legal counsel. Particular focus was directed at, among others, the “fiduciary out” provisions of the proposed merger agreement, including Rofin’s requested “go shop” provisions and the termination fees to be paid under various scenarios, as well as on the representations and warranties to be made by Rofin, the regulatory approval process, financing and other closing conditions, and operational restrictions on the Company between signing and closing.
At the direction of the Special Committee, representatives of Greenhill contacted Company B, first by email on January 22, 2016 and then through a telephone call on January 23, 2016, to inquire whether it had any interest in having a transaction discussion with Rofin. Over the next few weeks, certain additional communications took place between Greenhill and Company B’s financial advisors.
In the evening of January 29 and on January 30, 2016, senior management personnel and representatives of Coherent and of its proposed financing sources met in New York with Mr. Merk, Ingrid Mittelstaedt, Rofin’s Executive Vice President, Finance and Administration, Louis Molnar, Rofin’s Chief Operating Officer-North America Business, Daniel Smoke, a member of both the Board and Special Committee and the Company’s financial advisor for confirmatory due diligence sessions. While additional work and analysis was still being completed, during the afternoon of the January 30 meeting, Rofin disclosed its latest expectations for the financial results of the recently completed first quarter of fiscal 2016 and revised projected results for the full fiscal years of 2016 to 2018, reflecting among other things the difficult and changing economic climate facing the Company, particularly in Asia. During that afternoon’s session and after the conclusion of the day’s meetings, Coherent expressed significant reservations at its ability to enter into a transaction with Rofin on the terms and timeline previously discussed. The planned meetings between Rofin and Coherent and their representatives scheduled for January 31, 2016 were cancelled. The Special Committee was promptly advised of the latest developments.
Over the next two days, Coherent and Rofin and their respective representatives exchanged communications regarding the abrupt ending to the diligence sessions and discussions. On February 2, 2016, the Special Committee met and, based on an assessment of Coherent’s actions on January 30 and the subsequent communications, together with input from Greenhill, determined that the contemplated transaction with Coherent was not going to proceed. This determination was reported to the Rofin Board, and the Company closed down the electronic due diligence data room. A formal written communication was sent by Mr. Merk to Mr. Ambroseo, requiring the destruction by Coherent of  (and of instructions directing Barclays Capital and Coherent’s accountants, outside legal counsel and other “representatives” to destroy) all of Rofin’s proprietary information, as provided in the NDA executed by Rofin and Coherent. Mr. Ambroseo replied in writing that he will inform the Coherent team and Coherent’s representatives to destroy all confidential materials.
On February 4, 2016, the Company announced its earnings results for the first fiscal quarter of 2016, and its revised full year guidance for fiscal 2016. The Company’s shares traded lower over the next several days subsequent to the announcement.
On February 10, 2016, Mr. Ambroseo communicated with Mr. Merk again seeking to reengage concerning a possible transaction between the companies. The extent of, and time to be devoted by senior management to, additionally needed due diligence was discussed. During the call, Mr. Ambroseo indicated that based on the latest available information regarding the Company and the markets, including the latest financial information and projections furnished to Coherent and the information and guidance publicly provided, Coherent’s financial advisers and potential financing source considered a proposed price of  $30 per share for Rofin common stock as more appropriate. Mr. Merk indicated his belief that $30 per share was a lower price than was warranted, and thus there was no need to progress further with diligence or other matters with respect to a proposed transaction between the companies at a price per share of  $30. The information was reported to the Special Committee.
On February 12, 2016, Mr. Merk received a list of the remaining confirmatory diligence items that would be needed by Coherent in order to finalize a transaction with Rofin, and to determine the final price per share Coherent would be willing to offer for the outstanding shares of Rofin common stock. A subsequent email was received from Mr. Ambroseo indicating the possibility of an increased proposed price per share. That evening, Messrs. Merk and Ambroseo had a subsequent telephone conversation, during which a potentially higher price was discussed, although not committed to by Mr. Ambroseo.
The Special Committee met on February 13 to discuss the situation with Coherent, the market challenges facing the Company, whether and under what terms to continue to engage with Coherent, and possible alternative approaches to obtaining a higher valuation from Coherent to the extent the Company determined to continue to discuss a proposed combination of the two companies.
Over the next two days, the due diligence request list was analyzed, with a determination made as to what items could and could not be provided due to their containing competitively sensitive information and the Special Committee discussed the terms and conditions on which the Company would be prepared to reengage with Coherent. These terms and conditions included the need for an appropriate proposed transaction price discussion, including taking note of certain long term price targets of analysts for shares of Rofin common stock, the extent and timing of due diligence to be provided, the time commitment that would be needed from senior management and the timing of reaching final agreement on the contemplated transaction, including an expected revised price proposal from Coherent within a few days of receiving the additionally requested diligence materials.
On February 15, 2016, at the request of the Special Committee, Mr. Merk contacted Mr. Ambroseo,

and the various noted terms and conditions were relayed and discussed. During the conversation, Mr. Ambroseo inquired as to the status of the diligence request list provided by Coherent. A follow up call or meeting was scheduled between Messrs. Merk and Ambroseo for February 17, 2016 (as both were scheduled to be in San Francisco on that date attending the Photonics West laser industry conference).
On February 16, 2016, Dr. Stephen Fantone, a member of the Special Committee and President and CEO of Optikos Corporation, an optical engineering company, happened to cross paths and spoke on an unscheduled basis with Mr. Crosby at the Photonics West laser industry conference in San Francisco, which they were both attending. Dr. Fantone and Mr. Crosby have known each other for many years through their individual involvement with The Optical Society, which is a professional organization in the optics and photonics industry. Mr. Crosby noted the mutual benefit to both the Coherent and the Rofin stockholders of a possible combination of the two companies, and suggested that Dr. Fantone speak directly with Mr. Ambroseo.
On February 16, 2016, Dr. Fantone met with Mr. Ambroseo, during which Mr. Ambroseo reiterated Coherent’s interest in entering into a transaction with Rofin, indicating a desire to complete a transaction at a price of  $30 per share for all outstanding shares of Rofin common stock, and an ability to proceed quickly in light of the existing NDA and the diligence done to date. Dr. Fantone stated that this price was significantly below an acceptable transaction price, referencing certain analysts’ long term price targets of between $30-32 for the Rofin common stock and the Company’s expectation that its stock would trade higher than those targets. Mr. Ambroseo indicated an inability to offer $33 per share (or even much above the current offered price of  $30 per share) without the additional financial and other diligence information requested by Coherent. That meeting and the prior conversation with Mr. Crosby were reported to the Special Committee, which provided guidance to Dr. Fantone and Mr. Merk on pricing and terms.
On the morning of February 17, 2016, Mr. Merk was scheduled to meet with Mr. Ambroseo in San Francisco and Dr. Fantone joined the meeting. During that meeting, the additional due diligence information that the Company was prepared to provide Coherent was discussed (with Mr. Merk and Dr. Fantone reiterating that certain of the information would not be provided due to competitive concerns). A written communication confirming the information to be provided was emailed to Mr. Ambroseo on February 17.
On February 17, 2016, Mr. Ambroseo acknowledged the due diligence response communication and informed Mr. Merk via email that an updated offer from Coherent would be provided later that evening or the next day by Barclays Capital to Greenhill.
On February 18, 2016, representatives of Greenhill received a call from Barclays Capital presenting a “best and final” offer from Coherent to purchase all the outstanding shares of Rofin common stock at a price of  $32 per share. Barclays Capital also indicated that Coherent’s legal counsel would be transmitting a revised draft of the merger agreement for the transaction, and that any material change to the terms or draft would be considered a rejection of the proposal, a timeline with a contemplated signing of the merger agreement by March 1, 2016, and that the needed financing documents were still being negotiated. During the call, the Greenhill representatives, in accordance with the previously discussed direction of the Special Committee, indicated the need for a higher transaction value. Barclays Capital reiterated that the Coherent Board was offering a price of  $32 per share and this was a “best and final” offer price.
On February 19, 2016, at the direction of the Special Committee, Dr. Fantone spoke by telephone with Mr. Ambroseo to discuss certain fundamental issues raised by the merger agreement draft proposed by Coherent, and requesting a higher price per share.
Mr. Ambroseo and Dr. Fantone subsequently spoke, during which Mr. Ambroseo offered to increase the offer to $32.25 per share of Rofin common stock. Over the next week, Dr. Fantone and Mr. Ambroseo continued to discuss and exchange emails regarding certain significant business terms for the merger, including the “fiduciary out” provisions and associated termination fees, the antitrust conditions and provisions, including possible thresholds and termination fees relating to a failure to satisfy the regulatory condition, issues relating to Coherent’s financing of the transaction and associated terminations fees relating to the failure to obtain the necessary financing, restrictions on Rofin’s ability to take certain actions during the period between signing of the merger agreement and the closing of the transaction, employee stock option matters, and certain representations and warranties and covenants on the part of the Company, as well as the transaction price per share.

On February 24, 2016, Mr. Ambroseo on behalf of Coherent proposed to acquire all the outstanding shares of Rofin common stock at a price of  $32.50 per share, subject to completion of confirmatory due diligence and to acceptable terms and conditions of a merger agreement between the two companies.
Based on the progress achieved with respect to the various outstanding business issues, the due diligence electronic data room was reopened on February 29, 2016, allowing Coherent and its representatives access to the materials and documentation in the data room.
On March 2, 2016, Company B submitted a confidential, non-binding proposal addressed to the Rofin Board to acquire all the outstanding shares of Rofin common stock at a price of  $28 per share.
At various times during the period from March 3, 2016 through March 16, 2016, Rofin and Coherent (primarily, through Dr. Fantone and Mr. Ambroseo), and their respective legal counsels, continued to negotiate certain provisions of the Merger Agreement, additional financial and other diligence information and documentation were provided by Rofin and its representatives to Coherent and its representatives, numerous in person and telephonic diligence meetings took place between Rofin’s senior management personnel and representatives and the management personnel and representatives of Coherent, disclosure schedules to the Merger Agreement were produced by Rofin and its representatives and negotiated with Coherent and its representatives, the financing documentation was provided by Coherent and reviewed by Rofin and its representatives, and additional analysis of antitrust approvals were made. Information was also provided to Coherent on the Executive Transition Agreements expected to be entered into with each of Thomas Merk, Ingrid Mittelstaedt, Louis Molnar, Ulrich Hefter, Cynthia Denis, Katharina Manok and Monika Gehle. Copies of the then draft Merger Agreement and disclosure schedules were provided by legal counsel to the Special Committee on March 13, 2016 and to the entire Rofin Board on March 14, 2016, with updates provided thereafter.
On March 15, 2016, Dr. Fantone discussed with Mr. Ambroseo the final remaining open business issues to the merger agreement. At Mr. Ambroseo’s request, this was followed up with an email from Dr. Fantone listing these items for consideration by Coherent, and setting forth the rationale and basis for the Company’s position. Later that afternoon, Mr. Ambroseo presented a compromise position for these remaining open issues, which was later discussed and accepted by the Special Committee.
In the afternoon and evening of March 15, 2016, the Special Committee met with its financial advisors (Greenhill) and legal counsel (Norton Rose Fulbright US LLP) to review, among other things, the entirety of the proposed Merger Agreement, the key aspects of the negotiations to date with Coherent, a status report on the financing committed to be provided by Barclays to Coherent, the due diligence performed by Coherent and its representatives, a status report on the antitrust analysis and assessment performed to date, and the terms of the voting agreement requested to be signed by each of the Rofin directors and senior management personnel. Mr. Merk and Ms. Mittelstaedt also participated in portions of the meeting to provide additional information with respect to the Company’s expected financial performance and prospects, including an assessment of the risks involved in executing on the Company’s stand-alone business strategy, including its business and cost efficiency plans.
Norton Rose Fulbright reviewed with the Special Committee in detail the final draft of the merger agreement, including the terms on which the Rofin Board would have the ability to consider a superior proposal if one were to emerge, the termination fee that would be payable upon termination of the merger agreement by Rofin under certain defined scenarios, the obligations of Coherent with respect to the committed financing and to obtaining antitrust clearance, and the reverse termination fee payable by Coherent in the event of its failure to satisfy either of these obligations, and the representations and warranties and affirmative and negative covenants of Rofin included within the merger agreement. Greenhill then presented its analysis of the proposed transaction terms and of Rofin as a stand-alone entity. The Special Committee then adjourned the meeting, and Rofin, Coherent and their respective representatives continued to work to finalize the merger agreement and the disclosure schedules.
On the morning of March 16, 2016, the Special Committee reconvened and after reviewing the revised provisions of the draft merger agreement, received the oral opinion of Greenhill, subsequently confirmed in a writing dated March 16, 2016, that based on and subject to the limitations and assumptions stated to the Special Committee, the Merger Consideration to be received by the Rofin stockholders (other than

Coherent and its wholly-owned subsidiaries) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Following additional discussions and deliberations, including careful consideration of the factors described under “The Merger — Recommendation of the Rofin Board and Reasons for the Merger,” the Special Committee, by unanimous vote, approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that the Company’s entering into the merger agreement and consummating the merger were fair to, and in the best interests of, Rofin’s stockholders, and recommended approval of the merger agreement by the Rofin Board and that the Rofin Board recommend the approval of the merger agreement by the Company’s stockholders.
On March 16, 2016, the Rofin Board met with representatives of Greenhill and Norton Rose Fulbright US LLP to review, among other things, the entirety of the proposed Merger Agreement, the key aspects of the negotiations to date with Coherent, a status report on the financing committed to be provided by Barclays to Coherent, the due diligence performed by Coherent and its representatives, a status report on the antitrust analysis and assessment performed to date, and the terms of the voting agreement requested to be signed by each of the Rofin directors and senior management personnel. Mr. Merk (as Chief Executive Officer) and Ms. Mittelstaedt (as Executive Vice President, Finance and Administration) also participated to provide additional information with respect to the Company’s expected financial performance and prospects, including an assessment of the risks involved in executing on the Company’s stand-alone business strategy, including its business and cost efficiency plans.
Norton Rose Fulbright reviewed with the Rofin Board in detail the final draft of the merger agreement, including the terms on which the Rofin Board would have the ability to consider a superior proposal if one were to emerge, the termination fee that would be payable upon termination of the merger agreement by Rofin under certain defined scenarios, the obligations of Coherent with respect to the committed financing and to obtaining antitrust clearance, and the reverse termination fee payable by Coherent in the event of its failure to satisfy either of these obligations, and the representations and warranties and affirmative and negative covenants of Rofin included within the merger agreement. Greenhill then presented its analysis of the proposed transaction terms and of Rofin as a stand-alone entity. At the conclusion of Greenhill’s presentation, Greenhill orally advised the Rofin Board, subsequently confirmed in a writing dated March 16, 2016, that based on and subject to the limitations and assumptions stated to the Rofin Board, the Merger Consideration to be received by the Rofin stockholders (other than Coherent and its wholly-owned subsidiaries) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
Following additional discussions and deliberations, including careful consideration of the factors described under “The Merger — Recommendation of the Rofin Board and Reasons for the Merger,” the Rofin Board, by unanimous vote, approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger, including the merger, and determined that the Company’s entering into the merger agreement and consummating the merger were fair to, and in the best interests of, Rofin’s stockholders, and recommended approval of the merger agreement by the Company’s stockholders.
Thereafter, on March 16, 2016, following the close of trading on NASDAQ, Rofin and Coherent (and Coherent’s merger subsidiary) executed and delivered to each other the Merger Agreement, the respective signatories to the Voting Agreement executed and delivered to Coherent the Voting Agreement; and an Executive Transition Agreement was entered into with each of Thomas Merk, Ingrid Mittelstaedt, Louis Molnar, Ulrich Hefter, Cynthia Denis, Katharina Manok and Monika Gehle. Rofin and Coherent issued a joint press release announcing the transaction after the U.S. stock markets closed on March 16, 2016.
On April 12, 2016, subsequent to the deliberations of the Special Committee and the Rofin Board whether to enter into the Merger Agreement and approximately four weeks after the parties entered into the Merger Agreement, SilverArrow Capital Advisors LLP (“SilverArrow”) issued a press release with respect to its analyses of the valuation of the transaction. In light of the timing of SilverArrow’s press release, the Rofin Board did not consider in its deliberations the views expressed by SilverArrow in this April 12th press release (although the outlined approaches to valuation and relevant publicly available information were considered by the Board, as more fully described later in this proxy statement under the sections entitled “The Merger — Recommendation of the Rofin Board and Reasons for the Merger; and — Opinion of Greenhill, Financial Advisor to the Special Committee and the Rofin Board”).

On April 28, 2016, the Company and Coherent received notice from the U.S. Federal Trade Commission that it had granted early termination, effective immediately, of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 for Coherent’s pending acquisition of the Company.
Recommendation of the Rofin Board and Reasons for the Merger
Recommendation of the Rofin Board
The Rofin Board has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Rofin and its stockholders and (2) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
Subject to the terms and conditions of the Merger Agreement, the Rofin Board unanimously recommends that the Rofin stockholders vote (1) “FOR” the Merger Proposal, (2) “FOR” the Adjournment Proposal and (3) “FOR” the Merger-Related Named Executive Officer Compensation Proposal.
Reasons for the Merger
In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Rofin Board consulted with Rofin management, and representatives of its financial advisors and outside legal counsel. In recommending that stockholders vote in favor of adoption of the Merger Agreement, the Rofin Board considered a number of factors, including the following (which factors are not necessarily exhaustive or presented in order of relative importance):
•
The fact that the all-cash Merger consideration will provide certainty of value and liquidity to stockholders, while eliminating the effect of long-term business and execution risk to stockholders.

•
The relationship of the $32.50 Merger Consideration to the historical trading price of the common stock, including that the Merger Consideration constituted a premium of approximately 42% to the closing price of Rofin common stock on March 16, 2016, the date on which Rofin entered into the Merger Agreement, 56% to the closing price of Rofin common stock on February 16, 2016 and approximately 51% to the Company’s volume weighted 30-day average stock price;

•
Rofin and representatives of its financial advisor contacted potential acquirors regarding a sale of the Company, and only one gave a preliminary indication of interest at $28.00 per share, which was significantly below the $32.50 Merger Consideration;

•
The opinion of Greenhill that as of March 16, 2016 and based upon and subject to the considerations, limitations and other matters set forth in its written opinion, the consideration to be received by the holders of our common stock (other than Rofin or Coherent or any affiliates of Coherent) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption “— Opinion of Greenhill, Financial Advisor to the Special Committee and the Rofin Board.”

•
The terms of the Merger Agreement and the related Voting Agreement, including:

◦
The ability of the parties to consummate the Merger, including the fact that Coherent’s obligation to complete the Merger is not conditioned upon receipt of financing and that Coherent has obtained from a reputable financial institution a debt commitment letter that is believed to be on customary and commercially reasonable terms;

◦
Rofin’s ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding alternative acquisition proposals;

◦
Rofin’s ability to terminate the Merger Agreement in order to accept a superior proposal, subject to the ability of Coherent to match such superior proposal and subject to paying Coherent a termination fee of  $25.5 million;

◦
The fact that the Rofin Board believed that the termination fee of  $25.5 million is reasonable and not preclusive of other offers;

◦
Rofin’s entitlement to a reverse termination fee of  $65.0 million if Coherent cannot obtain antitrust clearance or finalize the financing necessary for the transaction;

◦
Rofin’s entitlement to specific performance to prevent breaches of the Merger Agreement;

◦
That the Merger is subject to the approval of a majority of the outstanding Rofin common stock; and

◦
The Rofin Board’s view that the Merger Agreement was the product of arms’-length negotiation and contained customary terms and conditions.

•
The Rofin Board’s analysis of Rofin’s business and operations, and its current and historical results of operations, financial prospects and condition, including the risks and challenges posed by the current business climate.

•
The perceived risks and benefits of a variety of strategic alternatives for Rofin, including (1) the continuation of Rofin’s business plan as an independent enterprise, (2) modifications to Rofin’s strategy and product suite, (3) potential expansion opportunities into new business lines through acquisitions and combinations of Rofin with other businesses, (4) potential divestitures of one or more product lines and (5) a possible sale of Rofin.

•
The competitive landscape and the dynamics of the market in which Rofin operates, and the assessment that other alternatives were not reasonably likely to create greater value for stockholders than the Merger, taking into account execution risk as well as business, competitive, industry and market risk.

•
The Rofin Board’s belief that it had negotiated the highest price per share for Rofin common stock that Coherent was willing to pay.

•
The Rofin Board’s view that the terms of the Merger Agreement would be unlikely to deter interested third parties from making a superior proposal, including the Merger Agreement’s terms and conditions as they relate to the Rofin Board’s ability to change its recommendation of with respect to the Merger and the belief that the termination fee potentially payable to Coherent is reasonable in light of the circumstances, consistent with comparable transactions and not preclusive of other offers.

The Rofin Board also considered a number of uncertainties and risks concerning the Merger, including the following (which factors are not necessarily exhaustive or presented in order of relative importance):
•
The risks and costs to Rofin if the Merger does not close, including the potential effect on our business and relationships with customers and suppliers.

•
The fact that the announcement and pendency of the Merger, or the failure to complete the Merger, may cause substantial harm to Rofin’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors and customers and may divert employees’ attention away from Rofin’s day-to-day business operations.

•
The fact that stockholders will not participate in any future earnings or growth of Rofin and will not benefit from any appreciation in value of Rofin, including any appreciation in value that could be realized as a result of improvements to our operations.

•
The requirement that Rofin pay Coherent a termination fee of  $25.5 million under certain circumstances following termination of the Merger Agreement, including if the Rofin Board desires to terminate the Merger Agreement to accept a superior proposal.

•
The restrictions on the conduct of our business prior to the consummation of the Merger, including the requirement that we conduct our business in the ordinary course, subject to specific limitations, which may delay or prevent Rofin from implementing certain previously planned cost efficiency measures or undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, Rofin might have pursued.
•
The fact that an all cash transaction would be taxable to Rofin’s stockholders that are U.S. persons for U.S. federal income tax purposes.

•
The fact that under the terms of the Merger Agreement, Rofin is unable to solicit other acquisition proposals, which could reduce the likelihood that other potential acquirers would propose an alternative transaction that may be more advantageous to our stockholders.

•
The significant costs involved in connection with entering into the Merger Agreement and completing the Merger and the substantial time and effort of Rofin management required to complete the Merger, which may disrupt our business operations.

•
The fact that Rofin’s business, sales, operations and financial results could suffer in the event that the Merger is not consummated.

•
The risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of our common stock.

•
The fact that the completion of the Merger will require antitrust clearance in the United States and the European Union or one more of its member states, and Coherent has no obligation to divest assets or take other actions that may be required to obtain such antitrust clearance.

•
The fact that it is likely to take six to nine months to obtain the regulatory approvals needed to consummate the Merger.

•
The fact that Coherent requires substantial third party debt financing for the transaction, and in the event that such third party financing is not available to Coherent, Coherent would not have the financial resources to consummate the transaction.

•
The fact that Rofin’s directors and officers may have interests in the Merger that may be different from, or in addition to, those of Rofin’s other stockholders (see below under the caption “— Interests of Rofin’s Directors and Executive Officers in the Merger”).

The foregoing discussion is not meant to be exhaustive, but summarizes the material factors considered by the Rofin Board in its consideration of the Merger. After considering these and other factors, the Rofin Board concluded that the potential benefits of the Merger outweighed any uncertainties and risks. In view of the variety of factors considered by the Rofin Board and the complexity of these factors, the Rofin Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Rofin Board applied his or her own personal business judgment to the process and may have assigned different weights to different factors. The Rofin Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, and are fair to and in the best interests of the Company and its stockholders, approved the Merger Agreement and the transactions contemplated thereby, including the Merger, directed that the adoption of the Merger Agreement be submitted to a vote of the Company’s stockholders at the Special Meeting and resolved to recommend that the holders of the Company shares adopt this Merger Agreement in accordance with the applicable provisions of DGCL.
Opinion of Greenhill, Financial Advisor to the Special Committee and the Rofin Board
The Special Committee retained Greenhill to act as its financial advisor in August 2014. Greenhill is an internationally recognized investment banking firm regularly engaged in providing financial advisory services in connection with mergers and acquisitions. The Special Committee selected Greenhill as its financial advisor based on Greenhill’s experience in similar transactions, its reputation in the investment community and its familiarity with Rofin’s business. Pursuant to an engagement letter between Greenhill and the Special Committee under which Greenhill would act as the sole financial advisor to the Special Committee in connection with various enumerated services, Rofin paid Greenhill an initial advisory fee of

$200,000 in September 2014 and agreed to pay Greenhill a transaction fee estimated to be approximately $11 million in connection with the Merger, $1.5 million of which was payable upon Greenhill’s rendering of its opinion and the remainder of which is payable upon consummation of the transactions contemplated by the Merger Agreement. Other than this engagement of Greenhill by the Special Committee and the above described payments thereunder (including the reimbursement of out-of-pocket expenses), during the two year period prior to the date of Greenhill’s opinion, no material relationship existed between Greenhill or any of its affiliates, on the one hand, and Rofin, Coherent or Merger Sub, on the other hand, pursuant to which any compensation was received by Greenhill or its affiliates.
On March 16, 2016, at meetings of the Special Committee and the Rofin Board, respectively, Greenhill delivered an oral opinion to the Special Committee and the Rofin Board, subsequently confirmed by delivery of a written opinion, dated March 16, 2016, to the effect that, as of that date of the opinion, and based upon and subject to the limitations and assumptions set forth in its written opinion, the per share Merger Consideration to be received by Rofin’s stockholders pursuant to the Merger Agreement was fair, from a financial point of view, to such stockholders. The Greenhill opinion does not address the fairness of any consideration to be received for shares of Rofin common stock owned by Coherent, Merger Sub, Rofin or any of their direct or indirect wholly owned subsidiaries pursuant to the Merger Agreement or otherwise.
The full text of Greenhill’s written opinion, dated March 16, 2016, which contains the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of Greenhill’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion in its entirety. Greenhill delivered its opinion to the Special Committee and the Rofin Board in connection with and for purposes of their respective evaluation of the per share Merger Consideration from a financial point of view. The Greenhill opinion was not a recommendation to the members of the Special Committee or the Rofin Board as to whether to approve the Merger or the Merger Agreement and is not a recommendation as to how any holder of Rofin common stock should vote with respect to the Merger, or any other matter.
In arriving at its opinion, Greenhill, among other things:
•
reviewed the draft of the Merger Agreement presented to the Special Committee and the Rofin Board at their respective meetings on March 16, 2016, and certain related documents;

•
reviewed certain publicly available financial statements of Rofin;

•
reviewed certain other publicly available business and financial information relating to Rofin that Greenhill deemed relevant;

•
reviewed certain information, including financial forecasts and projections (the “Rofin Management Projections”) and other financial and operating data concerning Rofin, prepared by the management of Rofin, and discussed such information, including the Rofin Management Projections and other data, with senior executives of Rofin;

•
discussed the past and present operations and financial condition and the prospects of Rofin with senior executives of Rofin;

•
reviewed the historical market prices and trading activity for Rofin common stock and analyzed its implied valuation multiples;

•
compared the per share Merger Consideration with the trading valuations of certain publicly traded companies that Greenhill deemed relevant;

•
compared the per share Merger Consideration to the valuation derived by discounting projected future cash flows and a perpetuity growth and terminal value of the business at discount rates Greenhill deemed appropriate;

•
compared the per share Merger Consideration with that received in certain publicly available transactions that Greenhill deemed relevant;

•
participated in discussions and negotiations among representatives of Rofin, representatives of the Special Committee, legal advisors to Rofin and the Special Committee, and representatives of Coherent and its legal and financial advisors; and

•
performed such other analyses and considered such other factors as Greenhill deemed appropriate.

Greenhill’s written opinion was addressed to the Special Committee and the Rofin Board in connection with their consideration of the Merger. Greenhill was not requested to opine as to, and its opinion did not in any manner address, the underlying business decision to proceed with or effect the Merger. Greenhill has not expressed any opinion as to any aspect of the Merger, other than the fairness to Rofin’s stockholders, from a financial point of view, of the per share Merger Consideration to be received by such stockholders. Greenhill’s opinion did not address the amount or nature of any compensation or consideration to any officers, directors or employees of Rofin, or any class of such persons relative to the per share Merger Consideration to be received by Rofin’s stockholders in the Merger or with respect to the fairness of any such compensation. Greenhill’s opinion was approved by its fairness committee. It was not intended to be and did not constitute a recommendation to the Special Committee or the Rofin Board as to whether it should approve the Merger or the Merger Agreement, nor does it constitute a recommendation as to whether the stockholders of Rofin should vote to adopt the Merger Agreement at any meeting of Rofin’s stockholders convened in connection with the Merger.
In conducting its review and analysis and rendering its opinion, Greenhill assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to Greenhill by representatives and management of Rofin for the purposes of Greenhill’s opinion and further relied upon the assurances of the representatives and management of Rofin that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Rofin Management Projections and other data with respect to Rofin that was furnished or otherwise provided to Greenhill, Greenhill assumed that such Rofin Management Projections and data were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of Rofin as to those matters, and Greenhill relied upon such Rofin Management Projections and data in arriving at its opinion. Greenhill expressed no opinion with respect to such Rofin Management Projections and data or the assumptions upon which they were based.
Greenhill did not make any independent valuation or appraisal of the assets or liabilities of Rofin, nor was Greenhill furnished with any such valuations or appraisals. Greenhill assumed that the Merger will be consummated in accordance with the terms set forth in the final, executed Merger Agreement, which Greenhill assumed was identical in all material respects to the latest draft thereof Greenhill reviewed, and without waiver of any material terms or conditions set forth in the Merger Agreement. Greenhill further assumed that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Merger will be obtained without any effect on Rofin or the Merger meaningful to its analysis. Greenhill’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Greenhill as of, the date of the written opinion. It should be understood that subsequent developments may affect Greenhill’s opinion, and Greenhill does not have any obligation to update, revise or reaffirm its opinion.
Summary of Greenhill’s Financial Analysis
The following is a summary of the material financial and comparative analyses contained in the presentation that was made by Greenhill to each of the Special Committee and the Rofin Board in connection with rendering its opinion described above. The following summary, however, does not purport to be a complete description of the analyses performed by Greenhill, nor does the order of the analyses described represent the relative importance or weight given to those analyses by Greenhill. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 16, 2016, and is not necessarily indicative of current market conditions. For purposes of Greenhill’s analysis, the enterprise value of Rofin was calculated as the fully diluted equity value based on the number of shares of Rofin common stock outstanding as of March 11, 2016 and fully diluted stock options estimated as of March 31, 2016, plus debt and non-controlling interests (as of December 31, 2015) less cash and cash equivalents (estimated as at March 11, 2016). In addition, “NTM EBITDA” refers to estimated next-twelve-month earnings before interest, taxes, depreciation and amortization (“EBITDA”) (measured from March 31, 2016), and “LTM EBITDA” refers to last-twelve-month EBITDA.
Comparable Company Analysis
Greenhill performed a comparable company analysis of Rofin, an analysis that is based on factors such as the then-current market values, capital structure and operating statistics of other publicly traded companies believed to be generally relevant, in order to derive trading multiples for these companies, which could then be applied to Rofin to derive an implied per share value range for Rofin common stock.
In this analysis, Greenhill reviewed, to the extent publicly available, selected financial data for the following publicly traded companies, which are collectively referred to below as the “selected companies”:
•
Coherent, Inc.;

•
GSI Group, Inc.;

•
II-IV Incorporated;

•
IPG Photonics Corporation; and

•
Lumentum Holdings Inc.

Greenhill examined these companies because, among other reasons, they are publicly traded companies with material operations focused on the manufacture of laser sources, systems and/or components. Greenhill believes that none of the selected companies is directly comparable to Rofin and that the relevance of each of these companies as a comparable company is based on, and subject to, the similarity of the product mix, end markets targeted and product applications of such company and Rofin. Accordingly, Greenhill’s analysis of these selected publicly traded companies necessarily involved complex considerations and judgments concerning the differences in business mix, geographic mix, key laser and photonics competencies and key financial characteristics, as well as other factors that would necessarily affect the analysis of the operating statistics and trading multiples of the selected publicly traded companies. In evaluating the related companies, Greenhill made judgments and assumptions concerning industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Rofin, such as the impact of competition on the businesses of Rofin and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Rofin or the industry or the financial markets in general. Greenhill also made judgments as to the relative comparability of such companies to Rofin and judgments as to the relative comparability of the various valuation parameters with respect to the companies. The numerical results may not in themselves be meaningful in analyzing the contemplated transaction as compared to the related companies.
Greenhill calculated and compared various financial multiples and ratios based on information it obtained from filings with the SEC, Capital IQ and FactSet databases, I/B/E/S consensus estimates, management estimates and other publicly available information as of March 11, 2016. The multiples for each of the selected companies were based on closing share prices on March 11, 2016, the most recent filings with the SEC, Capital IQ and FactSet databases and I/B/E/S consensus estimates. Greenhill analyzed the enterprise value as a multiple of NTM EBITDA for the selected companies. From this data Greenhill selected a range of multiples of enterprise value to NTM EBITDA of 6.0x to 9.0x that Greenhill, based on its experience and expertise, deemed most meaningful for its analysis, and applied this range of multiples to the estimated NTM EBITDA for Rofin. This range of multiples yielded an implied per share value range for Rofin common stock of approximately $21.88 to $29.91 utilizing estimated NTM EBITDA for Rofin based on I/B/E/S consensus estimates and approximately $22.93 to $31.36 utilizing estimated NTM EBITDA for Rofin based on the Rofin Management Projections and certain estimates of seasonality calculated by Greenhill using the Rofin Management Projections. Greenhill compared these implied per share value ranges to each of  $32.50, the per share Merger Consideration to be received by Rofin’s stockholders in the Merger, and $23.48, the closing price of Rofin common stock on March 11, 2016.

Discounted Cash Flow Analyses
Greenhill performed two discounted cash flow analyses of Rofin on a stand-alone basis, each of which was used to determine indications of implied per share values for Rofin common stock using the Rofin Management Projections.
Perpetuity Growth Methodology.   Greenhill calculated a range of implied present values per share of Rofin common stock by using a discount rate range of 10.1% to 10.9% based on Rofin’s weighted average cost of capital and calculating the sum of the present values (discounted to March 31, 2016) of  (1) the stand-alone, pro-rated after-tax unlevered free cash flows of Rofin for the remaining portion of fiscal year 2016 through fiscal year 2018 derived from the Rofin Management Projections and (2) the terminal year projection of the stand-alone, normalized after-tax unlevered free cash flows of Rofin for fiscal year 2018 derived from the Rofin Management Projections, adjusted for certain one-time expenses and expected long-term required capital expenditures based on Rofin management guidance, growing in perpetuity at a range of rates from 2.0% to 3.0%. The perpetuity growth rates were selected based on Greenhill’s professional judgment and experience concerning the future sustainable growth rate of Rofin. This discounted cash flow analysis resulted in an implied per share value range for Rofin common stock of approximately $24.65 to $29.26. Greenhill compared this range to each of  $32.50, the per share Merger Consideration to be received by Rofin’s stockholders in the Merger, and $23.48, the closing price of Rofin common stock on March 11, 2016.
Terminal Multiple Methodology.   Greenhill also calculated a range of implied present values per share of Rofin common stock by using a discount rate range of 10.1% to 10.9% based on Rofin’s weighted average cost of capital and calculating the sum of the present values (discounted to March 31, 2016) of (1) the stand-alone, pro-rated after-tax unlevered free cash flows of Rofin for the remaining portion of fiscal year 2016 through fiscal year 2018 derived from the Rofin Management Projections, and (2) the terminal value calculated by applying an LTM EBITDA multiple range of 7.0x to 9.0x to the fiscal year 2018 EBITDA derived from the Rofin Management Projections, adjusted for certain one-time expenses based on Rofin management guidance. The terminal LTM EBITDA multiple range was selected based on Greenhill’s professional judgment and experience concerning the observed historical LTM EBITDA multiples for Rofin as compared to current observed multiples. This discounted cash flow analysis resulted in an implied per share value range for Rofin common stock of approximately $29.29 to $35.48. Greenhill compared this range to each of  $32.50, the per share Merger Consideration to be received by Rofin’s stockholders in the Merger, and $23.48, the closing price of Rofin common stock on March 11, 2016.
Precedent Transactions Analysis
Greenhill performed an analysis of selected change of control transactions for the last six years in each of the Laser Source, Systems and Components and the Machine Tool and Cutting and Welding Technologies sectors. The information used in this analysis was based on the Capital IQ database, filings with the SEC and other publicly available information. The following table identifies the selected transactions considered in this analysis, which are collectively referred to below as the “selected transactions”:
Date Announced	Target	Acquiror
Laser Source, Systems and Components
02/23/2016	Newport Corporation	MKS Instruments, Inc.
07/08/2011	Ophir Optronics Ltd.	Newport Corporation
05/11/2011	CVI Melles Griot	IDEX Corporation
Machine Tool and Cutting and Welding Technologies
02/12/2014	Victor Technologies	Colfax Corporation
05/29/2012	Schuler AG	Andritz Group
10/05/2010	Victor Technologies	Irving Place Capital
None of these transactions or associated companies is identical to the Merger or Rofin. Accordingly, Greenhill’s analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, the parties involved, the terms of the transactions and other factors that would necessarily affect the implied value of Rofin versus the values of the companies in the selected transactions. In evaluating the selected transactions, Greenhill made judgments and assumptions concerning industry performance, general business, economic, market and financial conditions and other matters. Greenhill also made judgments as to the relative comparability of those companies to Rofin and judgments as to the relative comparability of the various valuation parameters with respect to the companies. Greenhill noted that there are only a limited number of precedent transactions in the industrial laser sector and that Greenhill believed that a majority of these transactions were of limited comparability given their relative size, potential undisclosed financial terms and nature as technology “tuck-ins” rather than whole-of-business transactions for integrated manufacturers. Due to the small number of transactions in the Laser Source, Systems and Components sector, Greenhill also noted that it included in its analysis transactions involving manufacturers of industrial machine tools and cutting and welding technologies because it believed these businesses are exposed to similar trends in macroeconomic growth, end market dynamics and systematic drivers as Rofin and that some of these companies operate within comparable market structures.
Using publicly available information for the each of the target companies and the enterprise value implied by the transaction, Greenhill calculated and reviewed various valuation multiples for the selected transactions. Based in part on the foregoing multiples and qualitative judgments concerning differences between the characteristics of the selected transactions and the Merger, Greenhill selected a range of 10.5x to 12.5x of multiples of enterprise value to LTM EBITDA for the selected transactions in the Laser Source, Systems and Components sector and a range of 7.5x to 9.5x of multiples of enterprise value to LTM EBITDA for the selected transactions in the Machine Tool and Cutting and Welding Technologies sector as being most directly relevant for its analysis. Using these ranges, Greenhill derived indicative enterprise values of Rofin by applying the multiples to Rofin’s estimated LTM EBITDA of  $69.5 million as of March 31, 2016. This analysis resulted in implied per share prices for Rofin common stock of approximately $30.65 to $35.18 for the selected transactions in the Laser Source, Systems and Components sector and $23.63 to $28.37 for the selected transactions in the Machine Tool and Cutting and Welding Technologies sector. Greenhill compared these ranges to each of  $32.50, the per share Merger Consideration to be received by Rofin’s stockholders in the Merger, and $23.48, the closing price of Rofin common stock on March 11, 2016.
Other Information
Greenhill observed certain additional information that was not considered as part of its financial analysis for its opinion but was noted for informational purposes, including the following:
Historical Premiums Paid
Greenhill calculated the premiums paid in public market M&A transactions in the industrials sector announced and closed in the last five years and with a transaction value between $500 million and $1.5 billion, involving 100% cash consideration and North American targets, which are referred to below as the “premiums paid transactions”. Greenhill noted that the reasons for, and circumstances surrounding, each of the transactions reviewed were diverse and that the premiums fluctuated based on such factors as perceived growth, synergies and strategic value in such acquisition transactions. None of the target companies in the premiums paid transactions is identical to Rofin and, accordingly, any comparative analysis of these transactions would necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the comparison of the premium.
Using publicly available information for the premiums paid transactions retrieved from the Capital IQ database, Greenhill reviewed the consideration paid in the premiums paid transactions and calculated the premium in each such transaction over the closing trading prices one day, one calendar week and one calendar month, in each case, before the announcement of the applicable transaction.
Using the premiums and Rofin’s closing stock price on March 11, 2016, March 4, 2016 and February 12, 2016, Greenhill calculated implied share prices for Rofin common stock of  $30.12, $30.23 and $26.38, which share prices represented the implied one day, one calendar week and one calendar month premiums, respectively. Greenhill compared the range of these implied share prices of  $26.38 to $30.23 to each of  $32.50, the per share Merger Consideration to be received by Rofin’s stockholders in the Merger, and $23.48, the closing price of Rofin common stock on March 11, 2016.
Wall Street Equity Research Price Targets
Using publicly available information, Greenhill reviewed future price targets for Rofin common stock prepared and published by equity research analysts. These targets reflect each analyst’s estimate of the future price of Rofin common stock and are not discounted to reflect present values. Greenhill reviewed research on Rofin from six Wall Street analysts published since January 27, 2016. Three of these analysts had a published price target for Rofin’s common stock, and these published targets were $28.85, $30.00 and $32.00. Greenhill compared the price target range of  $28.85 to $32.00 per share to each of  $32.50, the per share Merger Consideration to be received by Rofin’s stockholders in the Merger, and $23.48, the closing price of Rofin common stock on March 11, 2016.
General
The summary set forth above does not purport to be a complete description of the analyses or data presented by Greenhill, but simply describes, in summary form, the material analyses that Greenhill considered in connection with rendering its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires Greenhill to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by Greenhill was carried out in order to provide a different perspective on the financial terms of the Merger and add to the total mix of information available. Greenhill did not form an opinion as to whether any individual analysis or factor, considered in isolation, supported or failed to support an opinion about the fairness of the consideration to be paid to Rofin’s stockholders pursuant to the Merger Agreement. Rather, in reaching its conclusion, Greenhill considered the results of the analyses in light of each other and without placing particular reliance or weight on any particular analysis, and concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Greenhill believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, Greenhill made numerous assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions, industry performance and other matters.
Rofin Management Projections
In connection with Coherent’s consideration of a possible transaction with Rofin, in January 2016 the Company made available to Coherent, as well as Greenhill, in its capacity as financial advisor to the Special Committee, the Rofin Management Projections. The Company’s management does not in the ordinary course of business publicly disclose projections as to its future financial performance but made available the Rofin Management Projections for use by Coherent to assist it with its due diligence review of the Company and for use by Greenhill, in its capacity as financial advisor to the Special Committee and the Rofin Board, in connection with the financial analysis performed by it in connection with delivering its written financial opinion to the Special Committee and the Rofin Board.
The Rofin Management Projections were not prepared with a view to public disclosure and were not prepared with a view to compliance with U.S. generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, Deloitte & Touche LLP, our independent registered public accountant, has not examined, reviewed, compiled or otherwise applied procedures to the Rofin Management Projections and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The Rofin Management Projections included in this proxy statement have been prepared by, and are the responsibility of, Rofin management.

The Rofin Management Projections do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the Merger Agreement. Further, the Rofin Management Projections do not take into account the effect of any failure of the Merger to occur and should not be viewed as accurate or continuing in that context.
The Rofin Management Projections reflect numerous estimates and assumptions made by the Company with respect to industry performance, general business, economic, regulatory, market and financial conditions, the Company’s ability to achieve forecasted sales due to competitive pressures and other factors, foreign currency exchange rates over time and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The Rofin Management Projections reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Rofin Management Projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in the Rofin Management Projections, including, but not limited to, the Company’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in the Company’s reports filed with the SEC. There can be no assurance that the Rofin Management Projections will be realized or that actual results will not be significantly higher or lower than forecast. The Rofin Management Projections cover multiple years and such information by its nature becomes less reliable with each successive year. In addition, the Rofin Management Projections will be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable periods. The assumptions upon which the Rofin Management Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. The Rofin Management Projections reflect assumptions as to certain business decisions that are subject to change. The Rofin Management Projections cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of the Rofin Management Projections should not be regarded as an indication that the Company, Coherent, the Rofin Board, any of their respective financial advisors or anyone who received this information then considered, or now considers, them a reliable prediction of future events, and this information should not be relied upon as such. None of the Company, Coherent, the Rofin Board or any of their financial advisors or any of their affiliates intend to, and each of them disclaims any obligation to, update, revise or correct the Rofin Management Projections if they are or become inaccurate.
The summary of the Rofin Management Projections below is included solely to give stockholders access to the information that was made available and is not included in this proxy statement in order to influence any stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to the shares of Rofin common stock.
The inclusion of the summary of the Rofin Management Projections herein should not be deemed an admission or representation by the Company, Coherent or the Rofin Board that they are viewed by the Company, Coherent or the Rofin Board as material information of the Company, and, in fact, the Company, Coherent and the Rofin Board view the Rofin Management Projections as non-material because of the inherent risks and uncertainties associated with such long range forecasts. The Rofin Management Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC. We do not intend to update or otherwise revise the Rofin Management Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Rofin Management Projections are shown to be in error or no longer appropriate. In light of the foregoing factors and the uncertainties inherent in the Rofin Management Projections, stockholders are cautioned not to place undue, if any, reliance on the Rofin Management Projections.
Certain information set forth in the Rofin Management Projections are non-GAAP financial measures. These non-GAAP financial measures are not calculated in accordance with, or a substitute for financial measures calculated in accordance with, GAAP and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, in that they exclude a variety of charges and credits that are required to be included in a GAAP presentation.

Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, GAAP basis financial measures.
Rofin Management Projections Provided to Coherent and Greenhill ($ in millions)
	FY 2016E	FY 2017E	FY 2018E
Revenue	$500	$550	$597
Gross Profit(1)	$188	$214	$237
Income from Operations	$56	$79	$95
Net Income	$42	$56	$68
EBITDA	$72	$95	$113
Operating Cash Flow(2)	$45	$60	$91

(1)
Excludes amortization of intangibles

(2)
Calculated as EBITDA less capital expenditures

Interests of Rofin’s Directors and Executive Officers in the Merger
When considering the recommendation of the Rofin Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Rofin Board was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted by stockholders. The consummation of the Merger will constitute a “change in control,” a “change of control” and/or any term of similar meaning.
Arrangements with Coherent
As of the date of this proxy statement, none of our executive officers has entered into any agreement with Coherent or any of its affiliates regarding employment with Coherent, the Surviving Corporation or one or more of their respective affiliates or the right to purchase or participate in the equity of Coherent. Prior to or following the closing of the Merger, certain of our executive officers may have discussions, or may enter into agreements with, Coherent, the Surviving Corporation or their respective affiliates regarding employment with Coherent, the Surviving Corporation or one or more of their respective affiliates or the right to purchase or participate in the equity of Coherent.
Indemnification and Insurance
The Surviving Corporation and its subsidiaries will (and Coherent will cause the Surviving Corporation and its subsidiaries to), (1) honor and fulfill in all respects the obligations of Rofin and its subsidiaries under any and all indemnification agreements between Rofin or any of its subsidiaries, on the one hand, and the current or former directors or officers of Rofin and Rofin’s subsidiaries, on the other hand, and (2) include in the certificates of incorporation and bylaws (or similar organizational documents) of the Surviving Corporation and its subsidiaries provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as those set forth in Rofin’s and its subsidiaries current certificate of incorporation and bylaws (or similar organizational documents), for a period of six years from the Effective Time (or with respect to any claim outstanding on the sixth anniversary of the Effective Time, until the resolution of such claim).
In addition, for a period of six years commencing at the Effective Time (or with respect to any claim outstanding on the sixth anniversary of the Effective Time, until the resolution of such claim), the Surviving Corporation will (and Coherent must cause the Surviving Corporation to), indemnify and hold harmless each indemnified person of Rofin and its subsidiaries, from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, proceeding, investigation or inquiry, whether civil, criminal, administrative or investigative, to the extent such claim, proceeding, investigation or inquiry arises, directly or indirectly, out of or pertains, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director, officer, managing director, employee, representative or agent of Rofin or Rofin’s subsidiaries or other affiliates occurring prior to or at the Effective Time and (2) any of the transactions contemplated by the Merger Agreement. The Merger Agreement also provides that the Surviving Corporation will (and Coherent must cause the Surviving Corporation to) pay all fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.
As permitted by the Merger Agreement, Rofin will, prior to the Effective Time, purchase a six year prepaid “tail” policy of officers and directors liability insurance. The “tail” policy will cover claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated in the Merger Agreement. If Rofin does not purchase a “tail” policy prior to the Effective Time, the Merger Agreement requires Coherent to cause the Surviving Corporation to maintain, on terms no less advantageous to the indemnified parties, Rofin’s directors’ and officers’ insurance policies for a period of at least six years commencing at the Effective Time, provided that neither Coherent nor the Surviving Corporation will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 300% of the aggregate annual premiums paid by Rofin for its 2015 fiscal year, and if the premium for such insurance coverage would exceed such amount Coherent will be obligated to cause the Surviving Corporation to obtain the greatest coverage available for a cost equal to such amount. For more information, see the section of this proxy statement captioned “The Merger Agreement —  Indemnification and Insurance.”
Treatment of Stock Options
As of March 16, 2016, there were outstanding stock options to purchase 2,568,850 shares of Rofin common stock with an exercise price less than $32.50 per share, of which options to purchase 928,000 shares were held by our directors and executive officers with a weighted average exercise price of  $24.96. Of the options held by our directors and executive officers, options to purchase 452,000 shares of Rofin common stock, having a weighted average exercise price of  $25.38, were unvested.
Under the Merger Agreement, Rofin’s stock options that are outstanding immediately prior to the Effective Time will be treated as follows:
•
each then outstanding unvested option to purchase shares of our common stock that was granted before March 16, 2016 will become fully vested immediately prior to the Effective Time, provided that the holder of such option is then still employed by or in the service of Rofin;

•
each then outstanding vested option to purchase shares of Rofin common stock that was granted before March 16, 2016 (taking into account any acceleration of vesting of previously unvested options) will be canceled in exchange for the right to receive a cash payment equal to the number of shares of our common stock covered by the option multiplied by the amount, if any, by which $32.50 exceeds the option exercise price per share; and

•
each then outstanding option to purchase shares of our common stock that was granted subsequent to March 16, 2016, if any (which grants require Coherent’s consent), will be assumed by Coherent and converted into an economically equivalent option to purchase shares of Coherent common stock with the same terms and conditions (including vesting conditions) as applied to the corresponding post-March 16, 2016 Rofin option, except that the number of Coherent shares covered by the converted option and the exercise price per share will be adjusted to reflect the ratio between $32.50 and the volume weighted average closing sale price of Coherent common stock on NASDAQ over the ten consecutive trading days ending on the date that is two trading days prior to the date on which the closing of the Merger occurs.

Pursuant to the Merger Agreement, between the date of the Merger Agreement and the Effective Time, we are not permitted to grant any options to purchase Rofin common stock without the prior consent of Coherent.
Payments Upon Termination of Employment in Connection with a Change in Control
On March 16, 2016, the Company entered into Executive Transition Agreements (the “Transition Agreements”) with certain persons, including Thomas Merk (President and Chief Executive Officer), Ingrid

Mittelstaedt (Executive Vice-President, Finance and Administration), Louis Molnar (Chief Operating Officer-North America Business) and Ulrich Hefter (Chief Technical Officer) (each, a “Covered Executive”).
In general, the Transition Agreements provide the following severance payments and benefits to a Covered Executive if the Covered Executive’s employment is terminated within one year following the date of the Merger either by Coherent or its subsidiaries without “cause” or by the Covered Executive after providing notice and an opportunity to cure, for “good reason” (each as defined below):
•
a single sum cash payment equal to a pro rata portion of the Covered Executive’s bonus for the year of termination, based upon the Covered Executive’s target bonus opportunity for that year (or, if none, the bonus earned by the Covered Executive for the preceding year) (the “Bonus Opportunity”) and the number of days elapsed from the beginning of the year to the date of termination (the “Pro Rata Bonus Severance Payment”);

•
a single sum cash payment equal to the greater of  (1) a specified multiple (3.0x for the President and CEO, 2.0x for the EVP, Finance and Administration, and 1.0x for the other named executive officers) times the sum of  (a) one year of the Covered Executive’s then-current annual base salary (or, if greater, the annual base salary in effect immediately before the Merger), plus (b) the Bonus Opportunity, and (2) the aggregate amount of the severance, salary continuation or other payments the Executive would be entitled to receive by reason of such termination of employment pursuant to the terms of any employment or other agreement and/or pursuant to the requirements of applicable law (the “Salary and Bonus Severance Payment”); and

•
subsidized health coverage for up to 12 months (or, in the case of Executives who participate in health insurance under German law, a formula-based cash subsidy based on 12 months of continuing coverage).

A Covered Executive’s right to receive severance payments and benefits may be conditioned upon the Covered Executive’s delivery of a general release to the Company. In addition, a Covered Executive’s rights under the Transition Agreement are conditioned upon the Covered Executive’s continuing to perform his or her duties and responsibilities (including participating positively and constructively with respect to the discussions, negotiation of and process leading up to the Merger).
The Transition Agreements also provide for the accelerated vesting, immediately prior to the Effective Time, of unvested outstanding stock options, shares of restricted stock or other equity-based incentive awards granted to the Covered Executive prior to the date of the Transition Agreement. As described in the section of this proxy statement captioned “— Treatment of Stock Options,” the Merger Agreement provides that the unvested portion of any outstanding stock options granted prior to March 16, 2016 will become fully vested immediately prior to the Effective Time.
For purposes of the Transition Agreements, in general,
•
“Cause” means the Covered Executive’s (i) conviction or plea of nolo contendre to a felony, (ii) commission of fraud or a material act or omission involving dishonesty with respect to the Company, (iii) willful and continued failure to substantially carry out the material responsibilities of his or her employment (other than a failure attributable to illness or injury); or (iv) gross negligence or willful misconduct in the performance of his or her duties which has had or is reasonably likely to have a material adverse effect on the Company; and

•
“Good Reason” means actions or omissions by the Company or an affiliate at the time of or following the Merger resulting in a material negative change in the employment relationship with the Covered Executive which means, without the advance written consent of the Covered Executive, (i) the assignment of duties materially inconsistent with his or her position, authority, duties, or responsibilities as in effect immediately prior to the Merger or any other diminution in his or her position, authority, duties, or responsibilities, (ii) a reduction in annual base salary rate below the rate in effect immediately prior to the Merger, (iii) a reduction in bonus opportunities provided immediately prior to the Merger, (iv) the Company’s failure to timely pay any compensation to the Covered Executive, (v) relocation of the Covered Executive’s principal office by more than 50 miles from the location of the Covered Executive’s principal office immediately prior to the Merger, or material increase in business travel requirements compared to what was required immediately prior to the Merger or (vi) a failure or refusal by Coherent to assume the Company’s obligations under the Transition Agreements. However, the Covered Executive will not have “Good Reason” to terminate his or her employment merely because the Covered Executive is no longer a senior executive of a public company and/or has a change in title, duties, authority, responsibilities or reporting structure as a result of Merger (including having a reporting relationship within a larger company) provided that the Covered Executive retains a substantially similar level of responsibilities over the other portions and areas of the business for which he or she exercised responsibility prior to the Merger.
It is anticipated that none of our named executive officers will become subject to the golden parachute excise tax under Sections 280G and 4999 of the Code. Nevertheless, the Transition Agreements do not provide for a tax gross-up in the unlikely event that a Covered Executive does become subject to that tax. The Transition Agreements also provide for a “280G cutback” pursuant to which severance or other payments to the Covered Executive will be reduced to the extent necessary to avoid excise tax, unless the Executive would be in a better net after-tax position without the cutback.
Golden Parachute Compensation
The table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to each of our named executive officers. Please also see the sections of this proxy statement captioned “— Treatment of Stock Options” and “— Payments Upon Termination of Employment in Connection with a Change in Control” above for further information regarding this compensation.
The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the Merger was consummated on April 30, 2016 (the latest practicable date, determined pursuant to Item 402(t) of Regulation S-K), and that the employment of each of the named executive officers was immediately terminated by Coherent without “cause” or the by a named executive officer for “good reason” (as each term is defined in the Transition Agreements). Rofin’s named executive officers will not receive pension, non-qualified deferred compensation, tax reimbursement or other benefits in connection with the Merger.
Some of the amounts set forth in the table would be payable solely by virtue of the consummation of the Merger (“single trigger”) and others would be payable upon a qualifying termination of employment in connection with the Merger (“double trigger”). In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Thomas Merk	2,018,834	2,123,500	5,736	4,147,699
Gunther Braun	—	2,886,400	—	2,886,400
Ingrid Mittelstaedt	865,982	1,698,400	10,613	2,574,995
Louis Molnar	509,364	1,176,500	25,933	1,711,796
Ulrich Hefter	429,979	1,562,350	8,535	2,000,863
Martin Seifert	130,524	292,350	—	422,874

(1)
This amount represents the “double-trigger” cash severance payments to which each named executive officer may become entitled under his or her Transition Agreement. The amounts become payable in the event that, within the 12-month period following the Effective Time, either the Surviving

Corporation terminates the employment of the applicable named executive officer without “cause” or the executive resigns for “good reason” (as such terms are defined in the Transition Agreements), as described in further detail above. Assumes the amounts of the Pro Rata Bonus Severance Payments are $149,629 for Mr. Merk, $76,733 for Ms. Mittelstaedt, $82,920 for Mr. Molnar, and $69,997 for Mr. Hefter. Assumes the amounts of the Salary and Bonus Severance Payments are $1,868,834 for Mr. Merk, $789,249 for Ms. Mittelstaedt, $426,444 for Mr. Molnar, and $359,982 for Mr. Hefter.
(2)
The value represents the product of  (1) the number of shares of Rofin common stock subject to each named executive officer’s outstanding in-the-money options, multiplied by (2) the excess of  $32.50 over the option exercise price per share. The total value of the options shown in the above table is broken down between vested and unvested options as follows:

Name	Value of Unvested In-the- Money Options ($)	Value of Vested In-the-Money Options ($)	Total ($)
Thomas Merk	677,800	1,445,700	2,123,500
Gunther Braun	670,780	2,215,620	2,886,400
Ingrid Mittelstaedt	541,850	1,156,550	1,698,400
Louis Molnar	457,000	719,500	1,176,500
Ulrich Hefter	381,970	1,180,380	1,562,350
Martin Seifert	91,400	200,950	292,350
The unvested options held by Messrs. Merk, Molnar, and Hefter and by Ms. Mittelstaedt will become fully vested immediately prior to the Merger pursuant to the “single-trigger” vesting acceleration provision in the Merger Agreement and the Transition Agreements described above. The unvested options held by Messrs. Braun and Seifert will be subject to “single-trigger” acceleration pursuant to the Merger Agreement and will thereby become fully vested immediately prior to the Effective Time.
(3)
This amount equals the estimated value of the “double-trigger” continued health care-related severance benefits to which each named executive officer may become entitled. These benefits will become due under the same terms and conditions of the cash severance payments described in footnote 1 above.

Equity Interests of Rofin’s Executive Officers and Non-Employee Directors
The following table sets forth the number of shares of Rofin common stock and the number of shares of Rofin common stock underlying stock options that currently are held by each of Rofin’s executive officers and non-employee directors assuming that the consummation of the Merger occurred on April 30, 2016. The table also sets forth the values of these shares and stock options based on the $32.50 per share Merger Consideration (minus any applicable aggregate exercise price for stock options).
Name	Shares Held (#)(1)	Shares Held ($)	In-the-Money Options (#)(2)	In-the-Money Options ($)	Total ($)
Thomas Merk	4,293	139,523	300,000	2,123,500	2,263,023
Gunther Braun	35,691	1,159,958	380,000	2,886,400	4,046,358
Ingrid Mittelstaedt	—	—	240,000	1,698,400	1,698,400
Louis Molnar	—	—	195,000	1,176,500	1,176,500
Ulrich Hefter	8,586	279,045	210,000	1,562,350	1,841,395
Martin Seifert	—	—	35,000	292,350	292,350
Carl F. Baasel	117,000	3,802,500	—	—	3,802,500
Jenifer Bunis	3,000	97,500	—	—	97,500
Stephen D. Fantone	17,000	552,500	—	—	552,500
Ralph E. Reins	49,000	1,592,500	—	—	1,592,500
Daniel J. Smoke	47,000	1,527,500	—	—	1,527,500
Gary K. Willis	51,000	1,657,500	—	—	1,657,500
Peter Wirth	19,100	620,750	20,000	80,000	700,750

(1)
This amount includes shares of Rofin common stock held by the individual directly. For information regarding the beneficial ownership of Rofin common stock, see the section of this proxy statement/prospectus captioned “Security Ownership of Common Stock by Management And Certain Beneficial Owners” below.

(2)
This amount includes all vested and unvested outstanding in-the-money options.

Financing of the Merger
We anticipate that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $1 billion, which will be funded with borrowings under the debt financing described below, as well as cash on hand of the Company and Coherent. This amount includes funds needed to (1) pay stockholders the amounts due under the Merger Agreement, (2) make payments in respect of our outstanding common stock options pursuant to the Merger Agreement and (3) repay our and Coherent’s existing third party indebtedness.
In connection with its execution of the Merger Agreement, Coherent entered into a commitment letter dated as of March 16, 2016 and amended and restated April 5, 2016 (the “Commitment Letter”), from Barclays Bank PLC (“Barclays”), Bank of America, N.A. (“BofA”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), pursuant to which, among other things, Barclays and BofA have committed to provide Coherent with debt financing in an aggregate principal amount of up to $850 million (which includes a $100 million revolving credit facility) to be used, in part, to finance the acquisition of the Company and refinance existing debt of the Company and Coherent. The obligation of Coherent and Merger Sub to consummate the Merger is not subject to any financing condition. Barclays’ and BofA’s respective obligations under the Commitment Letter are subject to certain conditions, including the consummation of the Merger in accordance with the terms and conditions of the Merger Agreement and other customary closing conditions.
Rofin has agreed to use its reasonable best efforts to cause Rofin’s Representatives to provide Coherent and Merger Sub with all cooperation as may be reasonably requested by Coherent in connection with the debt financing, including assisting in the preparation for and participation in meetings and calls, drafting sessions, rating agency presentations, road shows and due diligence sessions, assisting in the preparation of offering and marketing documents and customary materials for rating agency presentations, cooperating with Coherent to obtain customary corporate and facilities ratings, furnishing Coherent and Merger Sub and their respective Representatives with the necessary financial information regarding Rofin and taking all corporate and other actions reasonably requested by Coherent to consummate the debt financing, subject to certain limitations.
Closing and Effective Time
The consummation of the Merger (the “Closing”) will take place on a date and at a time to be agreed upon by Rofin and Coherent, which date will be no later than the second business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions to closing in accordance with the Merger Agreement (as described under the caption “The Merger Agreement — Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions, or at such other location, date and time as Rofin and Coherent mutually agree. However, if the marketing period (as described below under the caption “— Marketing Period”) has not ended at the time when the Closing would otherwise be required to occur, then the Closing will occur on the earlier of  (1) a business day before or during the marketing period as may be specified by Coherent on no less than two business days prior written notice to Rofin and (2) the first business day immediately following the final day of the marketing period (subject, in each case, to the satisfaction or waiver (to the extent permitted within the Merger Agreement) of all the conditions to closing, other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions to closing, or at such other date and time as Rofin and Coherent mutually agree. The date that the Closing will actually occur will be referred to as the “Closing Date.”

Marketing Period
The marketing period means the first period of 21 consecutive calendar days after and throughout which Coherent has received certain required financial information from Rofin necessary to market the debt being used to finance a portion of the Merger and all conditions to Coherent’s obligation to consummate the Merger have been satisfied (other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), including the adoption of the Merger Agreement by the requisite affirmative vote of stockholders and receipt of all required antitrust regulatory approvals, except that the period from July 1, 2016 through and including July 4, 2016 and from November 23, 2016 through and including November 27, 2016 will not be deemed calendar days for the purpose of the marketing period and if the marketing period has not ended on or prior to August 19, 2016, then such period will be deemed not to have commenced until September 6, 2016 and if the marketing period has not ended on or prior to December 23, 2016, then such period will be deemed not to have commenced until January 3, 2017. Rofin may commence the marketing period by delivering a notice to Coherent stating the date on which the required financial information was delivered to Coherent. Unless Coherent delivers a notice to Rofin within five business days of the notice delivered by Rofin stating that the required financial information was not received, the marketing period will be deemed to have commenced on the date set forth in the notice provided by Rofin.
The required financial information referenced above includes all financial statements, financial data, audit reports and other information regarding Rofin and its subsidiaries that is required under the commitment letter with Barclays, BofA and MLPFS or any new commitment letter or is required in a prospectus, offering memorandum or private placement memorandum in connection with the debt financing or an alternate financing or as may otherwise be necessary, proper or advisable to consummate the debt financing or an alternate financing, and of the type, form and substance necessary for an investment bank to receive customary comfort (including “negative assurance” comfort).
Appraisal Rights
If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL (“Section 262”).
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of Rofin common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in Rofin common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.
Under Section 262, holders of Rofin common stock who (i) do not vote in favor of the adoption of the Merger Agreement, (ii) continuously are the record holders of such shares through the Effective Time and (iii) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their Rofin common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Rofin’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Merger, any holder of Rofin common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of Rofin common stock, Rofin recommends that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.
Stockholders wishing to exercise the right to seek an appraisal of their Rofin common stock must do ALL of the following:
•
the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•
the stockholder must deliver to Rofin a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•
the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•
a stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement or abstain.
Filing Written Demand
Any holder of Rofin common stock wishing to exercise appraisal rights must deliver to Rofin, before the vote on the adoption of the Merger Agreement at the Special Meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A holder of Rofin common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting of Rofin’s stockholders will constitute a waiver of appraisal rights.
Only a holder of record of Rofin common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of Rofin common stock should be executed by or on behalf of the holder of record and must reasonably inform Rofin of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.
STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Rofin-Sinar Technologies Inc.
40984 Concept Drive
Plymouth, MI 48170
Attention: Corporate Secretary
Any holder of Rofin common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Rofin a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation.
No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective date of the Merger.
Notice by the Surviving Corporation
If the Merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each holder of Rofin common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of Rofin common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of Rofin common stock. Accordingly, any holders of Rofin common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Rofin common stock within the time and in the manner prescribed in Section 262. The failure of a holder of Rofin common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.
Within 120 days after the Effective Time, any holder of Rofin common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which Rofin has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.
If a petition for an appraisal is duly filed by a holder of Rofin common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings.
Determination of Fair Value
After determining the holders of Rofin common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the Rofin common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not necessarily address, fair value under Section 262 of the DGCL. Although Rofin believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Rofin nor Coherent anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of Rofin and Coherent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Rofin common stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.
If any stockholder who demands appraisal of his, her or its Rofin common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of Rofin common stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.
From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Rofin common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s Rofin common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of Rofin common stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their Rofin common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).
This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:
•
tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as banks or other financial institutions; tax-exempt organizations; retirement or other tax-deferred accounts; S-corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities;

regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States; and, except as noted below, holders who own or have owned (directly, indirectly or constructively) five percent or more of Rofin’s stock (by vote or value);
•
tax consequences to holders holding their Rofin common stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•
tax consequences to holders that received their Rofin common stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

•
tax consequences to holders who own an equity interest, actually or constructively, in Coherent following the Merger;

•
tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•
tax consequences to holders who hold their Rofin common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•
tax consequences to holders who are “controlled foreign corporations,” “passive foreign investment companies” or “personal holding companies” for U.S. federal income tax purposes;

•
the U.S. federal estate, gift or alternative minimum tax consequences, if any;

•
any state, local or non-U.S. tax consequences; or

•
tax consequences to holders that do not vote in favor of the Merger and who properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Rofin common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Rofin common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.
No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Rofin common stock that is for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of Rofin common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash (including any cash required to be withheld for tax purposes) received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. Gain or loss will be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.
A surtax of up to 3.8% applies to so-called “net investment income” of certain U.S. citizens and residents, and to undistributed “net investment income” of certain estates and trusts. Net investment income generally includes any gain recognized on the receipt of cash in exchange for shares of Rofin common stock pursuant to the Merger. Holders should consult their own tax advisors regarding the applicability of the tax on gain recognized pursuant to the Merger.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of Rofin common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

•
Rofin is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”) at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of Rofin common stock, which we refer to as the “relevant period,” and, if shares of Rofin common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. We believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger.

Information Reporting and Backup Withholding
Information reporting and backup withholding (at a rate of 28%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (a) provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Regulatory Approvals Required for the Merger
Coherent and Rofin have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include (1) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (2) the approval or clearance of the Merger by all other relevant antitrust authorities, including the European Commission or the antitrust authority of one or more European Union member states.
HSR Act and U.S. Antitrust Matters
Under the HSR Act and the rules promulgated thereunder, the Merger cannot be completed until Coherent and Rofin file a notification and report form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period has expired or been terminated. The HSR Act requires the parties to observe a 30 calendar day waiting period (which is extended to the next business day if the 30th day falls on a Saturday, Sunday or Federal legal public holiday), which we refer to as the initial waiting period, during which time the Merger may not be consummated, unless that initial waiting period is terminated early. If, before the expiration of the initial waiting period, the DOJ or the FTC issues a request for additional information, the parties may not consummate the transaction until 30 days after Coherent and the Company have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination or extended by agreement between the parties and the FTC or DOJ). Coherent and Rofin made the necessary filings with the FTC and the DOJ on March 30, 2016 and each requested early termination of the waiting period. On April 28, 2016, the Company and Coherent received notice from the U.S. Federal Trade Commission that it had granted early termination, effective immediately, of the applicable waiting period under the HSR Act for the Merger. The early termination of the waiting period under the HSR Act satisfies one of the conditions to the closing of the Merger, which remains subject to other customary closing conditions, including the approval or clearance of the Merger by all other relevant antitrust authorities, including the European Commission or the antitrust authority of one or more European Union member states.
At any time before or after consummation of the Merger, and notwithstanding any termination of the waiting period under the HSR Act, the FTC, the DOJ or any state attorney general could take such action under the antitrust laws as it deems necessary under applicable statutes, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
European Union
Coherent and Rofin conduct business in Member States of the European Union (“EU”). Assuming the transaction is reportable under local merger control rules in at least three Member States of the EU, Coherent intends to request a single review at the EU level pursuant to Article 4(5) of the European Union Council Regulation (EEC) No. 139/2004. Coherent will submit a request for referral of the examination by means of a reasoned submission on Form RS to the European Commission as promptly as practicable. If no national competition authority objects to the request, the European Commission will acquire jurisdiction to review the Merger. Coherent will then file a formal notification of the Merger on Form CO, and the European Commission will have 25 working days to consider whether the Merger would significantly impede effective competition in the common market or a substantial part of it, in particular as a result of the creation or strengthening of a dominant position. By the end of that period, the European Commission must issue a decision either clearing the Merger, which may be conditional upon satisfaction of undertakings offered by Coherent, or opening an in-depth “Phase II” investigation. A Phase II investigation may last a maximum of an additional 125 business days. It is possible that an investigation could result in a challenge to the Merger based on European Union competition law or regulations.
Additional Information Concerning Regulatory Approvals
One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory clearances or approvals, any of which actions could significantly impede or even preclude obtaining required regulatory clearances and approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory clearances and approvals or whether such clearances and approvals ultimately will be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement, and Coherent has no obligation to satisfy such conditions. These conditions or changes could result in the conditions to the Merger not being satisfied. In the event that the Merger Agreement is terminated because the requisite antitrust clearances and approvals cannot be obtained and we are otherwise in compliance with the terms of the Merger Agreement, Coherent is obligated to pay us a termination fee of  $65 million.
Legal Proceedings Regarding the Merger
On April 8, 2016, a putative class action was filed in the Circuit Court of Wayne County, Michigan against the Company, our directors, Coherent and Merger Sub. On behalf of all public stockholders, Plaintiff alleges a breach of fiduciary duty by the directors and aiding and abetting of such breaches by the Company and Coherent. Plaintiff’s claims arise out of the approval by the directors of the Merger Agreement, together with allegations that the consideration to be paid to the stockholders in the Proposed Transaction is inadequate. To date, the Company has not been served with the lawsuit. The Company believes that the claims are without merit and intends to defend the lawsuits vigorously. It is possible that additional complaints containing similar claims may be filed in the same or other courts, naming the same or additional defendants.
The Company’s By-Laws require stockholders bringing such claims to file them in Chancery Court of Delaware, absent written consent from the Company. The Company has not provided such consent with respect to the foregoing matter.
In addition, the Company’s Certificate of Incorporation and By-laws provide for indemnification of the Company’s officers and directors in this type of litigation to the extent permitted by the DGCL, and the Company maintains a directors’ and officers’ liability insurance policy.

THE MERGER AGREEMENT
Explanatory Note Regarding the Merger Agreement
The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement have the meaning ascribed to them in the Merger Agreement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates, (2) were made solely for the benefit of the parties to the Merger Agreement and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Rofin, Coherent and Merger Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Coherent and Merger Sub by Rofin in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between Rofin, Coherent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Rofin, Coherent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Rofin, Coherent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential Company disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Rofin, Coherent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Rofin and our business.
Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws
The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, (1) Merger Sub will be merged with and into Rofin, with Rofin becoming a wholly owned subsidiary of Coherent and (2) the separate corporate existence of Merger Sub will thereupon cease. From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, powers and franchises of Rofin and Merger Sub, and all of the debts, liabilities and duties of Rofin and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
The parties will take all necessary action to ensure that, effective as of, and immediately following, the Effective Time, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub immediately prior to the Effective Time, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified. From and after the Effective Time, the officers of Merger Sub at the Effective Time will be the officers of the Surviving Corporation, until their successors are duly appointed. At the Effective Time, the certificate of incorporation of Rofin as the Surviving Corporation will be amended to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, other than the provisions relating to indemnification of our directors and officers, which will be identical to the provisions in the Company’s certificate of incorporation, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, until thereafter amended, other than the provisions relating to indemnification of our directors and officers, which will be identical to the provisions in the Company’s bylaws.
Closing and Effective Time
The Closing will take on a date and at a time agreed upon by Rofin and Coherent, which date will be no later than the second business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions to closing in accordance with the Merger Agreement (described below under the caption “— Conditions to the Closing of the Merger”), other than those conditions that by their terms are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions or such other location, date and time mutually agreed to by Coherent and Rofin. However, if the marketing period (as described above under the caption “The Merger — Marketing Period”) has not ended as of the time when the Closing would otherwise be required to occur, then the Closing will occur on the earlier to occur of  (1) a business day before or during the marketing period as may be specified by Coherent on no less than two business days’ notice to Rofin and (2) the first business day immediately following the final day of the marketing period (subject, in each case, to the satisfaction or waiver of all the conditions to closing, other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions to closing (to the extent permitted within the Merger Agreement), or at such other date and time as Rofin and Coherent mutually agree. Concurrently with the closing of the Merger, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing and acceptance of the certificate of merger, or at such later time as is agreed by Rofin and Coherent and specified in the certificate of merger.
Merger Consideration
Common Stock
At the Effective Time, each outstanding share of Rofin common stock (other than shares owned by stockholders who are entitled to and who properly exercise appraisal rights under the DGCL and shares owned by the Company, Coherent, Merger Sub or any of their wholly owned subsidiaries) will be converted into the right to receive the Merger Consideration (which is $32.50 per share), without interest and less any applicable withholding taxes. Except as provided in the immediately preceding sentence, at the Effective Time, all shares that are outstanding immediately prior to the Effective Time will be cancelled and extinguished and automatically converted into the right to receive the Merger Consideration.
Outstanding Options
Under the Merger Agreement, Rofin’s stock options that are outstanding immediately prior to the Effective Time will be treated as follows:
•
each then outstanding unvested option to purchase shares of our common stock that was granted before March 16, 2016 will become fully vested immediately prior to the Effective Time, provided that the holder of such option is then still employed by or in the service of Rofin;

•
each then outstanding vested option to purchase shares of Rofin common stock that was granted before March 16, 2016 (taking into account any acceleration of vesting of previously unvested options) will be canceled in exchange for the right to receive a cash payment equal to the number of shares of our common stock covered by the option multiplied by the amount, if any, by which $32.50 exceeds the option exercise price per share; and

•
each then outstanding option to purchase shares of our common stock that was granted subsequent to March 16, 2016, if any, will be assumed by Coherent and converted into an economically equivalent option to purchase shares of Coherent common stock with the same terms and conditions (including vesting conditions) as applied to the corresponding post-March 16, 2016 Rofin option, except that the number of Coherent shares covered by the converted option and the exercise price per share will be adjusted to reflect the ratio between $32.50 and the volume weighted average closing sale price of Coherent common stock on NASDAQ over the ten consecutive trading days ending on the date that is two trading days prior to the date on which the closing of the Merger occurs.
Exchange and Payment Procedures
Prior to the Effective Time, Coherent will select a reasonably acceptable bank or trust company, which we refer to as the “payment agent.” The payment agent will make payments of the Merger Consideration to stockholders. On the Closing Date, Coherent or the Surviving Corporation will deposit with the payment agent an amount in cash sufficient to pay the aggregate Merger Consideration to stockholders (other than shares owned by stockholders who are entitled to and who properly exercise appraisal rights under the DGCL and shares owned by the Company, Coherent, Merger Sub or any of their wholly owned subsidiaries).
Promptly following the Effective Time, Coherent and the Surviving Corporation will cause the payment agent to send to each holder of record of shares of Rofin common stock as of immediately prior to the Effective Time a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for their portion of the Merger Consideration. Upon receipt of  (1) surrendered certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the shares of Rofin common stock and (2) a signed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive their portion of the Merger Consideration in exchange therefor. The amount of any Merger Consideration paid to the stockholders may be reduced by any applicable withholding taxes.
If any cash deposited with the payment agent is not claimed within one year following the Effective Time, such cash will be returned to the Surviving Corporation, upon demand, and any holders of Rofin common stock who have not complied with the exchange procedures in the Merger Agreement may thereafter look only to the Surviving Corporation as general creditor for payment of the Merger Consideration. Any amounts remaining unclaimed by holders of Rofin common stock two years after the Effective Time will become, to the extent permitted by applicable law, the property of the Surviving Corporation, free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives).
The letter of transmittal will include instructions if a stockholder has lost a stock certificate or if such certificate has been stolen or destroyed. In the event any certificates have been lost, stolen or destroyed, then before such stockholder will be entitled to receive the Merger Consideration, such stockholder will have to make an affidavit of the loss, theft or destruction and if required by Coherent or the payment agent, require the owners of such lost, stolen or destroyed certificates to deliver a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation or the payment agent with respect to such lost, stolen or destroyed certificate.
Representations and Warranties
The Merger Agreement contains representations and warranties of Rofin, Coherent and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by Rofin are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to Rofin, any fact, event, violation, inaccuracy, circumstance, change or effect that, individually or when taken together with all other such facts, events, violations, inaccuracies, circumstances, changes or effects that exist or have occurred prior to or at the date of determination of the occurrence of the Company Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, operations, financial condition or results of operations of Rofin and its subsidiaries taken as a whole; provided, however, that in no event will any of the following, either alone or in combination, and whether directly or indirectly, be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur:

•
general economic, regulatory, business or political conditions in the United States or any other country or region in the world (or changes therein);

•
conditions in the industries in which Rofin or any of its subsidiaries conduct business;

•
changes in applicable law or generally accepted accounting principles in the United States or the interpretations thereof;

•
acts of war, terrorism or sabotage or any escalation or worsening of acts of war or terrorism;

•
earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

•
the public announcement or pendency of the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement, including (i) as a result of the identity of Coherent or any communication by Coherent regarding its plans or intentions with respect to the conduct of the business of the Company or any of its subsidiaries and (ii) the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, suppliers, distributors, collaboration partners, stockholders, lenders, employees or regulators (including without limitation, any cancellations of or delays in customer agreements, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees);

•
any failure by Rofin to meet published analysts’ estimates, projections or forecasts of revenues, earnings or other financial or business metrics, in and of itself, or any failure by Rofin to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations or the issuance of revised projections that are not as optimistic as those in existence as of the date hereof, although the underlying cause(s) of any such failure may be taken into consideration unless otherwise prohibited by the definition of Company Material Adverse Effect;

•
any decline in the market price or change in the trading volume of Rofin common stock, in and of itself, although the underlying cause(s) of any such failure may be taken into consideration unless otherwise prohibited by the definition of Company Material Adverse Effect;

•
any action taken that is required by the terms of the Merger Agreement or taken at the written request of Coherent or with the prior written consent or approval of Coherent;

•
any legal proceedings made or brought by any of the current or former stockholders of Rofin (on their own behalf or on behalf of Rofin) against Rofin, arising out of the Merger or in connection with any other transactions contemplated by the Merger Agreement; and

•
the availability or cost of equity, debt or other financing to Coherent, Merger Sub or the Surviving Corporation, or any changes, events or occurrences in financial, credit, banking or securities markets (including any disruption thereof and any decline in the price of any security or market index) or any interest rate or exchange rate changes or general financial or capital market conditions, including interest rates, or changes therein.

Notwithstanding the foregoing, any fact, event, violation, inaccuracy, circumstance, change or effect set forth in the first five items described in the above bullet points may be taken into account in determining whether there has been or is a Company Material Adverse Effect to the extent such fact, event, violation, inaccuracy, circumstance, change or effect has had a disproportionate adverse effect on Rofin and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which Rofin and its subsidiaries operate.
In the Merger Agreement, Rofin has made customary representations and warranties to Coherent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•
organization, valid existence, good standing and authority and qualification to conduct business with respect to Rofin and its subsidiaries;

•
Rofin’s corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•
the necessary approval of the Rofin Board;

•
the inapplicability of anti-takeover statutes to the Merger;

•
the rendering of Greenhill’s opinion to the Rofin Board;

•
the necessary vote of stockholders to approve the Merger Agreement;

•
required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

•
the absence of any conflict or violation of any organizational documents, existing contracts, applicable laws to Rofin or its subsidiaries or the resulting creation of any lien upon Rofin’s assets due to the performance of the Merger Agreement;

•
the capital structure of Rofin as well as the ownership and capital structure of its subsidiaries;

•
the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of Rofin’s securities;

•
the accuracy and required filings of Rofin’s SEC filings and financial statements;

•
undisclosed liabilities;

•
Rofin’s disclosure controls and procedures;

•
Rofin’s internal accounting controls and procedures;

•
the absence of specified undisclosed liabilities;

•
the conduct of the business of Rofin and its subsidiaries in the ordinary course consistent with past practice and the absence of a Company Material Adverse Effect, in each case since December 31, 2015;

•
the existence and enforceability of specified categories of Rofin’s material contracts, and any notices with respect to violation or breach of or default thereunder or intention to terminate or modify those material contracts;

•
Rofin’s compliance with laws and governmental orders;

•
possession of necessary permits;

•
legal proceedings and orders;

•
tax matters;

•
employee benefit plans;

•
labor matters;

•
real property owned, leased or subleased by Rofin and its subsidiaries;

•
personal property of Rofin;

•
trademarks, patents, copyrights and other intellectual property matters;

•
insurance matters;

•
absence of any transactions, relations or understandings between Rofin or any of its subsidiaries and any affiliate or related person;

•
payment of fees to brokers in connection with the Merger Agreement;

•
anti-bribery and export compliance matters;

•
environmental matters; and

•
indebtedness.

In the Merger Agreement, Coherent and Merger Sub have made customary representations and warranties to Rofin that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. Some of the representations and warranties in the Merger Agreement made by Coherent and Merger Sub are qualified as to “materiality” or “Parent Material Adverse Effect.” For purposes of the Merger Agreement, “Parent Material Adverse Effect” means, with respect to Coherent or Merger Sub, any material adverse effect on the ability of Coherent or Merger Sub to consummate the Merger prior to the termination date and to fully perform its covenants and other obligations under the Merger Agreement.
These representations and warranties relate to, among other things:
•
due organization, good standing and authority and qualification to conduct business with respect to Coherent and Merger Sub;

•
Coherent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•
required governmental consents and regulatory filings in connection with the Merger Agreement;

•
the absence of any conflict or violation of any organizational documents, or applicable laws due to the performance of the Merger Agreement;

•
ownership of Company capital stock by Coherent or Merger Sub;

•
the absence of litigation; and

•
matters with respect to Coherent’s financing and sufficiency of funds.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.
Conduct of Business Pending the Merger
The Merger Agreement provides that, except as (1) expressly required by the Merger Agreement, (2) disclosed in the confidential Company disclosure letter to the Merger Agreement or (3) approved in advance by Coherent in writing (which approval will not be unreasonably withheld, delayed or conditioned), during the period of time between the date of the signing of the Merger Agreement and the Effective Time, Rofin and each of its subsidiaries will:
•
carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to signing the Merger Agreement; and

•
use its commercially reasonable efforts, consistent with past practices and policies, to (1) preserve intact its business and operations, (2) keep available the services of its directors, officers and employees and (3) preserve its current relationships with customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings.

In addition, Rofin has also agreed that, except as (1) expressly required or permitted by the Merger Agreement, (2) required by applicable law, (3) disclosed in the confidential Company disclosure letter to the Merger Agreement or (4) approved in advance by Coherent in writing (which approval will not be unreasonably withheld, conditioned or delayed), during the period of time between the date of the signing of the Merger Agreement and the Effective Time, Rofin will not, and will cause each of its subsidiaries not to, among other things:
•
amend its organizational documents;

•
issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any securities of Rofin or any of its subsidiaries, except for the issuance and sale of shares of Rofin common stock pursuant to the exercise of options outstanding prior to the date of the Merger Agreement;

•
acquire or redeem, directly or indirectly, or amend any of its securities;

•
other than cash dividends made by direct or indirect wholly owned subsidiaries of Rofin to Rofin or one or more of Rofin’s subsidiaries, (1) split, combine or reclassify any shares of Rofin’s capital stock, (2) declare, set aside or pay any dividend or other distribution, or (3) make any other actual, constructive or deemed distribution in respect of shares of Rofin’s capital stock;

•
adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•
incur, assume or suffer certain types of indebtedness or issue any debt securities;

•
except as expressly required by the Merger Agreement or as may be required by law or the terms of any employee plan or contract: (1) enter into, adopt, amend (including acceleration of vesting) or modify in any respect or terminate any employee benefit, equity award-related or compensatory agreements, plans or arrangements, (2) increase the compensation or fringe benefits of any director, officer, consultant, independent contractor or employee (other than increases in compensation made in the ordinary course of business consistent with past practice that do not exceed 3.0% of their base compensation as of the date of the Merger Agreement), (3) pay any special bonus or special remuneration to any director, officer, consultant, independent contractor or employee, or (4) pay any benefit not required by or made pursuant to any employee plan or other arrangement in effect as of the date of the Merger Agreement;

•
make deposits or contributions of cash or property to secure the payment of compensation or benefits under employee plans other than deposits and contributions that are required under the terms of those plans;

•
acquire, sell, lease, license or dispose of any property or assets in any single transaction or series of related transactions, except for (1) the sale of the Company’s products or grants of licenses to intellectual property rights in the ordinary course of business consistent with past practice, (2) purchases of assets used in the manufacture of the Company’s products or the conduct of its business, in each case in the ordinary course of business consistent with past practice and (3) dispositions of obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice;

•
change accounting principles or practices or, except in the ordinary course of business, revalue in any material respect any of its properties or assets;

•
(1) make or change any material tax elections, (2) file any amended income tax return, or any other amended tax return that would materially increase the taxes payable by Rofin or its subsidiaries, (3) settle or compromise any material liability for taxes, (4) consent to any extension or waiver of any limitation period with respect to any material claim or assessment for taxes or (5) fail to pay any material taxes as they become due and payable (including estimated taxes), except to the extent such taxes are contested in good faith and adequate reserves have been established for such taxes in accordance with GAAP;

•
(1) enter into any lease or sublease of real property other than to replace existing leases that are expiring and cannot be renewed and such new lease has a term not to exceed two years and is otherwise on substantially the same terms as the expiring lease, (2) modify, amend or exercise any right to renew any lease or sublease of real property, other than renewals of expiring leases having a term of no more than two years or (3) grant or otherwise create or consent to the creation of any easement, covenant, restriction, assessment, lien or charge affecting any real property;

•
(1) acquire by merger, consolidation or acquisition of stock or assets, any other person or entity or any equity interest therein or (2) make any capital expenditure (or series of related capital expenditures) in excess of the Company’s capital expenditure budget for periods following the date of the Merger Agreement that was provided to Coherent;

•
enter into, renew, amend in any material respect or terminate any material contracts, or relinquish any material rights under any material contracts, in each case other than in the ordinary course of business consistent with past practice;

•
settle or compromise any pending or threatened litigation or pay, discharge or satisfy or agree to pay, discharge or satisfy any claim, liability or obligation, other than the settlement, compromise, payment, discharge or satisfaction of litigation, claims and other liabilities (i) reflected or reserved against in full on the Company’s December 31, 2015 balance sheet or incurred after December 31, 2015 in the ordinary course of business consistent with past practice or (ii) which does not include any obligation (other than the payment of money) to be performed by the Company following the Effective Time that would be material to the Company and its subsidiaries taken as a whole; or

•
enter into an agreement or otherwise commit to do any of the foregoing.

Alternative Acquisition Proposals
From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, Rofin has agreed not to, and will not authorize or permit any of its subsidiaries and its and their respective Representatives to:
•
solicit, initiate, knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of any inquiry, offer or proposal that would be reasonably expected to lead to an acquisition proposal or acquisition transaction (each as defined below);

•
furnish to any person (other than to Coherent or any designees of Coherent) any non-public information relating to Rofin or any of its subsidiaries, or afford access to the business, properties, assets, books or records of Rofin or its subsidiaries to any third party (in each case in connection with an acquisition proposal or an acquisition transaction), or take any other action intended to assist or facilitate the making of any acquisition proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an acquisition proposal or acquisition transaction;

•
participate or engage in discussions or negotiations with any person (other than Coherent or any designees of Coherent) regarding an acquisition proposal or acquisition transaction;

•
terminate, amend or waive or fail to enforce any rights under any “standstill” or other similar contract between it or any of its subsidiaries and any person (other than Coherent or any designees of Coherent); or

•
waive the applicability of Section 203 of the DGCL or any other anti-takeover statute, or any portion thereof, to any person (other than to Coherent, Merger Sub or any designees of Coherent or Merger Sub);

•
approve, endorse or recommend an acquisition proposal or acquisition transaction;

•
execute or enter into any letter of intent, memorandum of understanding or contract contemplating or otherwise relating to an acquisition proposal or acquisition transaction, other than certain permitted confidentiality agreements; or

•
propose publicly or agree to any of the foregoing with respect to an acquisition proposal or acquisition transaction.

Notwithstanding the restriction described above, prior to the adoption of the Merger Agreement by Rofin’s stockholders, Rofin may provide information to, and engage or participate in negotiations or discussions with, any third party that has made a written acquisition proposal after the date of the Merger Agreement if the Rofin Board determines in good faith after consultation with its financial advisor and its outside legal counsel that such proposal is a superior proposal (as defined below) or is reasonably likely to lead to a superior proposal and/or furnish any non-public information relating to Rofin or any of its subsidiaries to any third party that has made a written acquisition proposal after the date of the Merger Agreement and that the Rofin Board determines in good faith (after consultation with its financial advisor and its outsider legal counsel) either constitutes or is reasonably likely to lead to a superior offer; provided that, in each case of any action taken pursuant to the foregoing sentences: (1) the acquisition proposal was not solicited in violation of the above restrictions; (2) the Rofin Board has determined in good faith (after consultation with its financial advisor and its outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties; (3) Rofin promptly gives Coherent written notice of the identity of such person and the material terms and conditions of the acquisition proposal (and a copy if it is in written form) and of Rofin’s intention to engage or participate in discussions or negotiations with, or furnish non-public information to, such person; (4) Rofin already has entered into, or enters into, an acceptable confidentiality agreement with such third party; and (5) if Rofin furnishes non-public information to the third party which Coherent has not yet received, it will furnish or make available such information to Coherent or its Representatives contemporaneously.
The Company must notify Coherent within 24 hours of becoming aware of  (i) any acquisition proposal received by the Company or its Representatives, (ii) any request for information that would reasonably be expected to lead to an acquisition proposal received by the Company or its Representatives, or (iii) any inquiry made to the Company or its Representatives with respect to, or which would reasonably be expected to lead to, any acquisition proposal, the terms and conditions of such proposal, request or inquiry, and the identity of the person or group making any such proposal, request or inquiry.
The Company must keep Coherent reasonably informed on a reasonably current basis of the status and material details of any acquisition proposal, request or inquiry, and within 24 hours provide Coherent with copies of all written documents, requests or inquiries relating to any acquisition proposal (including the financing thereof) exchanged between the Company or any of its Representatives, on the one hand, and the person making the acquisition proposal, request or inquiry, on the other hand. In addition, the Company must provide Coherent with at least 24 hours prior notice (or such other lesser prior notice as is provided to directors generally) of any meeting of the Rofin Board (or any committee thereof) at which it is reasonably expected to consider an acquisition proposal or acquisition transaction it has received.
For purposes of this proxy statement and the Merger Agreement:
“Acquisition proposal” means any offer, proposal or indication of interest from any person (other than an offer or proposal by Coherent or Merger Sub) relating to any acquisition transaction.
“Acquisition transaction” means any transaction or series of related transactions (other than the Merger) involving:
(1)
any acquisition or purchase by any third party, directly or indirectly, of more than twenty percent (20%) of any class of outstanding voting or equity securities of Rofin, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any third party beneficially owning more than twenty percent (20%) of any class of outstanding voting or equity securities of Rofin;

(2)
any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving Rofin and a third party pursuant to which the stockholders of Rofin immediately preceding such transaction hold less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such transaction; or

(3)
any sale, lease (other than in the ordinary course of business), exchange, transfer or other disposition to a third party of assets of Rofin and its subsidiaries (including securities of subsidiaries, but excluding sales of assets in the ordinary course of business) that account for more than twenty percent (20%) of Rofin’s consolidated assets, or from which more than twenty percent (20%) of the Company’s consolidated revenues or net income are derived (with assets being measured by the fair market value thereof).

“Superior proposal” means any written competing acquisition transaction made by a third party after March 16, 2016 that (1) was not solicited in violation of the non-solicitation provisions of the Merger Agreement and (2) the Rofin Board determines in good faith (after consultation with its financial advisor and its outside legal counsel, and after taking into account the terms and conditions of such acquisition proposal, including the financial, legal, regulatory and other aspects of such acquisition proposal) is more favorable from a financial point of view to Rofin’s stockholders than the Merger and is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory, and financing aspects of the proposal (including certainty of closing) and the identity of the third party making the proposal and other aspects of the proposal that the Rofin Board deems relevant.
“Competing acquisition transaction” has the same meaning as “acquisition transaction” except that all references therein to “20%” and “80%” will be deemed to be references to “50%”.

The Rofin Board’s Recommendation; Company Board Recommendation Change
As described above, and subject to the provisions described below, the Rofin Board has made the recommendation that the holders of shares of Rofin common stock vote “FOR” the proposal to adopt the Merger Agreement. Prior to the adoption of the Merger Agreement by stockholders, the Rofin Board may not (with any action described in the following being referred to as a “company board recommendation change”):
•
fail to make, withdraw, amend, modify or qualify the company board recommendation in a manner that is adverse to Coherent, or publicly propose to do so;

•
approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, an acquisition proposal or acquisition transaction other than the Merger;

•
fail to publicly reaffirm the company board recommendation within three business days after Coherent so requests in writing in good faith;

•
fail to include the company board recommendation in this proxy statement; or

•
fail to publicly recommend against any acquisition proposal or acquisition transaction made pursuant to a tender offer within ten business days after the commencement of such acquisition proposal or acquisition transaction.

The Rofin Board may effect a company board recommendation change in response to a bona fide written acquisition proposal that the Rofin Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal if:
•
the bona fide written acquisition proposal was not solicited in violation of Rofin’s non-solicitation obligations under the Merger Agreement;

•
the person from whom such party received such acquisition proposal has not made any other acquisition proposals (either alone or together with one or more other persons) that resulted from or arose out of a breach of any provisions of Rofin’s non-solicitation obligations under the Merger Agreement;

•
the Rofin Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal is a superior proposal (which determination and any public announcement thereof will not constitute a company board recommendation change);

•
Rofin has provided prior notice to Coherent at least five business days in advance of its intention to effect a company board recommendation change (which notice must include the most current version of the proposed definitive agreement and, to the extent not included therein, all material terms and conditions of such superior proposal and the identity of the person making such superior proposal);

•
if requested by Coherent, during the five business day notice period describe above, Rofin has negotiated in good faith with Coherent regarding modifications to the terms and conditions of the Merger Agreement so that such superior proposal would cease to be a superior proposal;

•
prior to the end of such five business day period, Coherent has not made a counter-offer or proposal in writing and in a manner that, if accepted by Rofin, would form a binding contract that the Rofin Board determines (after consultation with its financial advisor and its outside legal counsel) is at least as favorable to the stockholders of Rofin as the superior proposal (it being agreed that (1) any material revision to the terms of the superior proposal, including any revision in price, requires a new notice to Coherent, (2) the five business day period will be extended, if applicable, to the extent necessary to ensure that at least three business days remain subsequent to each time Rofin notifies Coherent of any material revision and (3) there may be multiple extensions of the five business day period); and

•
the Rofin Board determined (after consultation with its outside legal counsel and after considering any counter-offer or proposal made by Coherent) that, in light of such superior proposal, the failure to effect a company board recommendation change would reasonably be expected to be inconsistent with its fiduciary duties.

In addition, the Rofin Board may change the Rofin Board recommendation as a result of an intervening event (as defined below) if the Rofin Board determines (after consultation with its outside legal counsel) that the failure to effect a company board recommendation change in response to such intervening event would reasonably be expected to be inconsistent with its fiduciary duties, and prior to taking such action:
•
Rofin has provided Coherent at least five business days’ notice of its intention to effect a company board recommendation change, which notice must include the reason (in reasonable detail) for the company board recommendation change; and

•
if requested by Coherent, Rofin has met and negotiated in good faith with Coherent regarding modifications to the terms and conditions of the Merger Agreement so that the Rofin Board no longer determines that the failure to make a company board recommendation change in response to such intervening event would be inconsistent with its fiduciary duties.

For purposes of this proxy statement and the Merger Agreement, an “intervening event” means any event, circumstance, change, effect, development or condition occurring or arising after March 16, 2016 that was not actually known by the Rofin Board or reasonably foreseeable as of or prior to March 16, 2016 and does not relate, directly or indirectly, to any acquisition proposal or acquisition transaction.
Employee Benefits
Coherent has agreed to employ all individuals who are employees of Rofin or its subsidiaries as of immediately prior to the Effective Time, whom we refer to as “continuing employees.” For a period of one year following the Effective Time (or, if earlier, the date of termination of employment of the relevant continuing employee), Coherent will either (1) continue Rofin’s employee benefit plans (other than equity plans) and provide compensation and benefits to each continuing employee under such plans, (2) provide benefits (other than equity-based benefits) under one or more comparable plans which, taken as a whole, are no less favorable in the aggregate to such continuing employee than the compensation and employee benefits (other than equity-based benefits) provided to the continuing employee immediately prior to the Effective Time, or (3) a combination of  (1) and (2) so that taken as a whole, the compensation and employee benefits (other than equity-based benefits) are no less favorable in the aggregate than those provided to the continuing employee immediately prior to the Effective Time.
Coherent will grant each continuing employee credit for all service with Rofin and its subsidiaries (and their respective predecessors) prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement). However, such service need not be credited to the extent that it would result in duplication of coverage or benefits or was not credited for the same purpose with respect to such continuing employee under the analogous employee plan as of immediately prior to the Effective Time. Continuing employees will be immediately eligible to participate in the benefit plans sponsored by Coherent that replace any comparable Rofin benefit plans in which the employee participated immediately prior to the Effective Time. With respect to any new medical, dental, pharmaceutical, vision, death and/or disability benefit plans, the Coherent will cause waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements to be waived for continuing employees to the extent satisfied or waived under an analogous predecessor plan and will provide full credit to continuing employees for eligible expenses toward deductibles and similar requirements for the applicable plan year. Further, Coherent will credit continuing employees for accrued vacation and paid time off that are unused immediately prior to the Effective Time (without being subject to any accrual limits that did not apply before the Effective Time) and will transfer continuing employees’ flexible spending account balances to any new or existing flexible spending plan of Coherent.

Efforts to Close the Merger
Under the Merger Agreement, Coherent, Merger Sub and Rofin agreed to use reasonable best efforts to take all actions and assist and cooperate with the other parties, in each case as necessary, proper and advisable pursuant to applicable law or otherwise to consummate the Merger.
Indemnification and Insurance
The Merger Agreement provides that the Surviving Corporation and its subsidiaries will (and Coherent will cause the Surviving Corporation and its subsidiaries to) (1) honor and fulfill in all respects the obligations of Rofin and its subsidiaries under any and all indemnification agreements between Rofin or any of its subsidiaries, on the one hand, and the current or former directors or officers of Rofin and Rofin’s subsidiaries, on the other hand, and (2) include in the certificates of incorporation and bylaws (or similar organizational documents) of the Surviving Corporation and its subsidiaries provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as those set forth in Rofin’s and its subsidiaries current certificate of incorporation and bylaws (or similar organizational documents), for a period of six years from the Effective Time (or with respect to any claim outstanding on the sixth anniversary of the Effective Time, until the resolution of such claim).
In addition, the Merger Agreement provides that, during the six year period commencing at the Effective Time (or with respect to any claim outstanding on the sixth anniversary of the Effective Time, until the resolution of such claim), the Surviving Corporation will (and Coherent must cause the Surviving Corporation to) indemnify and hold harmless each current or former director or officer of Rofin or Rofin’s subsidiaries, to the fullest extent permitted by law, from and against all costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director, officer, managing director, employee, representative or agent of Rofin or Rofin’s subsidiaries or other affiliates occurring prior to or at the Effective Time and (2) any of the transactions contemplated by the Merger Agreement. The Merger Agreement also provides that the Surviving Corporation will (and Coherent must cause the Surviving Corporation to) pay all fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.
As permitted by the Merger Agreement, Rofin will, prior to the Effective Time, purchase a six year prepaid “tail” policy of officers and directors liability insurance. The “tail” policy will cover claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated in the Merger Agreement. If Rofin does not purchase a “tail” policy prior to the Effective Time, the Merger Agreement requires Coherent to cause the Surviving Corporation to maintain, on terms no less advantageous to the indemnified parties, Rofin’s directors’ and officers’ insurance policies for a period of at least six years commencing at the Effective Time, provided that neither Coherent nor the Surviving Corporation will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 300% of the aggregate annual premiums paid by Rofin for its 2015 fiscal year, and if the premium for such insurance coverage would exceed such amount Coherent will be obligated to cause the Surviving Corporation to obtain the greatest coverage available for a cost equal to such amount.
For more information, please refer to the section of this proxy statement captioned “The Merger  —  Interests of Rofin’s Directors and Executive Officers in the Merger.”
Other Covenants
Stockholders Meeting
In accordance with the Merger Agreement, Rofin has established May 12, 2016 as the record date for this meeting of the stockholders for the purpose of voting upon the adoption of the Merger Agreement and approval of the Merger. Rofin may not change the record date for the Special Meeting without the prior written consent of Coherent or as required by applicable law. Rofin may postpone the Special Meeting if (1) there are not holders of a sufficient number of shares present or represented by proxy at the Special

Meeting to constitute a quorum, (2) Rofin is required to postpone or adjourn the Special Meeting by applicable law, order or a request from the SEC or its staff or (3) the Rofin Board (or any committee thereof) determines in good faith (after consultation with outside legal counsel and Coherent) that it is necessary or appropriate to postpone or adjourn the Special Meeting, including in order to give Rofin’s stockholders sufficient time to evaluate any information or disclosure that it has sent to its stockholders or otherwise made available to them (including in connection with any company board recommendation change); provided that the Rofin Board may not delay the Special Meeting pursuant to this clause (3) on more than one occasion and for a period of more than ten business days.
Stockholder Litigation
Rofin will (1) provide Coherent with prompt notice of all stockholder litigation relating to the Merger Agreement, (2) keep Coherent reasonably informed with respect to the status thereof, (3) give Coherent the opportunity to participate in the defense, settlement or prosecution of any such litigation and (4) consult with Coherent with respect to the defense, settlement or prosecution of any such litigation. Rofin may not compromise, settle or come to an arrangement regarding any such litigation without Coherent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).
Regulatory Approvals
Coherent and Rofin have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include (1) the expiration or termination of the applicable waiting period under the HSR Act and (2) the approval or clearance of the Merger by all other relevant antitrust authorities, including the European Union or one or more of its member states. The parties are required to keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement and to work cooperatively in connection with obtaining the required approvals of or clearances from governmental entities. Coherent has no obligation to divest assets or take other actions that may be required to obtain such antitrust clearance, although it will have to pay us a termination fee of  $65 million if the Merger Agreement is terminated because antitrust approval cannot be obtained and we are otherwise in compliance with the terms of the Merger Agreement. See “The Merger — Regulatory Approvals”.
Financing
Coherent has agreed to use its reasonable best efforts (taking into account the expected timing of the Marketing Period) to arrange the debt financing needed for the Merger and obtain the financing contemplated by the Commitment Letter with Barclays on the terms and conditions (including, to the extent required, the full exercise of any flex provisions) set forth in the Commitment Letter. See “The Merger — Financing of the Merger”.
The Company has agreed to use its reasonable best efforts to provide all cooperation reasonably requested by Coherent in connection with any debt financing or debt facilities to be obtained, arranged or committed to on or prior to the Effective Time. This cooperation may include, among other things, cooperating with debt marketing efforts, assisting in preparation of a bank information memorandum and similar marketing documents, and providing financial information regarding the Company and its subsidiaries to assist Coherent in connection with the preparation of pro forma financial information.
Coherent has agreed to reimburse the Company for all reasonable out-of-pocket costs and expenses incurred by the Company or its subsidiaries or their respective Representatives in connection with their cooperation in connection with any debt financing and to indemnify and hold harmless the Company, its subsidiaries, and their respective Representatives from and against all losses, liabilities and other amounts suffered or incurred by them in connection with the arrangement of any debt financing or the termination of existing indebtedness.
The obtaining of any debt financing is not a condition to the closing of the merger.

Conditions to the Closing of the Merger
The respective obligations of Coherent, Merger Sub and Rofin to consummate the Merger are subject to the satisfaction or waiver of each of the following conditions:
•
the adoption of the Merger Agreement by the requisite affirmative vote of stockholders;

•
all waiting periods (including all extensions) which are required or advisable under applicable antitrust laws, including the antitrust laws of the United States and the European Union or one or more of its member states have expired or been terminated;

•
all clearances which are required or advisable under applicable antitrust laws, including the antitrust laws of the United States and the European Union or one or more of its member states, have been received (or been deemed to have been received); and

•
(1) no law has been enacted or promulgated by any governmental authority having competent jurisdiction that makes consummation of the Merger illegal or otherwise prohibits the consummation of the Merger and (2) no governmental authority having competent jurisdiction has issued or granted any order that makes consummation of the Merger illegal or otherwise prohibits the consummation of the Merger.

Coherent’s and Merger Sub’s obligations to consummate the Merger are further subject to the satisfaction or waiver of the following conditions:
•
Rofin having performed and complied in all material respects with all agreements, covenants and other obligations required by the Merger Agreement to be performed or complied with by it at or prior to the closing date;

•
certain of Rofin’s representations and warranties relating to Rofin’s organization, qualification and good standing, certificate of incorporation and bylaws, corporate power and authority, and approvals and enforceability, the inapplicability of takeover statutes, the fairness opinion of Greenhill & Co., LLC, required government filings and consents, and the disclosure of broker’s and finder’s fees were true and correct in all respects both when made and on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, for those representations and warranties which address matters only as of a particular date (which must have been true and correct in all respects as of that particular date);

•
certain of Rofin’s representations and warranties relating to its capitalization were true and correct both when made and on and as of the closing date with the same force and effect as if made on and as of such date, except, in each case, for those representations and warranties that address matters only as of a particular date (which must have been true and correct as of that particular date), and except for any de minimis inaccuracies;

•
Rofin’s representations and warranties (other than those described above), were true and correct both when made and on and as of the closing date with the same force and effect as if made on and as of such date, except for any failure to be true and correct that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined above under “The Merger Agreement — Representations and Warranties”), and except for those representations and warranties that address matters only as of a particular date (which must have been true and correct as of that particular date, except for any failure to be true and correct as of such date which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect), and for purposes of determining the accuracy of those representations and warranties all qualifications based on a “Company Material Adverse Effect” and all materiality qualifications and other qualifications based on the word “material” or similar phrases will be disregarded;

•
since the date of the Merger Agreement, there not having occurred or arisen any Company Material Adverse Effect that is continuing;

•
no lawsuit or other legal proceeding by any governmental authority is pending which would prevent, restrain or prohibit the consummation of any of the Merger and the other transactions contemplated by the Merger Agreement or cause any of such transactions to be rescinded and no governmental authority has notified the parties in writing of, and not withdrawn, any intent to challenge the Merger and the other transactions contemplated by the Merger Agreement; and
•
the receipt by Coherent and Merger Sub of a certificate of Rofin, executed for and on behalf of the Company by its chief executive officer and the chief financial officer, certifying that the conditions described in the preceding five bullets have been satisfied.

In addition, the obligation of Rofin to consummate the Merger and the other transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:
•
Coherent and Merger Sub having performed and complied in all material respects with all agreements, covenants and obligations required by the Merger Agreement be performed and complied with by Coherent or Merger Sub at or prior to the Closing Date;

•
the representations and warranties of Coherent and Merger Sub set forth in the Merger Agreement that are qualified by “materiality” being true and correct both when made and on and as of the closing date with the same force and effect as if made on and as of such date (except for those representations and warranties which address matters only as of a particular date, which representations must have been true and correct as of such particular date);

•
the representations and warranties of Coherent and Merger Sub set forth in the Merger Agreement that are not so qualified by “materiality” being true and correct in all material respects both when made and on and as of the closing date with the same force and effect as if made on and as of such date (except for those representations and warranties which address matters only as of a particular date, which representations must have been true and correct in all material respects as of such particular date); and

•
the receipt by the Company of a certificate of Coherent and Merger Sub, executed for and on behalf of Coherent and Merger Sub and in their respective names by a duly authorized executive officer thereof, certifying that the conditions described in the preceding three bullets have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by stockholders, in the following ways:
•
by mutual written agreement of Rofin and Coherent;

•
by either Rofin or Coherent if:

◦
the Effective Time has not occurred on or before March 16, 2017, which we refer to as the “Termination Date” (except that (1) such date may be extended until June 16, 2017 at the election of either the Company or Coherent in order to satisfy the conditions related to antitrust laws and (2) the right to terminate the Merger Agreement as a result of the occurrence of the Termination Date will not be available to any party if the failure of such party to fulfill any obligation under the Merger Agreement has been a principal cause or resulted in the failure of the closing of the Merger to have occurred on or before the Termination Date);

◦
Rofin’s stockholders fail to adopt the Merger Agreement at this Special Meeting or any adjournment or postponement thereof; or

◦
(1) any applicable law has been enacted or promulgated by any governmental authority that makes consummation of the Merger illegal or otherwise prohibits the consummation of the Merger in any jurisdiction material to the businesses of Coherent and the Company or

(2) any governmental authority has issued or granted any order that makes consummation of the Merger permanently illegal or otherwise permanently prohibits the consummation of the Merger in any jurisdiction material to the businesses of Coherent and the Company and such order has become final and nonappealable;
•
by Rofin if:

◦
Rofin is not in material breach of any representation, warranty or covenant set forth in the Merger Agreement and either Coherent or Merger Sub has breached any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that the corresponding closing conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured through the exercise of commercially reasonable efforts, or if curable is not cured, within 30 calendar days following Rofin’s delivery of written notice of such breach (provided that Rofin may terminate before the end of the 30 calendar days if Coherent or Merger Sub ceases or fails to exercise commercially reasonable efforts to cure such breach or inaccuracy);

◦
in the event that all of the conditions to closing have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), but Coherent and Merger Sub have failed to consummate the Merger, and Rofin has irrevocably notified Coherent in writing that Rofin is ready, willing and able to consummate the Merger, and all of the conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or that it is willing to waive any unsatisfied conditions, and Coherent and Merger Sub fail to consummate the Merger on the date set forth in such notice (provided the specified termination date must be at least three business days subsequent to the date of notice); or

◦
if the Rofin Board has effected, or would be entitled to effect, a company board recommendation change related to a superior proposal in accordance with the terms of the Merger Agreement, subject to Rofin paying to Coherent a termination fee of  $25.5 million; and

•
By Coherent if:

◦
Coherent is not in material breach of any representations warranty or covenant set forth in the Merger Agreement and Rofin has breached any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that the corresponding closing conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured through the exercise of commercially reasonable efforts, or if curable is not cured, within 30 calendar days following Coherent’s delivery of written notice of such breach or inaccuracy (provided that Coherent may terminate before the end of the 30 calendar days if Rofin ceases or fails to exercise commercially reasonable efforts to cure such breach or inaccuracy); or

◦
(i) the Company breaches or fails to perform its obligations under the provisions of the Merger Agreement relating to non-solicitation, superior proposals and company board recommendation changes described in “— Alternative Acquisition Proposals” beginning on page 70 of this proxy statement (other than an immaterial breach that does not lead to an acquisition proposal), (ii) the Company breaches or fails to perform its obligations pertaining to holding a stockholder meeting to approve the Merger Proposal and including the Rofin Board recommendation in favor of the Merger Proposal in the proxy statement (other than an immaterial breach that does not lead to an acquisition proposal), (iii) the Board effects a company board recommendation change; or (iv) the Company enters into any alternative acquisition agreement (whether or not a superior proposal) (we refer to these events as the “Triggering Events”).

In the event that the Merger Agreement is validly terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable (or any stockholder, director, manager, officer, employee, agent, consultant or respective of such party or parties) except certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including terms relating to reimbursement of expenses, payment of termination fees and indemnification. Notwithstanding the foregoing, nothing in the Merger Agreement will relieve any party from any liability for any fraud committed in connection with the Merger Agreement or any of the transactions contemplated by the Merger Agreement. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Coherent and Rofin, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with its terms.
Termination Fees
Termination Fee Payable by Rofin
Rofin will be obligated to pay to Coherent a $25.5 million termination fee if the Merger Agreement is validly terminated:
•
by Coherent or Rofin because the stockholders fail to the adopt the Merger Agreement or by Coherent as a result of Rofin’s breach of a covenant or agreement set forth in the Merger Agreement and, in either case (1) prior to the time at which a vote is taken on the adoption of the Merger Agreement an offer or proposal for a competing acquisition transaction that was not publicly announced or known prior to the execution of the Merger Agreement is publicly announced or otherwise becomes publicly known and is not withdrawn and (2) within nine months following the termination of the Merger Agreement, a competing acquisition transaction is consummated or Rofin enters into a definitive contract to consummate a competing acquisition transaction that is subsequently consummated;

•
by Rofin in order to enter into a definitive agreement to consummate a superior proposal, provided that Rofin has effected, or would be entitled to effect, a company board recommendation change with respect to such superior proposal (including compliance with the five business day notice period); or

•
by Coherent in the event that a Triggering Event has occurred (or after a Triggering Event occurs and as a result, Coherent terminates the Merger Agreement for another reason prior to Rofin stockholder approval of the Merger).

Termination Fee Payable by Coherent
Coherent will be obligated to pay to Rofin a $65.0 million termination fee if the Merger Agreement is terminated:
•
by Rofin (1) because all of the applicable conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) (2) Rofin has irrevocably notified Coherent in writing that it is ready, willing and able to consummate the Merger and the conditions to closing have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or that it is willing to waive any unsatisfied conditions, and (3) Coherent and Merger Sub fail to consummate the Merger on the date set forth in such notice (provided the specified termination date must be at least three business days subsequent to the date of notice);

•
by Rofin or Coherent because the Merger was not consummated on or prior to the Termination Date and all of the applicable conditions to closing (other than those relating to antitrust approvals and clearances) have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing); or

•
by Rofin or Coherent because (1) any applicable law has been enacted or promulgated by any governmental authority that makes consummation of the Merger illegal or otherwise prohibits the consummation of the Merger in any jurisdiction material to the businesses of Coherent and the Company or (2) any governmental authority has issued or granted any order that makes consummation of the Merger permanently illegal or otherwise permanently prohibits the consummation of the Merger in any jurisdiction material to the businesses of Coherent and the Company and such order has become final and nonappealable.
Specific Performance
In the event of a breach or threatened breach of any covenant or obligation in the Merger Agreement, the non-breaching party will, subject to the immediately following paragraph, be entitled to an injunction, specific performance or other equitable relief to prevent any breaches or threatened breaches of the Merger Agreement or enforce specifically the terms of the Merger Agreement.
Notwithstanding the foregoing, Rofin will be entitled to an injunction, specific performance or other equitable remedy to enforce Coherent’s obligation to consummate the Merger only in the event that (1) all conditions to Coherent’s and Merger Sub’s obligations to close the Merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which must be able to be satisfied at the closing) at the time the Closing would have occurred but for the failure of Coherent to fund the portion of the aggregate Merger Consideration not contemplated to be funded from the financing, (2) the debt financing has been funded or the financing sources have confirmed in writing that it will be funded at the closing, (3) Coherent and Merger Sub have failed to consummate the Merger prior to the time the closing was required pursuant to the Merger Agreement, and (4) Rofin has irrevocably confirmed in writing to Coherent that if specific performance is granted and the debt financing is funded, then it will take such actions that are required of it by the Merger Agreement to cause the closing to occur.
Although both Rofin and Coherent may pursue both a grant of specific performance and the payment of the termination fee by Coherent or Rofin, as applicable, neither Rofin nor Coherent is permitted or entitled to receive both (1) a grant of specific performance that permits the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (2) monetary damages in connection with the Merger Agreement or any termination thereof, including all or any portion of a termination fee.
Fees and Expenses
Except in specified circumstances, whether or not the Merger is completed, Rofin, on the one hand, and Coherent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.
Amendment
Subject to applicable law, the Merger Agreement may be amended in writing at any time before or after adoption of the Merger Agreement by Rofin, Coherent and Merger Sub. However, after adoption of the Merger Agreement by Rofin’s stockholders, no amendment that requires further approval by Rofin’s stockholders pursuant to the DGCL may be made without such approval.
Governing Law
The Merger Agreement is governed by Delaware law; however, any claims and actions that are based upon, arise out of, or related to Coherent’s debt financing of the Merger and the financing sources providing such debt financing is governed by New York law.

THE VOTING AGREEMENT
The following is a summary of the material terms and conditions of the voting agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the voting agreement, a copy of which is attached as Exhibit A to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. We encourage you to read the voting agreement carefully and in its entirety.
In connection with the Merger, all of the directors and executive officers of the Company, in their capacity as holders of shares or other equity interests of the Company, entered into a voting agreement with Coherent, dated as of March 16, 2016, pursuant to which such directors and executive officers agreed to, among other things and subject to certain conditions, vote their shares of Rofin common stock (i) in favor of the approval of the Merger Agreement, (ii) against approval of any proposal made in opposition to, or in competition with, the consummation of the Merger and (iii) against any alternative transaction or any other action that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger. The voting agreement provides that the stockholders party to the voting agreement will not take any action that the Company would be prohibited from taking under the non-solicitation provisions of the Merger Agreement. In addition each applicable stockholder is prohibited from transferring any of his or her shares of Rofin common stock other than in certain limited circumstances.
As of the Record Date, the signatories to the voting agreement held voting power over approximately 0.7% of the outstanding shares of Rofin common stock. The voting agreement will terminate on the earliest of  (i) the effective time of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms.

MARKET PRICES AND DIVIDEND DATA
Our common stock is listed on NASDAQ under the symbol “RSTI.” As of May 12, 2016, there were 28,332,903 shares of Rofin common stock outstanding, held by approximately 7 stockholders of record. We have never declared or paid any cash dividends on our common stock.
The following table presents the high and low intra-day sale prices of our common stock on NASDAQ during the fiscal quarters indicated:
	Common Stock Prices
	High	Low
Fiscal Year 2016 – Quarter Ended
June 30, 2016 (through May 16, 2016)	$32.50	$31.39
March 31, 2016	32.50	19.02
December 31, 2015	30.16	24.95
Fiscal Year 2015 – Quarter Ended
September 30, 2015	$27.95	$23.10
June 30, 2015	30.41	23.46
March 31, 2015	29.07	23.25
December 31, 2014	30.39	20.45
Fiscal Year 2014 – Quarter Ended
September 30, 2014	$24.54	$21.42
June 30, 2014	24.86	21.42
March 31, 2014	26.83	21.01
December 31, 2013	27.34	22.45

On [•], 2016, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on NASDAQ was $[•] per share. You are encouraged to obtain current market quotations for our common stock.
Following the Merger, there will be no further market for our common stock and it will be delisted from NASDAQ and the Frankfurt Stock Exchange and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS
The following table presents information regarding the beneficial ownership of our common stock, as of May 12, 2016, by each of our current directors, our named executive officers, and all of our directors and executive officers as a group.
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Peter Wirth	44,100(2),(3)	*
Thomas Merk	244,293(2)	*
Guenther Braun	435,691(2)	1.5%
Ulrich Hefter	205,586(2)	*
Ingrid Mittelstaedt	201,000(2)	*
Louis Molnar	170,000(2)	*
Martin Seifert	30,000(2)	*
Carl F. Baasel	117,000	*
Jenifer Bunis	3,000	*
Stephen D. Fantone	17,000	*
Ralph E. Reins	49,000(4)	*
Daniel J. Smoke	47,000(5)	*
Gary K Willis	51,000	*
All directors and executive officers as a group (13 persons)	1,761,670	6.2%

*
Less than one percent of class.

(1)
Each of these individuals other than Mr. Braun has entered into a Voting Agreement with Coherent pursuant to which they agreed to vote their shares of Rofin common stock (i) in favor of the approval of the Merger Agreement, (ii) against approval of any proposal made in opposition to, or in competition with, the consummation of the Merger and (iii) against any alternative transaction or any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger. The Voting Agreement covers an aggregate of 317,696 shares, representing approximately 1.1% of our outstanding voting stock.

(2)
Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of Rofin common stock issuable under stock options that are exercisable within 60 days of May 12, 2016 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The amounts listed include the following shares of Rofin common stock that may be acquired within 60 days of May 12, 2016 through the exercise of stock options: Dr. Wirth, 25,000; Mr. Braun, 400,000; Mr. Merk, 240,000; Ms. Mittelstaedt, 201,000; Dr. Hefter, 197,000; Mr. Molnar, 170,000; and Mr. Seifert 30,000.

(3)
6,500 of these shares are held by Dr. Wirth’s spouse and are therefore indirectly held by Dr. Wirth.

(4)
5,890 of these shares are held in a trust by Mr. Reins’ spouse and 43,110 of these shares are held in a family trust and are therefore indirectly held by Mr. Reins.

(5)
400 of these shares are held by Mr. Smoke’s spouse and are therefore indirectly held by Mr. Smoke.

The following table presents information regarding beneficial ownership of our common stock by each person known to us to beneficially own more than 5% of our outstanding shares of Rofin common stock as of May 12, 2016.
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
SilverArrow Capital Holding Ltd. SilverArrow Capital Advisors LLP SAC Jupiter Holding Ltd. Thomas Limberger Abdullah Saleh A. Kamel Pluto Fund Limited Osama H. Al Sayed Ernesto Palomba	1,976,432(1)	7.0%
National Rural Electric Cooperative Association 4301 Wilson Boulevard Arlington VA 22203	1,826,692(2)	6.5%
Franklin Resources, Inc. Charles B. Johnson Rupert H. Johnson, Jr. One Franklin Parkway San Mateo, CA 94403-1906 Franklin Advisory Services, LLC One Parker Plaza Ninth Floor Fort Lee, NJ 07024-2938	1,526,536(3)	5.4%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	1,985,955(4)	7.0%
Dimensional Fund Advisors LP 40984 Concept Drive Plymouth, MI 48170	1,673,642(5)	5.9%
Blackrock, Inc. 40 East 52nd Street New York, NY 10022	2,630,867(6)	9.3%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	1,663,323(7)	5.9%

(1)
SilverArrow Capital Holding Ltd (“SilverArrow Guernsey”), SilverArrow Capital Advisors LLP (“SilverArrow Advisors”) SAC Jupiter Holding Ltd. (“SilverArrow Dubai”), Thomas Limberger, Abdullah Saleh A. Kamel, Pluto Fund Limited (“Pluto”), Osama H. Al Sayed and Ernesto Palomba jointly filed a Schedule 13D/A with the SEC on April 5, 2016. The address of the principal office of SilverArrow Guernsey is Third Floor, La Plaiderie Chambers, St. Peter Port, Guernsey GY1 1WG. The address of the principal office of SilverArrow Advisors and Mr. Limberger is 3 More London Riverside, 1st Floor, London SE1 2RE, United Kingdom. The address of the principal office of SilverArrow Dubai is Office 407, North Tower, Emirates Financial Towers, DIFC, P.O. Box 506953, Dubai, UAE. The principal business address of Mr. Kamel is Palestine St., Dallah Tower, 13th Floor, 21414 Jeddah, Kingdom of Saudi Arabia. The address of the principal office of Pluto is Trust House, 112 Bonadi Street, P.O. Box 613, Kingstown, St. Vincent, Grenadines. The principal business address of Mr. Al Sayed is Bin Homran Building 1st Floor, Room 106., P.O. Box 14552, 21434 Jeddah, Kingdom of Saudi Arabia. The principal business address of Mr. Palomba is Caraa D’ Urenn 4b, 6513 Monte Carasso, Switzerland. SilverArrow Guernsey reported sole voting and dispositive power with respect to 1,976,432 shares and 392,900 shares, respectively. SilverArrow Advisors and SilverArrow

Dubai each reported sole voting and dispositive power with respect to 1,976,432 shares and 392,900 shares, respectively. Mr. Limberger reported sole voting and dispositive power with respect to 1,976,432 shares and 392,900 shares, respectively. Mr. Kamel reported sole dispositive power with respect to 622,000 shares. Pluto reported sole dispositive power with respect to 265,450 shares. Mr. Al Sayed reported sole dispositive power with respect to 696,082 shares. This information is based solely on a Schedule 13D/A, filed with the SEC on April 5, 2016.
(2)
This information is based solely on a Schedule 13G, filed with the SEC on February 16, 2016. The reporting person reported sole voting and dispositive power with respect to all of the shares.

(3)
The reporting persons jointly filed a Schedule 13G/A with the SEC on February 10, 2016. Franklin Advisory Services, LLC reported sole voting power with respect to 1,383,536 shares and sole dispositive power with respect to 1,526,536 shares.

(4)
This information is based solely on a Schedule 13G/A, filed with the SEC on February 10, 2016. The Vanguard Group reported aggregate beneficial ownership of 1,985,955 shares, sole voting power of 38,939 shares, shared voting power of 3,700 shares, sole dispositive power of 1,944,716 shares and shared dispositive power of 41,239 shares.

(5)
This information is based solely on a Schedule 13G, filed with the SEC on February 9, 2016. Dimensional Fund Advisors LP reported sole voting power of 1,591,953 shares and sole dispositive power with respect to all of the shares.

(6)
This information is based solely on a Schedule 13G/A, filed with the SEC on January 27, 2016. Blackrock, Inc. reported aggregate beneficial ownership of 2,630,867 shares, sole voting power of 2,561,773 shares and sole dispositive power of 2,630,867 shares.

(7)
The information as to share ownership is based solely on a Schedule 13G/A, filed with the SEC on January 4, 2016. The reporting person reported sole voting and dispositive power with respect to all of the shares.

EXPENSES OF SOLICITATION
All expenses incurred in connection with the solicitation of proxies by the Rofin Board will be borne by the Company. The Company will request brokerage houses, custodians, fiduciaries and nominees to forward proxy materials to their principals and will reimburse them for their reasonable expenses in doing so. We have engaged Georgeson LLC, a professional proxy solicitation firm, to assist with the solicitation of proxies. We estimate that we will pay Georgeson LLC a fee not to exceed $25,000 in connection with our solicitation of proxies in connection with the Special Meeting, plus reimbursement for out-of-pocket expenses, for its assistance in the solicitation of proxies. In addition, we previously have engaged Georgeson LLC to assist the Company in connection with our solicitation of proxies with respect to the matters being voted upon at the 2016 Annual Meeting expected to be held as soon as practicable after the Special Meeting is concluded. The Company has agreed to indemnify Georgeson LLC against certain liabilities relating to or arising out of their engagement. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy material to their principals and will reimburse them for their reasonable expenses in so doing. Our directors, officers, and other employees may solicit proxies by further mailing or personal conversation, or by telephone, facsimile or other electronic means. No compensation in addition to regular salary and benefits will be paid to any director, officer or regular employee for such solicitation assistance.
OTHER INFORMATION
Other Proposed Action
The Rofin Board knows of no business that will be presented for consideration at the Special Meeting other than the matters described in this proxy statement. If any other matters are presented at the Special Meeting, the persons named in the proxy card will have discretion to vote for you on those matters to the extent permitted by Rule 14a-4(c) under the Exchange Act.
Deadline for Submission of Stockholder Proposals for 2017 Annual Meeting
If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholder meetings. We intend to hold the 2017 Annual Meeting only if the Merger is not consummated by June 16, 2017. Proposals of stockholders intended for inclusion in the Company’s proxy statement and form of proxy for the 2017 Annual Meeting of Stockholders must be delivered to Cindy Denis, Secretary of Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, Michigan 48170 by [•]. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company sponsored proxy materials.
Under the Company’s Certificate of Incorporation and By-Laws, stockholders desiring to nominate persons for election as directors or bring other business before the 2017 annual meeting of stockholders must deliver or mail a notice to the Secretary that must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the 2017 annual meeting is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs. Stockholders’ notices must contain the specific information set forth in the Certificate of Incorporation and the By-Laws. Stockholders will be furnished a copy of the Company’s Certificate of Incorporation and By-Laws without charge upon written request to the Secretary of the Company.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Rofin filings with the SEC are incorporated by reference:
•
Rofin’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2015;

•
Rofin’s Quarterly Reports on Form 10-Q for the fiscal quarter ended December 31, 2015 and March 31, 2016 ; and

•
Rofin’s Current Reports on Form 8-K filed on December 9, 2015, January 12, 106, February 4, 2016, March 14, 2016, March 22, 2016 and May 2, 2016.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.
Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
Rofin-Sinar Technologies Inc.
Attn: Corporate Secretary
40984 Concept Drive
Plymouth, MI 48170
If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.Rofin.com. The information included on our website is not incorporated by reference into this proxy statement.
If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Rofin common stock, please contact our proxy solicitor Georgeson LLC by telephone at (800) 509-0976 (toll-free) or (781) 575-2137 (direct) or by email at Rofin@georgeson.com.

MISCELLANEOUS
Rofin has supplied all information relating to Rofin, and Coherent has supplied, and Rofin has not independently verified, all of the information relating to Coherent and Merger Sub contained in this proxy statement.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [•], 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
EXECUTION COPY
MERGER AGREEMENT
by and among
COHERENT, INC.
REMBRANDT MERGER SUB CORP.
and
ROFIN-SINAR TECHNOLOGIES INC.
Dated March 16, 2016

A-i

A-ii

A-iii

MERGER AGREEMENT
THIS MERGER AGREEMENT (this “Agreement”) is made and entered into as of March 16, 2016 by and among Coherent, Inc., a Delaware corporation (“Parent”), Rembrandt Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Rofin-Sinar Technologies Inc., a Delaware corporation (the “Company”). All capitalized terms that are not defined elsewhere in this Agreement shall have the respective meanings assigned thereto in Annex A.
W I T N E S S E T H:
WHEREAS, it is proposed that, upon the terms and subject to the conditions set forth herein, Merger Sub will merge with and into the Company (the “Merger”), and each share (each, a “Share,” and collectively, the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) then outstanding will thereupon be cancelled and converted into the right to receive $32.50 in cash, without interest (the “Merger Consideration”).
WHEREAS, the Board of Directors of the Company (the “Company Board”), with the unanimous recommendation of the special committee of the Company Board (the “Special Committee”), has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, (ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its stockholders (the “Company Stockholders”), (iii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iv) resolved to recommend that the Company Stockholders adopt this Agreement.
WHEREAS, the Board of Directors of Parent and of Merger Sub have each unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, and (ii) approved this Agreement and the transactions contemplated hereby, including the Merger.
WHEREAS, concurrently with the execution of this Agreement, the Company’s directors and certain of its executive officers have entered into voting agreements in the form attached hereto as Exhibit A (the “Voting Agreements”), dated as of the date hereof, with Parent and the Company, pursuant to which, among other things, such individuals have agreed to vote such individuals’ Shares in favor of the approval of this Agreement and against any Acquisition Proposal.
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:
ARTICLE I
THE MERGER
1.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger and a wholly owned subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.” Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the applicable provisions of the DGCL. The time of such filing and acceptance by the Delaware Secretary of State, or such later time as may be agreed in writing by Parent and the Company and specified in the Certificate of Merger, is referred to herein as the “Effective Time.”

1.2   The Surviving Corporation of the Merger.
(a)   Certificate of Incorporation and Bylaws of the Surviving Corporation.
(i)   Certificate of Incorporation.   Subject to the terms of Section 7.11, at the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to read identically to the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, and such amended and restated Certificate of Incorporation shall become the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such Certificate of Incorporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be “Rofin-Sinar Technologies Inc.”
(ii)   Bylaws.   Subject to the terms of Section 7.11, at the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.
(b)   Directors and Officers of the Surviving Corporation.
(i)   Directors.   At the Effective Time, the initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.
(ii)   Officers.   At the Effective Time, the initial officers of the Surviving Corporation shall be the officers of the Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly appointed.
1.3   General Effects of the Merger.   The effects of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
1.4   Effect of the Merger on Capital Stock of the Merging Corporations.
(a)   Capital Stock of Merger Sub.   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any capital stock of Parent, Merger Sub or the Company, each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of such shares of common stock of Merger Sub shall thereafter evidence ownership of shares of common stock of the Surviving Corporation.
(b)   Capital Stock of the Company.
(i)   Generally.   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any capital stock of Parent, Merger Sub or the Company, other than as otherwise set forth in this Section 1.4(b), each Share that is outstanding immediately prior to the Effective Time (whether vested or unvested or otherwise subject to a repurchase option or obligation, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights) shall be canceled and extinguished and automatically converted into the right to receive the Merger Consideration upon the surrender of the Certificate representing such Share or the transfer of such Uncertificated Share in the manner provided in Section 2.3(c) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.3(d)); provided, however, that the Merger Consideration shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Company Common Stock having a record date on or after the date hereof and prior to the Effective Time. From and after the Effective Time, all Shares shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration issuable in respect thereof pursuant to this Section 1.4(b)(i). The Merger Consideration issued upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, a certificate representing Shares is presented to the Surviving Corporation for any reason, then such certificate shall be canceled and exchanged for the Merger Consideration in accordance with this Section 1.4(b).
(ii)   Owned Shares.   Notwithstanding anything to the contrary set forth herein, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any capital stock of Parent, Merger Sub or the Company, each Share that is owned by Parent, Merger Sub or the Company, or by any direct or indirect wholly owned Subsidiary of Parent, Merger Sub or the Company, in each case immediately prior to the Effective Time (“Owned Shares”), shall be cancelled and extinguished without any conversion thereof or consideration paid therefor.
(iii)   Dissenting Shares.   Notwithstanding anything to the contrary set forth in this Agreement, Shares issued and outstanding immediately prior to the Effective Time (other than Owned Shares) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such Shares in accordance with Section 262 of the DGCL (such Shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under Delaware Law with respect to such Shares) shall not be converted into a right to receive the Merger Consideration but instead shall be entitled to payment of the fair value of such Shares in accordance with Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses such holder’s right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 1.4(b)(i), without interest thereon, upon surrender of such Certificate formerly representing such Share or transfer of such Uncertificated Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of Shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Delaware Law that relates to such demand, and Parent shall have the opportunity and right to participate in and direct all negotiations and Legal Proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.
(c)   Company Options.
(i)   Immediately prior to the Effective Time, each outstanding Company Option listed on Schedule 1.4(c)(i) that has not yet become vested in accordance with its terms will thereupon become fully vested, provided that the holder of such Company Option is then still employed by or in the service of the Company or any of its Subsidiaries, and shall be canceled in exchange for the right to receive a cash payment from the Company or Parent equal to the number of shares of Company Common Stock covered by the vested portion of such Company Option (taking into account any accelerated vesting immediately prior to the Effective Time) multiplied by the excess of the Merger Consideration over the option exercise price per share of such Company Option.
(ii)   Unless otherwise agreed by Parent in its sole discretion, at the Effective Time, each Company Option outstanding immediately prior to the Effective Time that is not entitled to receive a cash payment pursuant to Section 1.4(c)(i) (whether vested or unvested) shall, by virtue of the Merger and without any action on the part of the holders thereof, be assumed by Parent and converted into an option (a “Parent Option”) to acquire (i) that number of shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) (rounded down to the nearest whole share) equal to the product obtained by multiplying (A) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time by (B) the Option Exchange Ratio, and (ii) at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of Company Common Stock of such Company Option by (B) the Option Exchange Ratio. Except as otherwise provided in this Section 1.4(c)(ii), each such Parent Option assumed by Parent and converted into an option to acquire Parent Common Stock pursuant to this Section 1.4(c)(ii) shall continue to have, and shall be subject to, the same terms and conditions (including vesting terms and conditions) as applied to the corresponding Company Option immediately prior to the Effective Time.
(iii)   On the first practicable payroll date after the Closing Date, (1) Parent shall deposit (or cause to be deposited) with the Company an amount of cash equal to the total cash payments required to be made to the holders of Company Options that were cancelled in exchange for the right to receive cash pursuant to Section 1.4(c)(i) and (2) the Company will pay to each such holder the amount of cash to which he or she is entitled as a result of Section 1.4(c)(i).
(iv)   Prior to the Effective Time, the Company shall pass resolutions and take such other actions as are necessary to provide for the treatment of the Company Options, as contemplated by this Section 1.4(c), including resolutions terminating the Company’s 2002 Equity Incentive Plan, 2007 Incentive Stock Plan and 2015 Incentive Stock Plan.
(v)   Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Parent Options in accordance with this Section 1.4(c). As soon as reasonably practicable after the Effective Time, if and to the extent necessary to cause a sufficient number of shares of Parent Common Stock to be registered and issuable under Parent Options, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to Parent Options and shall use its reasonable commercial efforts to have such registration statement or registration statements declared effective as soon as reasonably practicable following the Effective Time and to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Options remain outstanding.
1.5    Further Action.   If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes or intent of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the directors and officers of the Company and Merger Sub shall have the authority to take all such lawful and necessary action.
1.6   No Further Dividends.   No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

ARTICLE II
THE CLOSING
2.1    The Closing.
(a)   The consummation of the Merger shall take place at a closing (the “Closing”) to occur at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, One Market Plaza, Spear Tower, Suite 3300, San Francisco, California, 94105, on a date and at a time to be agreed upon by Parent and the Company, which date shall be no later than the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Section 2.2 (other than those conditions that by their terms are to be satisfied or waived (if permitted hereunder) at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing), or at such other location, date and time as Parent and the Company shall mutually agree upon in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date.”
(b)   Notwithstanding Section 2.1(a), if the Marketing Period has not ended at the time when the Closing would otherwise be required to occur pursuant to Section 2.1(a), the Closing will occur on the earlier of  (i) a Business Day before or during the Marketing Period specified by Parent on no less than two (2) Business Days prior written notice to the Company and (ii) the first Business Day immediately following the final day of the Marketing Period (as it may be extended pursuant to the definition of “Marketing Period”) (subject, in each case, to the satisfaction or waiver (to the extent permitted hereunder) of all of the conditions set forth in Section 2.2, other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing), or at such other date and time as Parent and the Company shall mutually agree upon in writing.
2.2   Conditions to Closing.
(a)   Mutual Conditions to Closing.   The respective obligations of Parent, Merger Sub and the Company to consummate the Merger shall be subject to the satisfaction of each of the following conditions prior to or at the Closing:
(i)   Requisite Stockholder Approval.   The Requisite Stockholder Approval shall have been obtained.
(ii)   Requisite Regulatory Approvals.
(A)   All waiting periods (and extensions thereof) required or advisable under any applicable Antitrust Laws, including waiting periods contemplated by the Antitrust Laws of the jurisdictions set forth in Schedule 2.2(a)(ii)(A), shall have expired or been terminated.
(B)   All clearances required or advisable under any applicable Antitrust Laws, including clearances contemplated by the Antitrust Laws of the jurisdictions set forth in Schedule 2.2(a)(ii)(B), shall have been received (or been deemed to have been received by virtue of the expiration or termination of any applicable waiting period).
(iii)   No Legal Prohibition.   No Governmental Authority of competent jurisdiction shall have:
(A)   enacted, issued, promulgated, entered, enforced or deemed applicable to the Merger any Applicable Law that is in effect and has the effect of making the Merger illegal or which has the effect of prohibiting the consummation of the Merger; or
(B)   issued or granted any Order (whether temporary, preliminary or permanent) that has the effect of making the Merger illegal or which has the effect of prohibiting the consummation of the Merger.

(b)   Additional Parent and Merger Sub Conditions.   The obligations of Parent and Merger Sub to consummate the Merger shall be further subject to the satisfaction or waiver of each of the following conditions at or prior to the Closing, any of which may be waived exclusively by Parent and Merger Sub:
(i)   Compliance with Agreements and Covenants.   The Company shall have performed or complied in all material respects with all agreements, covenants and other obligations required by this Agreement to be performed or complied with by it at or prior to the Closing Date.
(ii)   Accuracy of Representations and Warranties.
(A)   The representations and warranties of the Company set forth in Section 3.1, Section 3.2, Section 3.3 and Section 3.23 (the “Fundamental Representations”) (i) shall have been true and correct in all respects as of the date of this Agreement, and (ii) shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date, except in each case for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all respects as of such particular date).
(B)   The representations and warranties of the Company set forth in Section 3.5 (the “Capitalization Representations”) (i) shall have been true and correct as of the date of this Agreement, and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in the case of the preceding clauses (i) and (ii), for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date), and except in each case for any de minimis inaccuracies.
(C)   The representations and warranties of the Company set forth in this Agreement (other than the Fundamental Representations and the Capitalization Representations) (i) shall have been true and correct as of the date of this Agreement, and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in the case of the preceding clauses (i) and (ii), (x) for any failure to be so true and correct which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (y) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect); provided, however, that for purposes of determining the accuracy of the representations and warranties of the Company set forth in this Agreement for purposes of this Section 2.2(b)(ii)(C), all qualifications based on a “Company Material Adverse Effect” and all materiality qualifications and other qualifications based on the word “material” or similar phrases (but not dollar thresholds or in the definition of  “Material Contracts”) contained in such representations and warranties shall be disregarded.
(iii)   No Company Material Adverse Effect.   Since the date hereof, there shall not have occurred or arisen any Company Material Adverse Effect that is continuing.
(iv)   No Litigation.   (A) No Legal Proceeding by any Governmental Authority shall be pending wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent, restrain or prohibit the consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded and (B) no Governmental Authority shall have notified the parties in writing of, and not withdrawn, any intent to challenge any of the transactions contemplated by this Agreement.
(v)   Receipt of Officers’ Certificate.   Parent and Merger Sub shall have received a certificate, signed for and on behalf of the Company by the chief executive officer and the chief financial officer of the Company, certifying the satisfaction of the conditions set forth in Section 2.2(b)(i)-(iii).

(c)   Additional Company Conditions.   The obligations of the Company to consummate the Merger shall be further subject to the satisfaction or waiver of each of the following conditions prior to or at the Closing, any of which may be waived exclusively by the Company:
(i)   Compliance with Agreements and Covenants.   Parent and Merger Sub shall have performed or complied in all material respects with all agreements, covenants and obligations required by this Agreement to be performed or complied with by each of them at or prior to the Closing Date.
(ii)   Accuracy of Representations and Warranties.   The representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified by “materiality” shall be true and correct in all respects (i) as of the date of this Agreement, and (ii) on and as of the Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct in all respects as of such particular date). The representations and warranties of Parent and Merger Sub set forth in this Agreement that are not so qualified by “materiality” shall be true and correct in all material respects (i) as of the date of this Agreement, and (ii) on and as of the Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct in all material respects as of such particular date).
(iii)   Receipt of Officers’ Certificate.   The Company shall have received a certificate, signed for and on behalf of Parent and Merger Sub by a duly authorized officer of each of Parent and Merger Sub, certifying the satisfaction of the conditions set forth in this Section 2.2(c).
2.3   Issuance of Merger Consideration After the Closing.
(a)   Payment Agent.   Prior to the Effective Time, the Company shall select a bank or trust company, reasonably acceptable to the Company, to act as the payment agent for the Merger (the “Payment Agent”).
(b)   Payment Fund.
(i)   Creation of Payment Fund.   On the Closing Date, Parent or the Surviving Corporation shall deposit (or cause to be deposited) with the Payment Agent, for payment to the holders of Shares pursuant to the provisions of Article I, an amount of cash equal to the product obtained by multiplying (x) the Merger Consideration by (y) the aggregate number of Shares issued and outstanding immediately prior to the Effective Time (excluding Owned Shares and Dissenting Shares) (such cash amount being referred to herein as the “Payment Fund”). From time to time following the Effective Time as required, Parent or the Surviving Corporation shall deposit (or cause to be deposited) with the Payment Agent additional cash in any amount necessary to enable the Payment Agent to pay any and all Merger Consideration payable hereunder, and Parent and the Surviving Corporation shall in any event be liable for the payment thereof. The Payment Fund shall not be used for any other purpose, including the payment of all charges and expenses, including those of the Payment Agent, in connection with the exchange of Shares for the Merger Consideration, which shall be the sole responsibility of Parent and the Surviving Corporation.
(ii)   Termination of Payment Fund.   Any portion of the Payment Fund that remains undistributed to the holders of the Shares on the date that is one (1) year after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of Shares that were issued and outstanding immediately prior to the Merger who have not theretofore exchanged their Shares for the Merger Consideration pursuant to the provisions of Section 1.4(b) shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or similar Applicable Laws), solely as general creditors thereof, for any payment of and claim to the applicable Merger Consideration to which such holders may be entitled pursuant to the provisions of Article I. Any amounts remaining unclaimed by holders of the Shares two (2) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will become, to the extent permitted by Applicable Law, the property of the Surviving Corporation, free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
(c)   Exchange Procedures.   Promptly following the Effective Time, Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record of Shares as of immediately prior to the Effective Time: (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of a certificate or certificates (the “Certificates”) that immediately prior to the Effective Time represented outstanding Shares (excluding Owned Shares and Dissenting Shares) (or effective affidavits of loss in lieu thereof) or transfer of non-certificated Shares (excluding Owned Shares and Dissenting Shares) represented by book entry (“Uncertificated Shares”) to the Payment Agent); and (ii) instructions for use in effecting the surrender of the Certificates or transfer of the Uncertificated Shares in exchange for the Merger Consideration payable in respect thereof pursuant to the provisions of Article I. Each holder of Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Shares represented by a Certificate or Uncertificated Share, upon (x) surrender to the Payment Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Payment Agent, or (y) receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares. Until so surrendered or transferred, as the case may be, from and after the Effective Time each such Certificate or Uncertificated Share shall represent for all purposes only the right to receive the Merger Consideration payable in respect thereof pursuant to the provisions of Article I. If Certificates or Uncertificated Shares are presented to the Surviving Corporation after the Effective Time for any reason, they shall be canceled and exchanged for the Merger Consideration as provided for, and in accordance with the procedures set forth in Article I. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate or Uncertificated Share. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time.
(d)   Lost, Stolen or Destroyed Certificates.   In the event that any Certificates shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration issuable in respect thereof pursuant to Section 1.4(b)(i); provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
(e)   Transferred Shares.   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Payment Agent any transfer or other similar Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Payment Agent that such Tax has been paid or is not payable.
(f)   Tax Withholding.   Each of the Payment Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under Applicable Law. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(g)   No Liability.   Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other party hereto shall be liable to a holder of Shares for any amount properly paid to a public official pursuant to any abandoned property, escheat or similar Applicable Law.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
Except (i) as set forth in the section of the disclosure letter delivered by the Company to Parent on the date of this Agreement (the “Company Disclosure Letter”) that relates to such section or in any other section of the Company Disclosure Letter to the extent it is reasonably apparent from the text of such disclosure that such disclosure is applicable to such other section or (ii) as disclosed in (A) the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2015 (the “Company Form 10-K”), (B) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended December 31, 2015 (the “Company Form 10-Q”) or (C) any Periodic Report on Form 8-K filed by the Company that is publicly available on the SEC’s EDGAR system at least 24 hours prior to the date hereof (other than disclosures in the “Risk Factors” or “Forward-Looking Statements” sections of such reports and other disclosures that are similarly predictive or forward-looking in nature), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1   Organization and Standing.   The Company is a corporation duly organized, validly existing and in good standing under Delaware Law. The Company has the requisite corporate power and authority to carry on its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect. The Company is not in violation of its certificate of incorporation or bylaws, true and correct copies of which are filed as exhibits to the SEC Reports.
3.2   Authorization and Enforceability.
(a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject in the case of the Merger to obtaining the Requisite Stockholder Approval, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder and the consummation by the Company of the transactions contemplated hereby (including the Merger) have been duly authorized by all necessary corporate action on the part of the Company, and no additional corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby (including the Merger), other than in the case of the Merger obtaining the Requisite Stockholder Approval.
(b)   This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Applicable Law affecting or relating to creditors’ rights generally and by general principles of equity (collectively, the “Enforceability Limitations”).
(c)   At a meeting duly called and held prior to the execution of this Agreement, the Company Board, with the unanimous recommendation of the Special Committee, unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, (ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (iii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iv) assuming the accuracy of the representations and warranties set forth in Section 4.5, took all actions necessary so that the restrictions on business combinations and stockholder vote requirements contained in Section 203 of the DGCL will not apply with respect to or as a result of the Merger, this Agreement and the transactions contemplated hereby, (v) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at the Company Stockholders Meeting and (vi) resolved to recommend that the holders of Shares adopt this Agreement in accordance with the applicable provisions of Delaware Law.
(d)   Other than Section 203 of the DGCL, no “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation under the laws of the State of Delaware or other Applicable Law (each, a “Takeover Statute”) is applicable to Parent, the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreements.
(e)   The Company Board has received the opinion of Greenhill & Co., LLC to the effect that, as of the date of such opinion and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than Company Common Stock owned by Parent, Merger Sub or any of their direct or indirect wholly-owned Subsidiaries), and as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified. A signed copy of such opinion will be made available to Parent, for informational purposes only, promptly after the execution and delivery of this Agreement by each of the parties hereto.
(f)   Assuming the accuracy of the representations and warranties set forth in Section 4.5, the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote at a meeting of the holders of Company Common Stock called to consider the Merger (the “Requisite Stockholder Approval”) is the only vote of the holders of Company Common Stock necessary (under Applicable Law, the Company’s organizational documents or otherwise) to consummate the Merger and the other transactions contemplated by this Agreement.
3.3   Required Governmental Approvals.   No consent, approval, order or authorization of, or filing or registration with, or notification to (any of the foregoing being a “Consent”), any Governmental Authority is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Merger), except (a) the filing of the Certificate of Merger with the Delaware Secretary of State as required by Delaware Law, (b) such filings and approvals as may be required by any foreign, federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, Nasdaq and the Frankfurt Stock Exchange (“FSE”), (c) compliance with any applicable requirements of the HSR Act and other applicable Antitrust Laws, and (d) such other Consents the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect.
3.4   No Conflicts.   The execution, delivery or performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby (including the Merger) and the compliance by the Company with any of the provisions hereof do not and will not (i) subject to obtaining the Requisite Stockholder Approval, violate or conflict with any provision of the certificate of incorporation or bylaws or other constituent documents of the Company or any of its Subsidiaries, (ii) subject to obtaining the Consents set forth in Section 3.3, violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the loss of any material benefit or the imposition of any additional payment or other Liability under, any Contract, (iii) assuming compliance with the matters referred to in Section 3.3 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Applicable Law or Order or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (ii), (iii) and (iv) above, for such violations, conflicts, defaults, terminations, accelerations or Liens that would not reasonably be expected to have a Company Material Adverse Effect.

3.5   Capitalization.
(a)   The authorized capital stock of the Company consists of 50,000,000 Shares and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Shares”). As of the close of business on March 15, 2016 (the “Capitalization Date”), (A) 28,122,703 Shares were issued and outstanding, (B) 5,256,584 Shares were held by the Company as treasury shares and (C) no Preferred Shares were outstanding. Since the close of business on the Capitalization Date, the Company has not issued any Shares other than pursuant to the exercise of Company Options. All outstanding Shares are validly issued, fully paid, nonassessable and free of any preemptive rights.
(b)   2,296,850 Shares are subject to issuance pursuant to Company Options that are vested as of the Capitalization Date, which vested Company Options have a weighted average exercise price of $28.15 per share as of the close of business on the Capitalization Date. 1,042,350 Shares are subject to issuance pursuant to Company Options that are unvested as of the Capitalization Date, which unvested Company Options have a weighted average exercise price of  $26.93 per share as of the close of business on the Capitalization Date. Except as otherwise set forth in this Section 3.5, the Company has not granted, committed to grant or otherwise created or assumed any obligation with respect to any Company Option, other than as permitted by Section 5.2. All Company Options have been validly granted and properly approved in accordance with all Applicable Law and the applicable Company Equity Incentive Plan.
(c)   Other than the Company Options, there are (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, stock appreciation rights, warrants, restricted stock units, rights or other commitments or agreements to acquire from the Company, or that obligates the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (whether payable in equity, cash or otherwise) relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of the Company Securities except such payments as are required to be made to Company Option holders pursuant to Section 1.4(c) (relating to Contingent Exercise Elections). There are no outstanding Contracts of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.
(d)   Neither the Company nor any of its Subsidiaries is a party to any Contracts restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any securities of the Company, other than the Voting Agreements.
3.6   Subsidiaries.
(a)   The Company has delivered or made available to Parent a complete and accurate list as of the date hereof of each Subsidiary of the Company and the jurisdiction of organization thereof. Except for the Company’s Subsidiaries and marketable securities held for investment or cash management purposes, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interest in, any Person.
(b)   Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its respective organization (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States). Each of the Company’s Subsidiaries has the requisite corporate or equivalent power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets. Each of the Company’s Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “qualification to do business” or “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent complete and correct copies of the certificates of incorporation, articles of association and bylaws (or equivalent organizational documents), as amended to date, of the Company’s Subsidiaries.
(c)   All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) are owned, directly or indirectly, by the Company (other than director qualifying shares), free and clear of all Liens (other than Permitted Liens) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock (other than restrictions on transfer under Applicable Law) or other equity or voting interest) that would prevent the operation by the Surviving Corporation of such Subsidiary’s business as presently conducted.
(d)   There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (ii) options, stock appreciation rights, warrants, restricted stock units, rights or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (whether payable in equity, cash or otherwise) relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company, being referred to collectively as “Subsidiary Securities”) or (iv) other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Subsidiary Securities. There are no Contracts of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.
3.7   SEC Reports.
(a)   Since the Reference Date, the Company has filed or furnished (as applicable) all forms, reports, schedules, statements and documents with the SEC that have been required to be so filed or furnished (as applicable) by it under Applicable Law at or prior to the time so required, and, after the date of this Agreement and until the Effective Time, the Company will file all forms, reports, schedules, statements and documents with the SEC that are required to be filed by it under Applicable Law at or prior to the time so required (all such forms, reports, schedules, statements and documents, as the same may have been amended since the date of their filing, the “SEC Reports”).
(b)   Except to the extent updated, amended, restated or corrected by a subsequent SEC Report prior to the date hereof, each SEC Report complied, or will comply, as the case may be, as of its filing date, as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and with all applicable provisions of the Sarbanes-Oxley Act, each as in effect on the date such SEC Report was, or will be, filed.
(c)   Neither the Company nor any of its Subsidiaries has received from the SEC or any other Governmental Authority any written comments or questions with respect to any of the SEC Reports (including the financial statements included therein) or any registration statement filed by any of them with the SEC since the Reference Date or any notice from the SEC or other Governmental Authority that such SEC Reports (including the financial statements included therein) or registration statements are being reviewed or investigated, and, to the knowledge of the Company, there is not, any investigation or review being conducted by the SEC or any other Governmental Authority of any SEC Reports (including the financial statements included therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Reports.
(d)   None of the Company’s Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC.
(e)   No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any SEC Report, except as disclosed in certifications filed with the SEC Reports, and at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act. Neither the Company nor any of its executive officers has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
3.8   Financial Statements.
(a)   The consolidated financial statements of the Company and its Subsidiaries filed in or furnished with the SEC Reports have been or will be, as the case may be, prepared in accordance with GAAP consistently applied by the Company during the periods and at the dates indicated (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q), and fairly present in all material respects, or will fairly present in all material respects, as the case may be, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).
(b)   The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management, and (iii) that any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be detected or prevented in a timely manner.
(c)   The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.
(d)   Since the Reference Date, neither the Company nor any of its Subsidiaries has identified or been made aware of  (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.
(e)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Item 303(a)(4) of Regulation S-K of the SEC)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving the Company or any its Subsidiaries in the Company’s consolidated financial statements.

(f)   Since the Reference Date, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant, consultant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any substantive complaint, allegation, assertion or claim, whether written or oral, that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. Since the Reference Date, no current or former attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any current director or executive officer of the Company.
(g)   To the knowledge of the Company, since the Reference Date no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Applicable Law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any of its Subsidiaries. Since the Reference Date, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, contractor, subcontractor or agent of the Company or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.
3.9   No Undisclosed Liabilities.   Neither the Company nor any of its Subsidiaries has any Liabilities whether or not of a kind or nature that would be required to be disclosed on a balance sheet prepared in accordance with GAAP, other than (a) Liabilities reflected or otherwise reserved against in the Balance Sheet, (b) Liabilities under this Agreement, (c) fees and expenses payable to any accountant, outside legal counsel or financial advisor which are incurred in connection with the negotiation of this Agreement or the consummation of the transactions contemplated by this Agreement (including the Merger), (d) executory obligations under any Contract (none of which is a material Liability for a breach thereof), and (e) Liabilities incurred in the ordinary course of business since the date of the Balance Sheet that would not reasonably be expected to have a Company Material Adverse Effect.
3.10   Absence of Certain Changes.   Since December 31, 2015 through the date hereof, except for actions expressly contemplated by this Agreement, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course consistent with past practice, and there has not been or occurred or there does not exist, as the case may be, (a) any Company Material Adverse Effect, or (b) any action that, if taken after the date of this Agreement without the prior written consent of Parent, would constitute a breach of Section 5.2.
3.11   Material Contracts.
(a)   Section 3.11(a) of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts (other than the Material Contracts listed as an exhibit to the Company’s most recent annual report filed on Form 10-K) to which the Company or any of its Subsidiaries is a party as of the date hereof. The Company has delivered or made available to Parent complete and correct copies of each such Material Contract.
(b)   Each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company, as the case may be) and is in full force and effect, and except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) neither the Company nor any of its Subsidiaries party thereto, nor, to the knowledge of the Company, any other party thereto, is in breach of, or default under any such Material Contract, and (ii) no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other party thereto. Since the Reference Date, neither the Company nor any of its Subsidiaries has received any written notice regarding any actual or possible material violation or material breach of or material default under, or intention to cancel or modify, any Material Contract.

3.12   Compliance with Laws and Orders.   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries, and, to the knowledge of the Company, their respective properties (including the Assets and the Real Property), are in compliance with all Applicable Laws and Orders. Since the Reference Date neither the Company nor any of its Subsidiaries (a) has received any written notice of any administrative, civil or criminal investigation or audit by any Governmental Authority relating to the Company or any of its Subsidiaries, (b) has received any written notice from any Governmental Authority alleging any violation by the Company or any of its Subsidiaries of any Applicable Law or Order nor (c) has provided any written notice to any Governmental Authority regarding any violation by the Company or any of its Subsidiaries of any Applicable Law or Order, and no such notice referred to in clauses (a), (b) or (c) of this Section 3.12 remains outstanding or unresolved as of the date of this Agreement.
3.13   Permits.   The Company and its Subsidiaries are in compliance with the terms of all permits, licenses, authorizations, consents, approvals and franchises from Governmental Authorities required to occupy and operate each Real Property and to conduct their businesses as currently conducted (“Permits”), and no suspension or cancellation of any such Permits is pending or, to the knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that, individually or in the aggregate, would not reasonably be expected to result in material Liability to the Company and its Subsidiaries, taken as a whole. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the business of the Company and its Subsidiaries as currently conducted. Since the Reference Date, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority regarding (a) any violation by the Company or any of its Subsidiaries of any material Permits or the failure to have any material required Permits, or (b) any revocation, cancellation or termination of any material Permits held by the Company or any of its Subsidiaries, and no such notice in either case remains outstanding or unresolved as of the date of this Agreement.
3.14   Legal Proceedings and Orders.
(a)   There is no Legal Proceeding pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or, as of the date of this Agreement, against any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such, or against any of the respective properties of the Company or any of its Subsidiaries, including the Assets and the Real Property, or (to the knowledge of the Company) against third parties affecting such properties, in each case that (a) involves an amount in controversy in excess of  $500,000, (b) seeks injunctive relief that would be material to the Company and its Subsidiaries taken as a whole, or (c) seeks to impose any legal restraint on or prohibition against or limit in any material respect the Surviving Corporation’s ability to operate the business of the Company and its Subsidiaries, taken as a whole, substantially as it was operated immediately prior to the date of this Agreement.
(b)   Neither the Company nor any of its Subsidiaries nor any of their respective properties, including the Assets and the Real Property, nor (to the knowledge of the Company) any third party owning or having any other interest in such properties is subject to any outstanding Order that is material to the Company and its Subsidiaries, taken as a whole.
3.15   Taxes.
(a)   Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries have (i) timely filed (taking into account valid extensions) all U.S. federal, state, local and non-U.S. Tax Returns required to be filed by any of them; and (ii) paid, or have reserved in accordance with GAAP on the face of the Balance Sheet (as opposed to the notes thereto) for the payment of, all Taxes that are required to be paid. Neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes since the date of such Balance Sheet outside of the ordinary course of business.
(b)   Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries has timely paid or withheld with respect to their employees and other third Persons (and paid over any amounts withheld to the appropriate Tax authority) all U.S. and non-U.S. federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be paid or withheld.
(c)   No audits or other examinations with respect to material amounts of Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing to the Company. In the last three (3) years, no written claim has been made by a Governmental Authority that the Company or such Subsidiary, as the case may be, is or may be subject to tax in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns.
(d)   Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code in the two (2) year period ending on the Closing Date.
(e)   Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).
(f)   Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (ii) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States law) as a transferee or successor, or otherwise by operation of law.
(g)   Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting with respect to a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or non-United States Applicable Law relating to income Taxes), entered into prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date outside the ordinary course of business; or (v) election under Section 108(i) of the Code.
(h)   Except as would not have a Company Material Adverse Effect, the Company’s transfer pricing policies and practices comply with the requirements of Section 482 of the Code (or any corresponding provision of non-United States Applicable Law relating to income Taxes).
3.16   Employee Benefit Plans.
(a)   Section 3.16(a) of the Company Disclosure Letter contains a complete and accurate list of all material Employee Plans. With respect to each Employee Plan, to the extent applicable, the Company has delivered or made available to Parent complete and accurate copies of  (i) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (ii) the most recent determination or opinion letter, if any, from the IRS for any Employee Plan that is intended to qualify under Section 401(a) of the Code; (iii) the plan documents and summary plan descriptions, or a written description of the terms of any Employee Plan that is not in writing; (iv) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; (v) any notices to or from the IRS or any office or representative of the DOL or any similar United States Governmental Authority relating to any compliance issues currently pending in respect of any such Employee Plan; (vi) with respect to each International Employee Plan, to the extent applicable, the Company has delivered or made available to Parent complete and accurate copies of  (A) the governing plan documents, (B) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan and (C) any document comparable to the determination or opinion letter referenced under clause (ii) above issued by a Governmental Authority relating to the satisfaction of Applicable Law necessary to obtain the most favorable tax treatment and (vii) all other Contracts relating to each Employee Plan, including administrative service agreements, that are material to the Company and its Subsidiaries, taken as a whole.

(b)   Each Employee Plan has been maintained, operated and administered in compliance in all material respects with its terms and with all Applicable Law, including the applicable provisions of ERISA and the Code.
(c)   Each Employee Plan that is intended to be “qualified” under Section 401 of the Code may rely on a prototype opinion letter or has received a favorable determination letter from the IRS to such effect and to the Company’s knowledge nothing has occurred or exists since the date of such determination or opinion letter that would reasonably be expected to result in the revocation of the qualified status of any such Employee Plan. To the extent legally required, each International Employee Plan has been approved by the relevant taxation and other Governmental Authority.
(d)   To the knowledge of the Company, all contributions, premiums and other payments required to be made with respect to any Employee Plan have been timely made, accrued or reserved for. There are no Legal Proceedings pending or, to the knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust under any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.
(e)   None of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code.
(f)   Neither the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates has, since September 30, 2010, maintained, participated in or contributed to (or been obligated to contribute to) (i) an Employee Plan which was subject to Section 412 of the Code or Title IV of ERISA, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA) subject to Title IV of ERISA, (iii) a “multiple employer plan” as defined in and for the purposes of Section 210 of ERISA or Section 413(c) of the Code, (iv) a “funded welfare plan” subject to Section 419 of the Code or (v) a voluntary employees’ beneficiary association subject to Section 501(c)(9) of the Code. No Employee Plan provides material welfare benefits that are not fully insured through an insurance contract. With respect to each Employee Plan as to which Parent or any of its ERISA Affiliates may incur any Liability under, or which is subject to, Section 412 of the Code or Title IV of ERISA: (i) no such Employee Plan has been terminated so as to result or reasonably be likely to result, directly or indirectly, in any material Liability to Parent or any of its ERISA Affiliates under Title IV of ERISA; (ii) no complete or partial withdrawal from such Employee Plan has been made by any of the Company or any of its ERISA Affiliates or by any other Person, so as to result, or reasonably be likely to result, in any material Liability to Parent or any of its ERISA Affiliates; (iii) no proceeding has been initiated by any Person (including the Pension Benefit Guaranty Corporation (the “PBGC”)) to terminate any such Employee Plan or to appoint a trustee for any such Employee Plan; (iv) no condition or event currently exists or currently is expected to occur that could reasonably be expected to result, directly or indirectly, in any Liability of Parent or any of its ERISA Affiliates under Title IV of ERISA, whether to the PBGC or otherwise, on account of the termination of or withdrawal from any such Company Employee Plan; (v) if any such Employee Plan were to be terminated as of the Closing Date or if any Person were to withdraw from such Employee Plan, none of the Parent or any of its ERISA Affiliates would incur, directly or indirectly, any material Liability under Title IV of ERISA; (vi) no “reportable event” (as defined in Section 4043 of ERISA) for which notice has not been waived has occurred with respect to any such Employee Plan within the past 12 months that, individually or in the aggregate, would result in a material Liability to the Company and its Subsidiaries, taken as a whole; (vii) no such Employee Plan has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived, and none of the Company or any of its ERISA Affiliates has provided, or is required to provide, security to any Employee Plan pursuant to Section 401(a)(29) of the Code; and (viii) the transactions contemplated by this Agreement will not result in any event described in Section 4062(e) of ERISA.

(g)   No Employee Plan (other than an International Employee Plan) provides post-termination or retiree life insurance, health or other welfare benefits to any person, other than pursuant to Section 4980B of the Code or any similar Applicable Law.
(h)   Each Employee Plan that is subject to Section 409A of the Code and the regulations and guidance thereunder (“Section 409A”) is in material compliance with the documentary and operational requirements of Section 409A, and all Company Options that may otherwise be subject to Section 409A have been granted at a per share exercise price that is at least equal to the fair market value of a share of the underlying Company Common Stock as of the date the Company Option was granted, as determined in accordance with applicable Law, including Section 409A.
(i)   Except as required by the terms of any Employee Plan or Applicable Law, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (including the Merger) will, either alone or in conjunction with any other event, (i) result in any material payment or benefit becoming due or payable, or required to be provided, to any director, employee, consultant or independent contractor of the Company or any of its Subsidiaries, (ii) materially increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee, consultant or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation or (iv) result in the payment of any amount that would not be deductible by reason of Section 280G of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party or by which it is bound to gross up or otherwise compensate any current or former employee or other disqualified individual for excise taxes that may be required pursuant to Section 4999 of the Code or any Taxes required by Section 409A.
(j)   No deduction for federal income tax purposes has been nor is any such deduction expected by the Company to be disallowed for remuneration paid by the Company or any of its Subsidiaries by reason of Section 162(m) or Section 404 of the Code including by reason of the transactions contemplated hereby.
(k)   No International Employee Plan has unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued. Section 3.16(k) of the Company Disclosure Letter sets forth, to the extent applicable, each International Employee Plan that has been approved by the relevant taxation and other Governmental Authorities so as to enable: (i) the Company and the participants and beneficiaries under the relevant International Employee Plan and (ii) in the case of any International Employee Plan under which resources are set aside in advance of the benefits being paid (a “Funded International Employee Plan”) the assets held for the purposes of the Funded International Employee Plans, to enjoy favorable taxation status under Applicable Laws relating to employee benefit plans. The Company is not aware of any ground on which any such approval may cease to apply.
3.17   Labor Matters.
(a)   Neither the Company nor any of its Subsidiaries is a party to any Contract or arrangement between or applying to, one or more employees or other service providers and a union, trade union, works council, group of employees or any other employee representative body, for collective bargaining or other negotiating or consultation purposes or reflecting the outcome of such collective bargaining or negotiation or consultation with respect to their respective employees with any labor organization, union, group, association, works council or other employee representative body, including reconciliation of interest agreements and social plans, any other collective arrangements, whether in the form of general commitments, standard terms of employment or works agreements or is bound by any equivalent national or sectoral agreement (“Collective Agreements”). None of the Company’s Subsidiaries are a member of the Employer’s Associations and none of the Subsidiaries have a works council. There are no pending activities or proceedings or, to the knowledge of the Company, threatened or reasonably anticipated by any works council, union, trade union, or other labor-relations organization or entity (“Labor Organization”) to organize any such employees. There are no lockouts, strikes, slowdowns, work stoppages or, to the knowledge of the Company, threats thereof by or with respect to any employees of the Company or any of its Subsidiaries nor have there been any such lockouts, strikes, slowdowns or work stoppages or threats thereof with respect to any employees of the Company or any of its Subsidiaries since the Reference Date. The consummation of the transactions contemplated by this Agreement (including the Merger) will not entitle any person (including any Labor Organization) to any payments under any Collective Agreement, or require the Company or any of its Subsidiaries to consult with, provide notice to, or obtain the consent or opinion of any Labor Organization. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective representatives or employees, has committed any material unfair labor practice in connection with the operation of the respective businesses of the Company or any of its Subsidiaries. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, there is no charge, complaint or other action against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Authority pending or to the knowledge of the Company threatened.
(b)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and since the Reference Date have been, in compliance with Applicable Laws and Orders relating to employment, employment practices, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants and for overtime purposes), tax withholding, social security withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work, and in each case, with respect to employees: (i) to the knowledge of the Company has withheld and reported all amounts required by Applicable Law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) to the knowledge of the Company is not liable for any arrears of wages, severance pay or any taxes or any penalty for failure to comply with any of the foregoing, and (iii) to the knowledge of the Company is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any material Liability with respect to any misclassification of: (x) any Person as an independent contractor rather than as an employee, (y) any employee leased from another employer, or (z) any employee currently or formerly classified as exempt from overtime wages. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is a party to a conciliation agreement, consent decree or other agreement or order with any Governmental Authority relating to labor matters.
(c)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries is in compliance with WARN. To the knowledge of the Company, in the past two (2) years (i) neither the Company nor any of its Subsidiaries has effectuated a “plant closing” (as defined in WARN) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a “mass layoff” (as defined in WARN) affecting any site of employment or facility of the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number, including as aggregated, to trigger application of any similar state, local or foreign law or regulation. To the knowledge of the Company neither the Company nor its Subsidiaries has caused any of their respective employees to suffer an “employment loss” (as defined in WARN) during the ninety (90) day period prior to the date hereof, and there has been no termination which would trigger any notice or other obligations under WARN.
3.18   Real Property.
(a)   The Company has delivered or made available to Parent a complete and accurate list of all of the real property owned by the Company or any of its Subsidiaries (the “Owned Real Property”). Except for the Owned Real Property, neither the Company nor any of its Subsidiaries has, since

January 1, 2010, ever owned any real property, nor is party to any agreement to purchase or sell any real property. The Company owns the Owned Real property free and clear of all Liens, except for Permitted Liens. The Company has a valid, enforceable title policy for the Owned Real Property.
(b)   The Company has delivered or made available to Parent a complete and accurate list of all of the existing leases, subleases, licenses, or other agreements (collectively, the “Leases”) under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (such property, the “Leased Real Property” and, collectively with the Owned Real Property, the “Real Property”). The Company has heretofore made available to Parent true, correct and complete copies of all Leases that are Material Contracts (including all material modifications, amendments, supplements, consents, waivers and side letters thereto and all agreements in connection therewith). The Company or its Subsidiaries have and own valid leasehold estates in the Leases and the Leased Real Property, free and clear of all Liens, other than Permitted Liens. The Company has delivered or made available to Parent a complete and accurate list of all of the existing Leases granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy, now or in the future, any of the Real Property. The Company and its Subsidiaries currently occupy all of the Real Property for the operation of their business and there are no other parties occupying or with a right to occupy the Real Property. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, violate, or materially impair the rights of the Company or any of its subsidiaries or alter the rights or obligations of the lessor under, or give to others any rights of termination, amendment, acceleration or cancellation of any Leases, or otherwise adversely affect the continued use and possession of the Leased Real Property for the conduct of business as presently conducted.
(c)   Except as would not materially detract from the value or materially interfere with the present use of the underlying Real Property, each Real Property and all of its operating systems are (i) in good operating condition and repair, subject to normal wear and tear, (ii) regularly and properly maintained, (iii) free from any material defects or deficiencies and (iv) suitable for the conduct of the business of the Company and its Subsidiaries in all material respects as presently conducted.
(d)   Since the Reference Date, the Company has not received any written notice from (i) any insurance company of any defects or inadequacies in any Real Property or any part thereof which could materially and adversely affect the insurability of such Real Property or the premiums for the insurance thereof or (ii) any insurance company which has issued a policy with respect to any portion of any Real Property or by any board of fire underwriters (or other body exercising similar functions) requesting the performance of any repairs, alterations or other work with which compliance has not been made.
(e)   There is no pending or, to the knowledge of the Company, threatened condemnation or similar proceeding affecting any Real Property or any portion thereof, and the Company has no knowledge that any such action is currently contemplated. There are no pending or, to the knowledge of the Company, threatened special assessments or improvements or activities of any public or quasi-public body either in process or completed which may give rise to any special assessment against any Real Property.
3.19   Personal Property.   The machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries (the “Assets”) are, in the aggregate, sufficient and adequate to carry on their respective businesses in all material respects as presently conducted, and the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such Assets that are material to the Company and its Subsidiaries, taken as a whole, free and clear of all Liens, except for Permitted Liens and defects in title that, individually or in the aggregate, are not and would not reasonably be expected to have a Company Material Adverse Effect.
3.20   Intellectual Property.
(a)   The Company has delivered or made available to Parent a complete and accurate list of the Company Intellectual Property Rights that are (i) Patents and (ii) all other material registered

Company Intellectual Property Rights (“Company Registered IP”). To the knowledge of the Company, no current or former employee of the Company or any of its Subsidiaries has any claims against the Company or any of its Subsidiaries for remuneration of service inventions. All inventor’s bonus including those under the German Employee Inventors Act or similar Applicable Laws have been duly paid. To the knowledge of the Company, the Company and its Subsidiaries have exercised all of its rights with respect to service inventions and have in particular expressly claimed all service inventions to the extent an express claim declaration is or was at the time required under Applicable Law.
(b)   To the knowledge of the Company, there are no information, materials, facts or circumstances that would render any material Company Registered IP invalid or unenforceable. With respect to each material item of Company Registered IP: (i) all necessary registration, maintenance and renewal fees have been paid, and all necessary documents and certificates have been filed with the relevant patent, copyright, trademark, domain registrars or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered IP; (ii) it is currently in compliance with all formal legal requirements with respect such Company Registered IP, and (iii) it is not subject to any overdue maintenance fees or taxes with respect such Company Registered IP.
(c)   The Company or one of its Subsidiaries holds exclusive ownership of all material Company Intellectual Property Rights. To the knowledge of the Company, the Company and its Subsidiaries own all right, title and interest in the Company Intellectual Property Rights, free and clear of all Liens other than Permitted Liens. No Governmental Authority, educational institution or research center has any claim or right in or to any material Company Intellectual Property Rights.
(d)   To the knowledge of the Company, neither the development, manufacturing, marketing, sale, offer for sale, exportation, distribution, and/or use by the Company and its Subsidiaries of any Company Products nor the operation of the business of the Company and its Subsidiaries infringes or misappropriates any Intellectual Property Right of any third Person.
(e)   The Company and each of its Subsidiaries have acted in good faith in a reasonable and prudent manner with respect to the protection and preservation of the confidentiality of the material Trade Secrets that are Company Intellectual Property Rights.
(f)   No claims are pending by the Company or any of its Subsidiaries against a third Person alleging that such Person infringes, misappropriates or otherwise violates any Company Intellectual Property Rights.
(g)   There is not, and has not been during the three (3) years prior to the date hereof, any Legal Proceeding made, conducted or brought by a third Person that has been served upon or, to the Company’s knowledge, filed with respect to any alleged infringement or other violation by the Company or any of its Subsidiaries of the Intellectual Property Rights of such third Person.
(h)   The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) will not, as a result of any Contract to which the Company or any of its Subsidiaries is a party, trigger (i) the Company or its Subsidiaries granting to any third party any rights or licenses to any Patents that are Company Intellectual Property Rights, or (ii) the Company or any of its Subsidiaries being bound by, or subject to, any non-competition, exclusivity or other material restriction on the operation or scope of their respective businesses that in each case would reasonably be expected to give rise to a Company Material Adverse Effect.
(i)   The Company and its Subsidiaries exercise ordinary and reasonable care in connection with the use of Public Software. The Company and its Subsidiaries are in compliance in all material respects with all Public Software, except where any such noncompliance would not reasonably be expected to give rise to a Company Material Adverse Effect.
(j)   Neither the Company nor its Subsidiaries have entered into any patent licenses (exclusive or non-exclusive) or cross-licenses with any third Person. Neither the Company nor any of its Subsidiaries has received notice or is aware of non-renewal from any sole source supplier or licensor of material Intellectual Property Rights or Technology of any third Person that would reasonably be expected to give rise to a Company Material Adverse Effect.

(k)   Neither the Company nor any of its Subsidiaries has committed, agreed or become obligated to license any Company Intellectual Property Rights to any third Person as a result of any participation in an industry association, standard setting organization, or other similar body.
3.21   Insurance.   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have all policies of insurance covering the Company, its Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, title, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, in each case in a form and amount which the Company believes is adequate for the operation of its business and reasonable and prudent in light of the risks faced in its business. All such insurance policies are in full force and effect, no written notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except for such defaults that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
3.22   Related Party Transactions.   Except as set forth in the SEC Reports or compensation or other employment arrangements in the ordinary course, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any officer or director, but not including any wholly owned Subsidiary of the Company) thereof or any stockholder that beneficially owns 5% or more of the Shares, on the other hand.
3.23   Brokers.   Except for Greenhill & Co. LLC, there is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby (including the Merger).
3.24   Anti-Bribery and Export Compliance.
(a)   Since March 31, 2010, neither the Company nor any of its Subsidiaries has and, to the knowledge of the Company, no partner, distributor, reseller, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly: made or offered any payment or transfer of anything of value to any government official or employee, political party or campaign, official or employee of any public international organization, or official or employee of any government-owned enterprise or institution to obtain or retain business or to secure an improper advantage, or otherwise conducted any transaction, transfer or business in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act, the Unfair Competition Law of the People’s Republic of China, the European Union Anti-Corruption Act, the Act of Combating International Bribery, those provisions of the Criminal Code of the People’s Republic of China and the German Criminal Code concerning bribery- and corruption-related offenses, or any other applicable anti-corruption or anti-money laundering Law (collectively, “Anti-Corruption Laws”), except, in the case of actions taken by any Person other than the Company or any of its Subsidiaries, as would not, individually or in the aggregate, result in a material Liability to the Company and its Subsidiaries taken as a whole. Since March 31, 2010, neither the Company nor any of its Subsidiaries has received any written notice of any governmental or internal investigation or inquiry or any disclosure related to any violation or potential violation by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any partner, distributor, reseller, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, of any Anti-Corruption Law.
(b)   The Company and its Subsidiaries are and since March 31, 2010 have been in compliance in all material respects with all export control and import control Applicable Laws, including those administered by the European Union, U.S. Department of Commerce, U.S. Customs and Border Protection, and the U.S. Department of State, and with all applicable economic sanctions, including those administered by the U.S. Department of Treasury, Office of Foreign Assets Control (“OFAC”), and the U.S. Department of Commerce. Neither the Company nor any Subsidiary nor any officer or director of the Company, nor any agent acting on behalf of the Company is designated or is owned or controlled by any person designated on any restricted party list of any Governmental Authority, including OFAC’s Specially Designated Nationals and Blocked Persons List. Other than routine audits by Governmental Authorities, since March 31, 2010 neither the Company nor any of its Subsidiaries has received any written notice of any governmental or internal investigation, audit or inquiry, any allegation, or any disclosure related to any violation or potential violation by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any partner, distributor, reseller, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, of any export, import or economic sanctions Applicable Law.
3.25   Environmental Matters.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Hazardous Materials are present on any real property that is currently owned, operated, occupied, controlled or leased by the Company or any of its Subsidiaries or, to the knowledge of the Company, were present on any real property at the time it ceased to be owned, operated, occupied, controlled or leased by the Company or its Subsidiaries, including the land, the improvements thereon, the groundwater thereunder and the surface water thereon. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any real property currently owned, operated, occupied, controlled or leased by the Company or any of its Subsidiaries or as a consequence of the acts of the Company, its Subsidiaries or their agents.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since March 31, 2010 the Company and its Subsidiaries have conducted all Hazardous Material Activities in compliance with all applicable Environmental Laws. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Hazardous Materials Activities of the Company and its Subsidiaries prior to the Closing have not, to the knowledge of the Company, resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since March 31, 2010 the Company and its Subsidiaries have complied with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. To the Company’s knowledge, no circumstances exist which could reasonably be expected to cause any material Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee.
(d)   No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company, threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e)   To the Company’s knowledge, there is no fact or circumstance that could reasonably be expected to result in any Liability under an Environmental Law which would reasonably be expected to have a Company Material Adverse Effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has entered into any Contract that would reasonably be expected to require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company or any of its Subsidiaries.
(f)   The Company has delivered to Parent all environmental reports in its possession relating to Hazardous Materials that require investigative, corrective, or remedial action by the Company or any Subsidiary. The Company and its Subsidiaries have complied with all property transfer laws, including the ISRA and the CTA.

3.26   Indebtedness.   Section 3.26 of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness which is material to the Company and its Subsidiaries outstanding as of the date of this Agreement, other than Indebtedness reflected in the Balance Sheet or otherwise included in the SEC Reports.
3.27   No Other Representations.   Except for the representations and warranties of the Company expressly set forth in this Agreement, (a) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, and Parent and Merger Sub have not relied on, any representation or warranty (whether express or implied) relating to the Company, its Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement or the transactions contemplated hereby, including as to the accuracy or completeness of any such information, and (b) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by the Company in connection with the transactions contemplated by this Agreement or in connection with presentations by the Company’s management, are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is expressly the subject of any express representation or warranty of the Company set forth in this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB
Parent and Merger Sub hereby represent and warrant to the Company as follows:
4.1   Organization and Good Standing.
(a)   Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets.
(b)   Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no material liabilities or obligations other than as contemplated by this Agreement. Parent is the sole record stockholder of Merger Sub.
4.2   Authorization and Enforceability.
(a)   Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger) have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby (including the Merger).
(b)   This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each in accordance with its terms, subject to the Enforceability Limitations.
4.3   Required Governmental Consents.   No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger), except (a) the filing of the Certificate of Merger with the Delaware Secretary of State, (b) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, (c) compliance with any applicable requirements of the HSR Act and other applicable Antitrust Laws, and (d) such other Consents, the failure of which to obtain would not reasonably be expected to have a Parent Material Adverse Effect.
4.4   No Conflicts.   The execution, delivery or performance by Parent and Merger Sub of this Agreement, the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger) and the compliance by Parent and Merger Sub with any of the provisions hereof do not and will not (i) violate or conflict with any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or, (ii) assuming compliance with the matters referred to in Section 4.3, violate or conflict with any Applicable Law or Order, except in the case of this clause (ii) for such violations or conflicts which would not reasonably be expected to have a Parent Material Adverse Effect.
4.5   No “Interested Stockholder” Status.   Neither Parent nor Merger Sub is, nor at any time during the last three (3) years has it been, an “interested stockholder” of the Company within the meaning of Section 203 of the DGCL. As of the date of this Agreement, (i) except as disclosed in the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement, none of Parent, Merger Sub or their respective Subsidiaries owns (directly or indirectly, beneficially or of record) any shares of capital stock of the Company and (ii) none of Parent, Merger Sub or their respective Subsidiaries holds any rights to acquire directly or indirectly any shares of capital stock of the Company except pursuant to this Agreement.
4.6   No Litigation.   As of the date of this Agreement, there are no Legal Proceedings pending or, to the knowledge of Parent, threatened against or affecting Parent or Merger Sub or any of their respective properties that would, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby (including the Merger) or the performance by Parent and Merger Sub of their respective covenants and obligations hereunder. Neither Parent nor Merger Sub is subject to any outstanding Order that would, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby (including the Merger) or the performance by Parent and Merger Sub of their respective covenants and obligations hereunder.
4.7   Financing.
(a)   Parent has delivered to the Company a complete and accurate copy of an executed commitment letter of even date herewith, and the executed fee letter related thereto of even date herewith (except that the fee amounts, pricing caps and other economic terms, none of which adversely affect the amount, conditionality, availability or termination of the Financing, set forth therein may be redacted), together with any related engagement letters, exhibits, schedules, annexes, supplements, term sheets and other agreements, in each case from Barclays Bank PLC (collectively, the “Commitment Letter”), pursuant to which the agents, arrangers, managers, lenders and other entities party thereto (together with their respective affiliates and their respective affiliates’ officers, directors, employees, controlling persons, agents and Representatives and their respective successors and assigns, the “Financing Sources”) has/have committed to provide, subject to the terms and conditions set forth therein, debt financing for the Merger and other transactions contemplated by this Agreement in the aggregate amount set forth therein (the “Financing”). Any reference in this Agreement to (i) “Commitment Letter” will include such documents as amended or modified in compliance with the provisions of Section 7.3, and (ii) the “Financing” will include the financing contemplated by the Commitment Letter as amended or modified in compliance with the provisions of Section 7.3. As of the date of this Agreement, Parent has fully paid, or caused to be fully paid, any and all commitment fees or other fees that have been incurred and are due and payable in connection with the Commitment Letter on or prior to the date of this Agreement. The Commitment Letter, in the form so delivered to the Company, is in full force and effect as of the date hereof, and is a legal, valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto, enforceable against the parties thereto in accordance with its terms, subject to the Enforceability Limitations.
(b)   The aggregate proceeds contemplated by the Commitment Letter are sufficient (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of flex (including original issue discount flex) provided under the

Commitment Letter) to enable Parent, together with cash on hand at Parent and its Subsidiaries, to (i) consummate the transactions contemplated by this Agreement upon the terms contemplated by this Agreement, (ii) pay all of the Merger Consideration payable in respect of Shares in the Merger pursuant to this Agreement, (iii) pay all amounts payable in respect of Company Options pursuant to this Agreement, (iv) pay all liabilities and other obligations of the Company contemplated to be funded by Parent by this Agreement, and (v) pay all related fees and expenses associated with the transactions contemplated by this Agreement or the Commitment Letter to be incurred by Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates and required to be paid at the Closing by such party.
(c)   As of the date of this Agreement, (i) the Commitment Letter has not been amended or modified (and no such amendment or modification is contemplated except in connection with any amendments or modifications to effectuate any “market flex” terms contained in the Commitment Letter provided as of the date hereof), and (ii) the respective commitments set forth in the Commitment Letter have not been withdrawn or rescinded in any respect (and no such withdrawal or rescission is contemplated). Except as set forth in the Commitment Letter, there are no side letters or other agreements, contracts or arrangements to which Parent or Merger Sub or any of their respective Affiliates is a party relating to the funding or investing, as applicable, of the full amount of the Financing. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any term or condition of the Commitment Letter, or otherwise result in any portion of the Financing contemplated thereby to be unavailable. There are no conditions precedent related to the funding of the full amount of the Financing, other than as set forth in the Commitment Letter in the form so delivered to the Company. Assuming the accuracy of the representations and warranties set forth in Article III and the performance by the Company and its Subsidiaries of the covenants contained in this Agreement, in each case such that the conditions set forth in Section 2.2 would be satisfied, as of the date hereof Parent has no reason to believe that any term or condition to the Financing set forth in the Commitment Letter will not be fully satisfied on a timely basis or that the Financing will not be available to Parent and Merger Sub at the Closing, including any reason to believe that any of the Financing Sources will not perform their respective funding obligations under the Commitment Letter in accordance with their respective terms and conditions.
4.8   Acknowledgment by Parent and Merger Sub.
(a)   Neither Parent nor Merger Sub is relying, and neither Parent nor Merger Sub has relied on, any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties of the Company expressly set forth in this Agreement. Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company and its Affiliates, stockholders and Representatives in connection with the Merger and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company.
ARTICLE V
CONDUCT OF COMPANY BUSINESS
5.1   Conduct of Company Business.   Except as expressly required by this Agreement or Applicable Law, as set forth in Section 5.1 of the Company Disclosure Letter or as approved in advance by Parent in writing (which approval will not be unreasonably withheld, delayed or conditioned), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and each of its Subsidiaries shall (a) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance with all Applicable Laws, and (b) use commercially reasonable efforts, consistent with past practices and policies, to (i) preserve intact its business and operations, (ii) keep available the services of its directors, officers and employees and (iii) preserve its current relationships with customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings.

5.2   Restrictions on Company Operations.   Except as expressly required or permitted by this Agreement, as required by Applicable Law, as set forth in Section 5.2 of the Company Disclosure Letter or as approved in advance by Parent in writing (which approval will not be unreasonably withheld, delayed or conditioned), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall not permit its Subsidiaries to:
(a)   amend its certificate of incorporation or bylaws or comparable organizational documents;
(b)   issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or any Subsidiary Securities, except for the issuance and sale of Shares pursuant to Company Options outstanding prior to the date hereto;
(c)   acquire or redeem, directly or indirectly, or amend any Company Securities or Subsidiary Securities;
(d)   other than cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one or more of its Subsidiaries, split, combine or reclassify any shares of capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock;
(e)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the transactions contemplated hereby, including the Merger);
(f)   (i) incur or assume any long-term or short-term debt or issue any debt securities, except for (A) short-term debt and short-term borrowings under the Company’s or any Subsidiary’s existing credit arrangements (including any refinancing of any existing credit arrangements at expiration thereof on substantially similar or more favorable terms) incurred to fund operations of the business in the ordinary course of business consistent with past practice and (B) loans or advances to direct or indirect wholly-owned Subsidiaries, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except with respect to obligations of direct or indirect wholly-owned Subsidiaries of the Company, (iii) make any loans, advances or capital contributions to or investments in any other Person except for travel advances in the ordinary course of business consistent with past practice to employees of the Company or any of its Subsidiaries or (iv) mortgage or pledge any of its or its Subsidiaries’ assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens);
(g)   except as expressly required by this Agreement or as may be required by Applicable Law or the terms of any Employee Plan or Contract in effect on the date hereof, take any of the following actions: (A) enter into, adopt, amend (including acceleration of vesting (other than with respect to Company Options pursuant to Section 1.4(c))), or modify in any respect or terminate any Employee Plan, (B) increase in any manner the compensation or fringe benefits of any director, officer, consultant, independent contractor or employee, other than increases in compensation made in the ordinary course of business consistent with past practice that do not exceed 3.0% of their base compensation as of the date hereof, (C) pay any special bonus or special remuneration to any director, officer, consultant, independent contractor or employee, or (D) pay any benefit not required by or made pursuant to any Employee Plan or other arrangement in effect as of the date hereof;
(h)   make any deposits or contributions of cash or other property to or take any other action to fund or in any other way secure the payment of compensation or benefits under the Employee Plans or agreements subject to the Employee Plans or any other Contract of the Company other than deposits and contributions that are required pursuant to the terms of the Employee Plans or any agreements subject to the Employee Plans in effect as of the date hereof;
(i)   acquire, sell, lease, license or dispose of any property or assets in any single transaction or series of related transactions, except for (i) the sale of Company Products or grants of licenses to Intellectual Property Rights in the ordinary course of business consistent with past practice,

(ii) purchases of assets used in the manufacture of the Company’s Products or the conduct of its business, in each case in the ordinary course of business consistent with past practice and (iii) dispositions of obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice;
(j)   except as may be required by Applicable Law or GAAP, make any change in any of the accounting principles or practices used by it;
(k)   except as required by Applicable Law or GAAP, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, in any case other than in the ordinary course of business consistent with past practice;
(l)   (i) make or change any material Tax election, (ii) file any amended income Tax Return, or any other amended Tax Return that would materially increase the Taxes payable by the Company or its Subsidiaries, (iii) settle or compromise any material Liability for Taxes, or (iv) consent to any extension or waiver of any limitation period with respect to any material claim or assessment for Taxes, or (v) fail to pay any material Taxes as they become due and payable (including estimated taxes), except to the extent such Taxes are contested in good faith and adequate reserves have been established for such Taxes in accordance with GAAP;
(m)   (i) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) other than to replace existing leases that are expiring and cannot be renewed and such new lease has a term not to exceed two years and is otherwise on substantially the same terms as the expiring lease, (ii) modify, amend or exercise any right to renew any lease or sublease of real property, other than renewals of expiring leases having a term of no more than two years or (iii) grant or otherwise create or consent to the creation of any easement, covenant, restriction, assessment, Lien (other than a Permitted Lien) or charge affecting any real property or any part thereof;
(n)   (i) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any equity interest therein or (ii) make any capital expenditure (or series of related capital expenditures) in excess of the Company’s capital expenditure budget for periods following the date of this Agreement as set forth on Schedule 5.2(n);
(o)   enter into, renew, amend in any material respect or terminate any Material Contract, or grant any release or relinquishment of any material rights under any Material Contract in each case (subject to the obligations and other prohibitions set forth in Sections 5.1 and 5.2) other than in the ordinary course of business consistent with past practice;
(p)   settle or compromise any pending or threatened Legal Proceeding or pay, discharge or satisfy or agree to pay, discharge or satisfy any claim, Liability or obligation (absolute or accrued, asserted or unasserted, contingent or otherwise), other than the settlement, compromise, payment, discharge or satisfaction of Legal Proceedings, claims and other Liabilities (i) reflected or reserved against in full in the Balance Sheet or incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice or (ii) the settlement, compromise, discharge or satisfaction of which does not include any obligation (other than the payment of money) to be performed by the Company or its Subsidiaries following the Effective Time that would be material to the Company and its Subsidiaries taken as a whole; or
(q)   enter into a Contract or otherwise commit to do any of the foregoing.
5.3   No Control.   Notwithstanding the foregoing, nothing in this Article V is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their own business and operations.
ARTICLE VI
NON-SOLICITATION OF ACQUISITION PROPOSALS
6.1   Termination of Discussions.   Upon execution and delivery of this Agreement, the Company and its Subsidiaries shall, and shall cause their respective Representatives to, immediately cease and cause to be terminated, and shall not authorize or knowingly permit any of the Company’s or its Subsidiaries’ Representatives to continue, any and all existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any Acquisition Proposal or Acquisition Transaction, and shall terminate all access granted to any such Third Party to any physical or electronic data room (subject to the Company’s right to subsequently provide access to any such physical or electronic data room but solely to the extent permitted by Section 6.2(b)). The Company shall promptly request that all confidential information that has been delivered, provided or furnished by or on behalf of the Company, as the case may be, within the two-year period prior to the date hereof  (whether or not pursuant to a binding confidentiality, non-disclosure or other similar agreement) in connection with any consideration, discussions or negotiations regarding a potential Acquisition Proposal or Acquisition Transaction be returned or destroyed.
6.2   Non-Solicitation.
(a)   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall not authorize or permit any of its Subsidiaries to (and shall not authorize or permit any Representatives of the Company or any of its Subsidiaries to), directly or indirectly:
(i)   solicit, initiate, knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of an Acquisition Proposal or the making of any inquiry, offer or proposal that would reasonably be expected to lead to any Acquisition Proposal or Acquisition Transaction; or
(ii)   furnish to any Third Party any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any Third Party, in each case in connection with an Acquisition Proposal or Acquisition Transaction, or take any other action intended to assist or facilitate the making of any Acquisition Proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal or Acquisition Transaction; or
(iii)   participate or engage in discussions or negotiations with any Third Party regarding an Acquisition Proposal or Acquisition Transaction; or
(iv)   terminate, amend or waive or fail to enforce any rights under any “standstill” or other similar Contract between it or any of its Subsidiaries and any Third Party; or
(v)   waive the applicability of Section 203 of the DGCL or any other Takeover Statute, or any portion thereof, to any Third Party; or
(vi)   approve, endorse or recommend an Acquisition Proposal or Acquisition Transaction; or
(vii)   except for an Acceptable Confidentiality Agreement contemplated by Section 6.2(b), execute or enter into any letter of intent, memorandum of understanding or Contract contemplating or otherwise relating to an Acquisition Proposal or Acquisition Transaction; or
(viii)   propose publicly or agree to any of the foregoing with respect to an Acquisition Proposal or Acquisition Transaction.
(b)   Notwithstanding the foregoing provisions of Section 6.2(a), at any time prior to obtaining the Requisite Stockholder Approval, the Company Board may, directly or indirectly through any Representative, (x) engage or participate in discussions or negotiations with any Third Party (and its Representatives) that has made a written Acquisition Proposal after the date of this Agreement and that the Company Board determines in good faith (after consultation with its financial advisor and its outside legal counsel) either constitutes or is reasonably likely to lead to a Superior Proposal, and/or (y) furnish any non-public information relating to the Company or any of its Subsidiaries to any Third Party (and its Representatives) that has made a written Acquisition Proposal after the date of this

Agreement and that the Company Board determines in good faith (after consultation with its financial advisor and its outside legal counsel) either constitutes or is reasonably likely to lead to a Superior Proposal, provided that, in the case of any action taken pursuant to the foregoing clauses (x) or (y):
(i)   such Acquisition Proposal did not result from or arise out of a breach of any provisions of Section 6.2(a), and the Person from whom such party received such Acquisition Proposal has not made any other Acquisition Proposals (either alone or together with one or more other Persons) that resulted from or arose out of a breach of any provisions of Section 6.2(a);
(ii)   the Company Board has determined in good faith (after consultation with its financial advisor and its outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties;
(iii)   the Company shall promptly give Parent written notice of the identity of such Person and the material terms and conditions of such Acquisition Proposal (unless such Acquisition Proposal is in written form, in which case the Company shall give Parent a copy of all written materials comprising or relating thereto) and of the Company’s intention to engage or participate in discussions or negotiations with, or furnish non-public information to, such Person pursuant to this Section 6.2(b);
(iv)   either the Company is already a party to an Acceptable Confidentiality Agreement with such Third Party or the Company enters into an Acceptable Confidentiality Agreement with such Third Party; and
(v)   contemporaneously with furnishing any non-public information to such Third Party (and/or its Representatives), the Company furnishes or makes available such non-public information to Parent (to the extent such information has not been previously furnished to Parent).
(c)   The Company hereby acknowledges and agrees that any violation of the restrictions set forth in this Section 6.2 by any Subsidiary of the Company or any Representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 6.2 by the Company.
6.3   Notice and Information.
(a)   The Company shall notify Parent promptly (and in any event within 24 hours) upon becoming aware of  (directly or indirectly) (i) any Acquisition Proposal received by the Company or its Representatives, (ii) any request for information that would reasonably be expected to lead to an Acquisition Proposal received by the Company or its Representatives, or (iii) any inquiry made to the Company or its Representatives with respect to, or which would reasonably be expected to lead to, any Acquisition Proposal, the terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry.
(b)   The Company shall keep Parent reasonably informed on a reasonably current basis of the status and material details (including all amendments or proposed amendments, whether or not in writing) of any such Acquisition Proposal, request or inquiry, and promptly (and in any event within 24 hours) provide Parent with copies of all written documents, requests or inquiries relating to any Acquisition Proposal (including the financing thereof) exchanged between the Company or any of its Representatives, on the one hand, and the Person making the Acquisition Proposal, request or inquiry (or such Person’s Affiliates or Representatives), on the other hand. In addition to the foregoing, the Company shall provide Parent with at least 24 hours prior notice (or such other lesser prior notice as is provided to directors generally) of any meeting of its board of directors (or any committee thereof) at which its board of directors (or any committee thereof) is reasonably expected to consider an Acquisition Proposal or Acquisition Transaction it has received (either directly or through any of its Representatives).

ARTICLE VII
ADDITIONAL COVENANTS AND AGREEMENTS
7.1   Company Stockholder Approval.
(a)   Proxy Statement and Other SEC Filings.
(i)   Promptly, and in no event later than twenty (20) Business Days, following the date of this Agreement, the Company will prepare (with Parent’s reasonable cooperation to the extent required) and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholders Meeting. Subject to Section 7.1(c), the Company shall include the Company Board Recommendation in the Proxy Statement.
(ii)   If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to Applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without providing Parent and its counsel, to the extent practicable, a reasonable opportunity to review and comment thereon, which comments shall be considered by the Company in good faith. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholders Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company or its Affiliates for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(iii)   If Parent, Merger Sub or any of their respective Affiliates is/are required to file any document with the SEC in connection with the Merger or the Company Stockholders Meeting pursuant to Applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub shall, and shall cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub shall cause, and shall cause their respective Affiliates to cause, any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent or Merger Sub nor any of their respective Affiliates may file any Other Required Parent Filing (or any amendment thereto) with the SEC without providing the Company and its counsel, to the extent practicable, a reasonable opportunity to review and comment thereon, which comments shall be considered by Parent, Merger Sub or their respective Affiliates in good faith. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholders Meeting, no Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company or its Affiliates for inclusion or incorporation by reference in any Other Required Parent Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(iv)   Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholders Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate party and, to the extent required by Applicable Law or the SEC or its staff, disseminated to the Company Stockholders.
(v)   The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without providing the other, to the extent practicable, a reasonable opportunity to review and comment on such written communication, which comments shall be considered by the filing party in good faith.
(vi)   The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (A) any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, (B) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, or (C) any receipt of a request by the SEC or its staff for additional information in connection therewith.
(vii)   Subject to Applicable Law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable (and in no event later than five (5) Business Days following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement).
(b)   Stockholder Meeting.
(i)   The Company shall establish a record date for, call, give notice of, convene and hold a meeting of the Company Stockholders as promptly as reasonably practicable following the date of this Agreement (and in any event within thirty-five (35) days after the mailing of the Proxy Statement) for the purpose of voting upon the adoption of this Agreement in accordance with Delaware Law (the “Company Stockholders Meeting”). Once established, the Company shall not change the record date for the Company Stockholders Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned) or as required by Applicable Law. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholders Meeting if (A) there are not holders of a sufficient number of Shares present or represented by proxy at the Company Stockholders Meeting to constitute a quorum at the Company Stockholders Meeting, (B) the Company is required to postpone or adjourn the Company Stockholders Meeting by Applicable Law, order or a request from the SEC or its staff, or (C) the Company Board (or any committee thereof) has determined in good faith (after consultation with outside legal counsel and

Parent) that it is necessary or appropriate to postpone or adjourn the Company Stockholders Meeting, including in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders (including in connection with any Company Board Recommendation Change); provided, however, that the Company Board may not delay the Company Stockholders Meeting pursuant to this clause (C) on more than one (1) occasion and for a period of more than ten (10) Business Days.
(ii)   The Company shall solicit from the Company Stockholders proxies in favor of the adoption of this Agreement in accordance with Delaware Law, and unless the Company Board has effected a Company Board Recommendation Change, the Company shall use its reasonable best efforts to secure the Requisite Stockholder Approval at the Company Stockholders Meeting. Unless this Agreement is earlier terminated pursuant to Article VIII, the Company shall establish a record date for, call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of voting upon the adoption of this Agreement in accordance with Delaware Law, whether or not the Company Board at any time subsequent to the date hereof shall have effected a Company Board Recommendation Change or otherwise shall determine that this Agreement is no longer advisable or recommends that the Company Stockholders reject it.
(c)   Board Recommendation.
(i)   Subject to the provisions of this Section 7.1(c), (A) the Company Board shall (x) recommend that the Company’s stockholders adopt this Agreement in accordance with the applicable provisions of Delaware Law (the “Company Board Recommendation”) and (y) include the Company Board Recommendation in the Proxy Statement, and (B) neither the Company Board nor any committee thereof shall (1) fail to make, withdraw, amend, modify or qualify the Company Board Recommendation in a manner that is adverse to Parent, or publicly propose to withhold, withdraw, amend, modify or qualify the Company Board Recommendation in a manner that is adverse to Parent, (2) approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, an Acquisition Proposal or Acquisition Transaction other than the Merger, (3) fail to publicly reaffirm the Company Board Recommendation within three (3) Business Days after Parent so requests in writing in good faith, (4) fail to include the Company Board Recommendation in the Proxy Statement or (5) fail to publicly recommend against any Acquisition Proposal or Acquisition Transaction subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Acquisition Proposal or Acquisition Transaction (the actions or inactions referred to in the preceding clauses (1), (2), (3), (4) and (5) being referred to herein as a “Company Board Recommendation Change”).
(ii)   Notwithstanding anything to the contrary set forth in this Agreement, the Company Board may effect a Company Board Recommendation Change at any time prior to obtaining the Requisite Stockholder Approval in the event that:
(A)   the Company Board has received a bona fide written Acquisition Proposal after the date of this Agreement that was not solicited in violation of Section 6.2(b);
(B)   such Acquisition Proposal did not result from or arise out of a breach of any provisions of Section 6.2(a), and the Person from whom such party received such Acquisition Proposal has not made any other Acquisition Proposals (either alone or together with one or more other Persons) that resulted from or arose out of a breach of any provisions of Section 6.2(a);
(C)   the Company Board determines in good faith (after consultation with its financial advisor and its outside legal counsel) that such Acquisition Proposal is a Superior Proposal (which determination and any public announcement thereof shall not constitute a Company Board Recommendation Change);
(D)   prior to effecting such Company Board Recommendation Change, the Company Board shall have given Parent at least five (5) Business Days’ notice of its intention to effect a Company Board Recommendation Change pursuant to this Section 7.1(c)(ii) (the “Notice

Period”) (which notice shall include the most current version of the proposed definitive agreement (which shall be marked to show changes to this Agreement) and, to the extent not included therein, all material terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal);
(E)   if requested by Parent, during the Notice Period, the Company shall have met and negotiated in good faith with Parent regarding modifications to the terms and conditions of this Agreement so that such Superior Proposal ceases to be a Superior Proposal;
(F)   prior to the end of the Notice Period, Parent shall not have made a counter-offer or proposal in writing and in a manner that, if accepted by the Company, would form a binding contract, that the Company Board determines (after consultation with its financial advisor and its outside legal counsel) is at least as favorable to the Company Stockholders as such Superior Proposal (it being understood that (x) any material revision to the terms of a Superior Proposal, including, any revision in price, shall require a new notice pursuant to clause (C) above, (y) the Notice Period shall be extended, if applicable, to the extent necessary to ensure that at least three (3) Business Days remain in the Notice Period subsequent to the time the Company notifies Parent of any such material revision and (z) there may be multiple extensions of the Notice Period); and
(G)   the Company Board determines (after consultation with its outside legal counsel and after considering any counter-offer or proposal made by Parent pursuant to clause (E) above), that, in light of such Superior Proposal, the failure to effect a Company Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties.
(iii)   Notwithstanding anything to the contrary set forth in this Agreement, the Company Board may effect a Company Board Recommendation Change in response to an Intervening Event at any time prior to obtaining the Requisite Stockholder Approval in the event that the Company Board determines (after consultation with its outside legal counsel) that the failure to effect a Company Board Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties; provided that, prior to effecting a Company Board Recommendation Change pursuant to this Section 7.1(c)(iii), the Company Board shall have given Parent at least five (5) Business Days’ notice of its intention to effect a Company Board Recommendation Change pursuant to this Section 7.1(c)(iii) (which notice shall include the reason (in reasonable detail) for such Company Board Recommendation Change) and, if requested by Parent, the Company shall have met and negotiated in good faith with Parent regarding modifications to the terms and conditions of this Agreement so that the Company Board no longer determines that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties.
(iv)   Nothing in this Agreement shall prohibit the Company Board from taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 under the Exchange Act or any other Applicable Law; provided, however, that any statement(s) made by the Company Board pursuant to Rule 14e-2(a) under the Exchange Act or Rule 14d-9 under the Exchange Act shall be subject to the terms and conditions of this Agreement; provided, further, for avoidance of doubt, that it shall not constitute a Company Board Recommendation Change for the Company Board to make a “stop, look and listen” communication pursuant to Rule 14d9-f.
7.2   Regulatory Approvals.
(a)   Filings and Cooperation.   As soon as reasonably practicable following the execution and delivery of this Agreement, or as mutually agreed by antitrust counsel of each party, each of Parent and the Company shall file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby (including the Merger) as required or advisable by the HSR Act, as well as comparable pre-merger notification filings, forms and submissions that are required under all other applicable Antitrust Laws. Each of Parent and the Company shall (a) cooperate and coordinate with the other in the making of such filings, (b) supply the other with any information that may be required in order to effectuate such filings, and (c) supply any additional information that reasonably may be required or requested by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and that Parent reasonably deems necessary and/or appropriate. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Authority regarding the Merger or any other the transactions contemplated by this Agreement. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the Merger or any other transactions contemplated by this Agreement, then such party shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The parties to this Agreement will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act. The parties to this Agreement shall provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement; provided, however, that materials may be redacted (i) to remove references concerning the valuation of the Company, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. Notwithstanding anything contained in this Section 7.2(a), Parent shall have primary responsibility for scheduling and conducting any meeting with any Governmental Authority, coordinating and making any applications and filings with, and resolving any investigation or other inquiry of, any agency or other Governmental Authority, obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement.
(b)   Remedies.   In furtherance and not in limitation of the provisions of Section 7.2(a), if and to the extent necessary to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to clearance of the Merger pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger, each of Parent and Merger Sub (and their respective Affiliates, if applicable) and the Company and its Subsidiaries will (i) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, any restrictions on the activities of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand; and (ii) contest, defend and appeal any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger; provided that, neither Parent nor Merger Sub (nor their respective Affiliates, if applicable) or the Company and its Subsidiaries shall be required to sell, divest, license or otherwise dispose of any capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of Parent or Merger Sub (or their respective Affiliates, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand (collectively, “Remedial Actions”); provided, further, that if any Governmental Authority shall recommend, request or require any Remedial Action, Parent shall control all aspects of such Remedial Action unless otherwise prohibited by Applicable Law, including, for the avoidance of doubt, if such Remedial Action involves the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of the Company and its Subsidiaries as long as any such Remedial Action with respect to the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of the Company and its Subsidiaries is only effective upon, and subject to, consummation of the Merger.
(c)   Additional Actions.   From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, unless the Company otherwise consents, Parent and Merger Sub will not, and will not permit any of their Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if such business competes in any line of business of the Company or its Subsidiaries and the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (i) materially increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Merger, (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise, or (iv) prevent the consummation of the Merger.
7.3   Financing.
(a)   No Amendments to Commitment Letter.   Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Commitment Letter if such amendment, modification or waiver would, or could reasonably be expected to, (i) reduce the aggregate amount of the Financing unless Parent or Merger Sub may draw upon an available revolving credit facility to fund an amount equal to such reduction, (ii) impose new or additional conditions or other terms (except in connection with any “market flex” terms contained in the Commitment Letter provided as of the date hereof) to the Financing, or otherwise expand, amend or modify any of the conditions to the receipt of the Financing, in a manner that would reasonably be expected to (A) materially delay, prevent or materially impede the consummation of the Merger, or (B) make the timely funding of the Financing, or the satisfaction of the conditions to obtaining the Financing, less likely to occur in any material respect, (iii) materially and adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Commitment Letter or the definitive agreements with respect thereto or (iv) prevent, impede or materially delay the consummation of the Financing. In addition to the foregoing, Parent and Merger Sub shall not release or consent to the termination of the Commitment Letter or of any individual lender under the Commitment Letter, except for (x) assignments and replacements of an individual lender under the terms of, and only in connection with, the syndication of the Financing under the Commitment Letter, or (y) replacements of the Commitment Letter with alternative financing commitments pursuant to Section 7.3(b).
(b)   Financing and Alternate Financing.   Each of Parent and Merger Sub shall use its reasonable best efforts (taking into account the expected timing of the Marketing Period) to arrange the Financing and obtain the financing contemplated thereby on the terms and conditions (including, to the extent required, the full exercise of any flex provisions) set forth in the Commitment Letter, including (i) maintaining in full force and effect the Commitment Letter in accordance with the terms and subject to the conditions thereof, (ii) complying with its obligations under the Commitment Letter, (iii) negotiating, executing and delivering definitive agreements with respect to the Financing contemplated by the Commitment Letter on the terms and conditions (including the flex provisions) contemplated by the Commitment Letter, (iv) satisfying (or, if deemed advisable by Parent, seeking the waiver of) on a timely basis all conditions and covenants to funding that are applicable to Parent and Merger Sub in the Commitment Letter and the definitive agreements with respect to the Financing contemplated by the Commitment Letter that are within their control, (v) enforcing its rights under the Commitment Letter and (vi) consummating the Financing at or prior to the Closing. Parent and Merger Sub will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Commitment Letter as and when they become due. In furtherance and not in limitation of the foregoing, in the event that any portion of the Financing becomes unavailable on the terms and conditions (including the flex provisions) set forth in the Commitment Letter, Parent shall use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, (i) obtain alternative financing from alternative sources on terms and conditions not materially less favorable in the aggregate to Parent and Merger Sub than those set forth in the Commitment Letter (including any “flex” provisions contained in the related fee letter) and in an amount at least equal to the Financing or such unavailable portion thereof, as the case may be (the “Alternate Financing”), and (ii) obtain one or more new financing commitment letters with respect to such Alternate Financing (the “New Commitment Letter”), which New Commitment Letter will replace the existing Commitment Letter in whole or in part. Parent shall promptly provide the Company with a copy of any New Commitment Letter (and any fee letter in connection therewith (except that the fee amounts, pricing caps and other economic terms, none of which would adversely affect the amount, conditionality, availability or termination of the Alternate Financing to be funded at the Closing, set forth therein may be redacted)). In the event that any New Commitment Letter is obtained, (A) any reference in this Agreement to the “Commitment Letter” will be deemed to include the Commitment Letter to the extent not superseded by a New Commitment Letter at the time in question and any New Commitment Letter to the extent then in effect, and (B) any reference in this Agreement to the “Financing” means the financing contemplated by the Commitment Letter as modified pursuant to the foregoing subclause (A). Notwithstanding the foregoing, neither this Section 7.3(b) nor any other provision herein shall be construed to require Parent or any of its Affiliates to commence or prosecute any action, litigation, claims, arbitration or other proceeding, at law or in equity, against any other parties to the Commitment Letter in order to consummate the Financing. Parent and Merger Sub will not, and will not permit any of their Affiliates to, agree to take any action outside of the ordinary course of business consistent with past practice that would reasonably be expected to materially interfere with their ability to obtain the Financing.
(c)   Information.   Parent shall (i) keep the Company reasonably informed on a reasonably current basis of the status of its efforts to arrange the Financing or any applicable Alternate Financing and (ii) promptly (but in any event within three (3) Business Days) provide the Company with copies of all executed amendments, modifications or replacements of the Commitment Letter (it being understood that any amendments, modifications or replacements shall only be as permitted herein) or definitive agreements related to the Financing (except that any fee amounts, pricing caps and other economic terms, none of which would adversely affect the amount, conditionality, availability or termination of the Financing to be funded at the Closing, set forth therein may be redacted). Without limiting the generality of the foregoing, Parent and Merger Sub shall promptly notify the Company (A) of any breach (or threatened breach) or default (or any event or circumstance that, with notice or lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to the Commitment Letter or definitive agreements related to the Financing that becomes known to Parent’s chief executive officer, chief financial officer or general counsel, (B) of the receipt by Parent or Merger Sub of any notice or communication from any Financing Source with respect to any breach, default, termination or repudiation, or threat thereof, by any party to the Commitment Letter or any definitive agreements related to the Financing of any provisions of the Commitment Letter or such definitive agreements and (C) if for any reason Parent or Merger Sub at any time believes it will not be able to obtain all or any material portion of the Financing on substantially the terms, in substantially the manner or from the sources contemplated by the Commitment Letter. All non-public or other confidential information provided to the Company or its Affiliates or any of their respective Representatives pursuant to this Agreement will be kept confidential to the extent and in accordance with the terms of the Confidentiality Agreement.
(d)   No Financing Condition.   Parent and Merger Sub each acknowledge and agree that obtaining the Financing is not a condition to the Closing.
(e)   Company Support.
(i)   The Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause the Representatives of the Company and its Subsidiaries to, provide to Parent and Merger Sub, at Parent’s expense, such cooperation in connection with the Financing as may be reasonably requested by Parent, including:
(A)   reasonably assisting (and causing senior management and other Representatives, with appropriate seniority and expertise, of the Company and its Subsidiaries to participate) in the preparation for and participation in meetings and calls, drafting sessions, rating agency presentations, road shows and due diligence sessions (including accounting due diligence sessions), sessions with prospective lenders, investors and ratings agencies, and assisting Parent in obtaining ratings as contemplated by the Financing and otherwise reasonably cooperating with the marketing efforts for any Financing, including, without limitation, direct contact between senior management and other Representatives of the Company and its Subsidiaries, on the one hand, and the actual or prospective lenders, investors and ratings agencies and their respective Representatives, on the other hand;

(B)   reasonably assisting Parent and the Financing Sources in the preparation of (i) offering documents, private placement memoranda, bank information memoranda, prospectuses and similar marketing documents for any of the Financing, including the execution and delivery of customary representation letters in connection with bank information memoranda authorizing the distribution of information regarding the Company and its Subsidiaries to prospective lenders and identifying any portion of such information that constitutes material, non-public information regarding the Company or its Subsidiaries or their respective securities; and (ii) customary materials for rating agency presentations;
(C)   cooperating with Parent to obtain customary corporate and facilities ratings;
(D)   as promptly as reasonably practical and within the time periods required by the Commitment Letter (i) furnishing Parent’s financing sources (including the Financing Sources) and their respective Representatives with the Required Information and any other information reasonably requested or necessary in connection with the arrangement of the Financing and/or the Alternate Financing and providing such pertinent financial and other customary information (including assistance with preparing projections, financial estimates, forecasts and other forward-looking information for the Company and its Subsidiaries) as Parent, Merger Sub or the Financing Sources shall reasonably request in order to consummate the Financing and (ii) informing Parent if the chief executive officer, chief financial officer, treasurer or controller of the Company or any member of the Company Board shall have actual knowledge of any facts as a result of which a restatement of any financial statements for such financial statements to comply with GAAP is probable;
(E)   providing appropriate representations in connection with the preparation of financial statements and other financial data of the Company and its Subsidiaries and obtaining accountants’ consents and customary comfort letters (including customary “negative assurance”) in connection with the use of the Company’s financial statements in offering documents, prospectuses, Current Reports on Form 8-K and other documents to be filed with the SEC, if necessary;
(F)   using reasonable best efforts to assist Parent in connection with the preparation of pro forma financial information and financial statements to the extent required by SEC rules and regulations or necessary or reasonably required by Parent’s financing sources (including the Financing Sources) to be included in any offering documents;
(G)   using reasonable best efforts to provide monthly financial statements in the form currently prepared by the Company as soon as reasonably practicable after the same become available after the end of each month prior to the Closing;
(H)   executing and delivering as of  (but not before) the Closing any pledge and security documents, other definitive financing documents (including any hedging agreements), or other certificates, legal opinions or documents (including a certificate of the chief financial officer of the Company or any Subsidiary with respect to solvency matters regarding the Company and its Subsidiaries) as may be reasonably requested by Parent and otherwise reasonably facilitating the pledging of collateral (including (x) cooperation in connection with the pay-off of existing Indebtedness at the Closing (including delivering notices of prepayment within the time periods required by the relevant agreements governing such Indebtedness and obtaining customary payoff letters) and the release of related Liens and termination of security interests, (y) cooperation in connection with Parent’s efforts to obtain environmental assessments and title insurance), and (z) using commercially reasonable efforts to procure, if reasonably requested, customary (e.g., local counsel) legal opinions);
(I)   taking all actions reasonably necessary to (x) permit the Financing Sources to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures related thereto for the purpose of establishing collateral arrangements and (y) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing;

(J)   assisting Parent to obtain waivers, consents, estoppels, non-disturbance agreements and approvals from other parties to material leases, encumbrances and Contracts relating to the Company and its Subsidiaries (including by arranging discussions among Parent, the Company and the Financing Sources and their respective Representatives with other parties to such material leases, encumbrances and Contracts);
(K)   taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to (i) permit the consummation of the Financing (including, to the fullest extent permitted by Applicable Law, distributing the proceeds of the Financing, if any, obtained by the Company or any of its Subsidiaries as directed by Parent), and (ii) cause the direct borrowing or incurrence of all of the proceeds of the Financing, including any high-yield debt financing, by the Surviving Corporation or any of its Subsidiaries concurrently with or immediately following the Effective Time, if applicable;
(L)   providing at least five (5) Business Days prior to the Closing Date all documentation and other information as is reasonably requested in writing by Parent at least ten (10) days prior to the Closing Date that is required by applicable “know your customer” and anti-money laundering rules and regulations including the USA Patriot Act; and
(M)   ensuring that there will not be any competing issues of debt securities or commercial bank or other credit facilities of the Company or any of its Subsidiaries (other than the Financing) being offered, placed, or arranged that would materially impair the offering or syndication of the Financing.
(ii)   Notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall be required to (A) pay any commitment or other similar fee or enter into any definitive agreement or incur any liability or obligation in connection with the Financing (or in any Alternate Financing) prior to the Effective Time, (B) take any action under this Section 7.3 that would unreasonably interfere with the business or operations of the Company or its Subsidiaries, (C) waive or amend any terms of this Agreement in a manner that would have an adverse effect on the Company or any of its Subsidiaries, (D) enter into any definitive agreement the effectiveness of which is not conditioned on the Merger being consummated, (E) give any indemnities the effectiveness of which are not conditioned on the Merger being consummated, (F) provide any information the disclosure of which is prohibited or restricted by any Applicable Law or (G) take any action that will violate any Applicable Laws. In addition, no action, liability or obligation of the Company, any of its Subsidiaries, or any of their respective Representatives pursuant to any certificate, agreement, document or instrument relating to the Financing will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (including being an issuer or other obligor with respect to the Financing) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time. Nothing in this Agreement will require (A) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action pursuant to Section 7.3(e)(i) or any other provision of this Agreement that could reasonably be expected to result in personal liability to such officer or Representative or (B) the members of the Company Board as of the date hereof to approve any financing or Contracts related thereto prior to the Effective Time.
(f)   Use of Logos.   The Company hereby consents to the use of all logos of the Company and its Subsidiaries in connection with the Financing so long as such logos (i) are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and (ii) are used solely in connection with a description of the Company, its business and products or the Merger. Parent and Merger Sub hereby acknowledge that the use of such logos shall in no way diminish, waive, transfer or relinquish any rights the Company or its Subsidiaries may have in such logos.
(g)   Updates to Required Information.   The Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause the officers, employees, advisors and other representatives of the Company and its Subsidiaries to, use reasonable best efforts to periodically update any Required Information provided to Parent as may be necessary so that such Required Information is Compliant; provided that the Company shall use its reasonable best efforts to update any such information required to be updated pursuant to clause (iii) of the definition of  “Compliant” prior to the time that the Marketing Period, once commenced, shall be deemed not to have commenced pursuant to clause (y)(iii) of the last sentence of the definition thereof. For the avoidance of doubt, Parent may, to most effectively access the financing markets, require the cooperation of the Company and its Subsidiaries under Section 7.3(e) and this Section 7.3(g) at any time, and from time to time and on multiple occasions, between the date hereof and the Closing. The Company agrees to file all reports on Form 10-K, Form 10-Q and Form 8-K, including financial information required pursuant to Item 9.01 thereof, in each case, required to be filed by the SEC pursuant to the Exchange Act prior to the Closing Date in accordance with the time periods required by the Exchange Act. In addition, if, in connection with a marketing effort contemplated by the Commitment Letter, Parent reasonably requests the Company to file a Current Report on Form 8-K pursuant to the Exchange Act that contains material non-public information with respect to the Company and its Subsidiaries, which Parent reasonably determines (and Company does not unreasonably object) to include in a customary offering memorandum for the Financing, then, upon the Company’s review of and reasonable satisfaction with such filing, the Company shall file such Current Report on Form 8-K.
(h)   Confidentiality.   All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that, notwithstanding any other provision in this Agreement, the Confidentiality Agreement or any other agreement, Parent and Merger Sub will be permitted to disclose such information to any financing source (including the Financing Sources) and other financial institutions and investors that are or may become parties to the Financing and to any underwriters, initial purchasers or placement agents in connection with the Financing (and in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto, or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary. Parent shall be responsible for all breaches of the provisions of the Confidentiality Agreement by any Person provided non-public or confidential information by Parent or Merger Sub pursuant to the preceding sentence.
(i)   Company Reimbursement and Indemnification.
(i)   Upon request by the Company, Parent shall promptly (and in any event within thirty (30) calendar days of invoice) reimburse the Company for all reasonable and documented out-of-pocket costs (including reasonable out-of-pocket legal fees and expenses) (other than costs that Company and/or any of its Subsidiaries incur in the ordinary course of business (e.g., reports required to be filed with the SEC pursuant to the Exchange Act)) incurred by the Company and/or any of its Subsidiaries in connection with the cooperation contemplated by Section 7.3(e) and Section 7.3(g).
(ii)   Parent shall indemnify and hold harmless the Company and its Subsidiaries, and each of their respective Representatives, from and against any and all losses, damages, claims, interest, costs or expenses (including reasonable out-of-pocket legal fees and expenses), awards, judgments and penalties suffered or incurred by them in connection with providing the support and cooperation contemplated by Section 7.3(e) and Section 7.3(g) and any information utilized in connection therewith (other than information provided by the Company or any of the Company’s Subsidiaries or their Representatives in all instances specifically for use therein, or to the extent such losses, damages, claims, costs or expenses result from the bad faith, gross negligence, willful misconduct, material breach of this Agreement, fraud or intentional misrepresentation of the Company, any of its Subsidiaries or their respective Representatives).
7.4   Efforts to Close.   In furtherance and not in limitation of the other covenants and agreements set forth in this Agreement, including Sections 7.2 and 7.3, each of Parent, Merger Sub and the Company shall use their reasonable best efforts to take (or cause to be taken) all actions, and to do (or cause to be done), and to assist and cooperate with the other party or parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and other transactions contemplated by this Agreement, including using reasonable best efforts to (i) cause the conditions to the Merger set forth in Section 2.2 to be satisfied or fulfilled, (ii) obtain all necessary consents, approvals, orders and authorizations from Governmental Authorities, the expiration or termination of any applicable waiting periods under the HSR Act and all other applicable Antitrust Laws, (iii) obtain all other necessary consents, waivers, approvals, orders and authorizations from Governmental Authorities and make all registrations, declarations and filings with Governmental Authorities, and (iv) obtain all necessary or appropriate consents, waivers and approvals under any Material Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the Merger and other transactions contemplated by this Agreement so as to maintain and preserve the benefits under such Contracts following the consummation of the transactions contemplated hereby (including the Merger).
7.5   Access to the Company.   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its Representatives reasonable access, during normal business hours and after reasonable advance notice, to all assets, properties, books and records and personnel of the Company and its Subsidiaries as Parent may reasonably request; provided, however, that notwithstanding the foregoing, the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any Applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; (ii) access to such documents would be in violation of the HSR Act, Sherman Act, or any applicable non-U.S. antitrust or competition laws; (iii) counsel to Parent and the Company mutually and reasonably agree that access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (iv) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to, such Contract; provided that the Company shall use commercially reasonable efforts to obtain the consent of such third Person to such Contract (or use reasonable best efforts to provide an alternative means of access to such Contract that would minimize the likelihood of any such violation, default or termination if requested by Parent) and shall identify such Contract to Parent and provide to Parent the text of the provision of such Contract that would trigger such violation, default, or right of termination or acceleration; or (v) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand. Nothing in this Section 7.5 shall be construed to require the Company, or any of its Subsidiaries or any of their respective Representatives, to prepare any reports, analyses, appraisals, opinions or other information that is not prepared in the ordinary course of its business. Any investigation conducted pursuant to the access contemplated by this Section 7.5 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 7.5. All requests for access pursuant to this Section 7.5 must be directed to the chief financial officer of the Company, or another person designated in writing by the Company.
7.6   Notice of Breach.
(a)   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall promptly notify Parent in the event that any representation or warranty made by the Company in this Agreement has become untrue or inaccurate in any material respect, or in the event that the Company has failed to comply with or satisfy in any material respect any covenant or obligation to be complied with or satisfied by it under this Agreement.
(b)   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent shall promptly notify the Company in the event that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or in the event that Parent or Merger Sub has failed to comply with or satisfy in any material respect any covenant or obligation to be complied with or satisfied by it under this Agreement.
7.7   Confidentiality.   Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed a Confidentiality Agreement, dated January 22, 2016 (as amended, the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms.
7.8   Public Disclosure.   The initial press release concerning this Agreement and the Merger will be a joint press release reasonably acceptable to the Company and Parent. Thereafter, the Company (unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change), on the one hand, and Parent and Merger Sub, on the other hand, shall use their respective reasonable best efforts to consult with the other parties to this Agreement before (a) participating in any media interviews, (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons, or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger, and shall not engage in the foregoing without the prior consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), except that neither Parent nor the Company will be obligated to obtain such consent with respect to communications that are (i) required by Applicable Law or any stock exchange rule or listing agreement, (ii) principally directed to employees, suppliers, customers, partners or vendors and consistent with the communications plan previously agreed by Parent and the Company or (iii) related to or in connection with any disputes between the Company, on the one hand, and Parent, Merger Sub, the Financing Sources, or their respective Affiliates, on the other hand, relating to this Agreement.
7.9   Transaction Litigation.   Prior to the Effective Time, the Company shall promptly notify Parent of all Legal Proceedings commenced or threatened against the Company or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement (“Transaction Litigation”) (including by providing copies of all pleadings with respect thereto) and thereafter keep Parent reasonably informed with respect to the status thereof. The Company shall (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. Further, the Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 7.9, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation, but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above. For the avoidance of doubt, this Section 7.9 shall not apply to any litigation (including Transaction Litigation) between the Company and its Affiliates, on the one hand, and Parent, Merger Sub and their Affiliates, on the other hand.
7.10   Section 16(b) Exemption.   The Company shall take all actions reasonably necessary to cause the Merger and all other transactions contemplated by this Agreement, and any other dispositions of equity securities of the Company (including derivative securities) in connection with the Merger and other transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
7.11   Directors and Officers Exculpation, Indemnification and Insurance.
(a)   Existing Agreements and Protections.   The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill in all respects the obligations of the Company and its Subsidiaries under any and all indemnification agreements between the Company or any of its Subsidiaries and any of their respective current or former directors and officers and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time (the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time (or with respect to any claim outstanding on the sixth anniversary of the Effective Time, until the resolution of such claim), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the certificate of incorporation and bylaws (or other similar organizational documents) of the Company and its Subsidiaries as of the date hereof, and during such six-year period such provisions shall not be repealed, amended or otherwise modified in any manner except as required by Applicable Law.
(b)   Indemnification.   Without limiting the generality of the provisions of Section 7.11(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time (or with respect to any claim outstanding on the sixth anniversary of the Effective Time, until the resolution of such claim), the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, proceeding, investigation or inquiry, whether civil, criminal, administrative or investigative, to the extent such claim, proceeding, investigation or inquiry arises directly or indirectly out of or pertains directly or indirectly to (i) any action or omission or alleged action or omission in such Indemnified Person’s capacity as a director, officer, managing director, employee, representative or agent of the Company or any of its Subsidiaries or other Affiliates occurring prior to or at the Effective Time, or (ii) any of the transactions contemplated by this Agreement; provided, however, that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification under this Section 7.11(b), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved. In the event of any such claim, proceeding, investigation or inquiry, (i) the Surviving Corporation shall have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification hereunder with respect thereto), (ii) the Indemnified Persons, collectively, shall be entitled to retain one counsel, except that that any Indemnified Person who has an actual conflict of interest with one or more other Indemnified Persons shall be entitled to retain his or her own counsel, in each case, whether or not the Surviving Corporation shall elect to control the defense of any such claim, proceeding, investigation or inquiry, (iii) the Surviving Corporation shall pay the reasonable fees and expenses of such counsel retained by the Indemnified Persons pursuant to the foregoing clause (ii) promptly after statements therefor are received, whether or not the Surviving Corporation shall elect to control the defense of any such claim, proceeding, investigation or inquiry, and (iv) no Indemnified Person shall be liable for any settlement effected without his or her prior express written consent. Notwithstanding anything to the contrary set forth in this Section 7.11(b) or elsewhere in this Agreement, neither the Surviving Corporation nor any of its Affiliates (including Parent) shall settle or otherwise compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, proceeding, investigation or inquiry for which indemnification may be sought by an Indemnified Person under this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such claim, proceeding, investigation or inquiry.
(c)   Insurance.   During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time, covering each person covered by the D&O Insurance, on terms with respect to the coverage and amounts that are equivalent to those of the D&O Insurance; provided, however, that in satisfying its obligations under this Section 7.11(c), the Surviving Corporation shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the amount paid by the Company for coverage for its last full fiscal year (such three hundred percent (300%) amount, the “Maximum Annual Premium”); provided, further, that that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company may purchase a six-year “tail” prepaid policy on the D&O Insurance. In the event that the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder in lieu of all other obligations of the Surviving Corporation (and Parent) under the first sentence of this Section 7.11(c) for so long as such “tail” policy shall be maintained in full force and effect.
(d)   Successors and Assigns.   If the Surviving Corporation (or Parent) or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations of the Surviving Corporation (or Parent) set forth in this Section 7.11.
(e)   No Impairment; Third Party Beneficiaries.   The obligations set forth in this Section 7.11 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary under the D&O Insurance or the “tail” policy referred to in Section 7.11(c) (and their heirs and assigns)) without the prior written consent of such affected Indemnified Person or other person who is a beneficiary under the D&O Insurance or the “tail” policy referred to in Section 7.11(c) (and their heirs and assigns). Each of the Indemnified Persons or other persons who are beneficiaries under the D&O Insurance or the “tail” policy referred to in Section 7.11(c) (and their heirs and assigns) are intended to be third party beneficiaries of this Section 7.11, with full rights of enforcement as if a party thereto. The rights of the Indemnified Persons (and other persons who are beneficiaries under the D&O Insurance or the “tail” policy referred to in Section 7.11(c) (and their heirs and assigns)) under this Section 7.11 shall be in addition to, and not in substitution for, any other rights that such persons may have under the certificates of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by the Company or any of its Subsidiaries, or applicable law (whether at law or in equity).
(f)   Preservation of Other Rights.   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 7.11 is not prior to or in substitution for any such claims under such policies.
7.12   Employee Matters.
(a)   Acknowledgment of Change of Control.   Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Employee Plans, as applicable, will occur as of the Effective Time, as applicable.
(b)   Existing Agreements.   From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) honor all Employee Plans and compensation arrangements in accordance with their terms as in effect immediately prior to the Effective Time and/or the terms of this Agreement (including Section 1.4 with respect to Company Options), provided, however, that nothing in this sentence shall prohibit the Surviving Corporation from amending or terminating any such Employee Plans, arrangements or agreements in accordance with their terms or if otherwise required by this Agreement or Applicable Law.

(c)   Continuation of Company Plans.   As of the Effective Time, Parent shall (and Parent shall cause its Subsidiaries (including the Surviving Corporation and its Subsidiaries) to) employ the employees of the Company and its Subsidiaries who are employed as of immediately prior to the Effective Time. Except as otherwise required by Applicable Law, for a period of one (1) year following the Effective Time (or, if earlier, the date of termination of employment of the relevant Continuing Employee), Parent shall (and Parent shall cause its Subsidiaries to) either (i) maintain for the benefit of each Continuing Employee the Employee Plans (other than equity based benefits) as of immediately prior to the date of this Agreement (other than equity-based plans) (together, the “Company Plans”) at benefit levels that are no less than those in effect at the Company or its Subsidiaries on the date of this Agreement under such Employee Plans immediately prior to the Effective Time, and provide compensation and benefits to each Continuing Employee under such Company Plans, or (ii) provide compensation and employee benefits (other than equity based benefits) to each Continuing Employee that, taken as a whole, are no less favorable in the aggregate to such Continuing Employee than the compensation and employee benefits (other than equity based benefits) provided to such Continuing Employee immediately prior to the Effective Time (“Comparable Plans”), or (iii) provide some combination of  (i) and (ii) above such that each Continuing Employee receives compensation and employee benefits (other than equity based benefits) that, taken as a whole, are no less favorable in the aggregate to each Continuing Employee than the compensation and employee benefits (other than equity based benefits) provided to such Continuing Employee under the Employee Plans immediately prior to the Effective Time.
(d)   Service Credit; Etc.   To the extent that a Company Plan or Comparable Plan or other employee benefit plan is made available to any Continuing Employee on or following the Effective Time, Parent shall (and Parent shall cause its Subsidiaries (including the Surviving Corporation and its Subsidiaries) to) cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries (and their respective predecessors) prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement); provided, however, that such service need not be credited to the extent that it would result in duplication of coverage or benefits or was not credited for the same purpose with respect to such Continuing Employee under the analogous Employee Plan immediately prior to the Effective Time. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all employee benefit plans sponsored by Parent and its Subsidiaries (other than the Company Plans) (such plans, collectively, the “New Plans”) to the extent coverage under any such New Plan replaces coverage under a comparable Employee Plan, Company Plan or Comparable Plan in which such Continuing Employee participates or participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision, death or disability benefits to any Continuing Employee, Parent shall (and Parent shall cause its Subsidiaries to) cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the extent satisfied by or waived for such person under an analogous Old Plan immediately prior to the Closing Date, and Parent shall (and Parent shall cause its Subsidiaries to) cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be given full credit under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan, and (iii) credit the accounts of such Continuing Employees under any New Plan which is a flexible spending plan with any unused balance in the account of such Continuing Employee under the applicable Old Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time shall be credited to such Continuing Employee following the Effective Time, and shall not be subject to accrual limits or other forfeiture that were not applicable as of the Effective Time.

(e)   401(k) Plan.   Unless Parent provides written notice to the Company at least 30 days prior to the Closing Date that such 401(k) plan(s) shall not be terminated, the Company shall terminate any and all 401(k) plans maintained by the Company or any of its Subsidiaries effective as of the day immediately preceding the date the Company becomes a member of the same Controlled Group of Corporations (as defined in Section 414(b) of the Code) as Parent (the “401(k) Termination Date”). If such termination is required pursuant to the preceding sentence, the Company shall provide Parent evidence that the 401(k) plan(s) of the Company and its Subsidiaries have been terminated pursuant to resolutions of the Company Board. The form and substance of such resolutions shall be subject to prompt review and approval of Parent (which approval shall not be unreasonably withheld, conditioned or delayed). The Company shall also take such other actions in furtherance of terminating any such 401(k) Plans as Parent may reasonably request, provided that no such action shall commit the Company to any position or consequence that is effective prior to the 401(k) Termination Date. As soon as practicable after the Effective Time, Parent will (or will cause the Successor Corporation to) cause the assets of the terminated Company 401(k) Plan(s) to be disbursed in full satisfaction of the participants’ account balances thereunder, provided that, as part of the termination and liquidation process, all participants who are Continuing Employees shall be permitted to transfer (directly or indirectly) their Company 401(k) Plan account balances (including any participant loans) to a new or existing 401(k) Plan of Parent or any of its Subsidiaries (either by way of a trustee-to-trustee transfer or a direct or indirect rollover). Parent shall cause the Surviving Corporation and the applicable plan trustee(s) to take such actions as are required or appropriate in order to complete the plan termination process as expeditiously as practicable and in order to avoid adverse consequences to any Continuing Employees.
(f)   No Third Party Beneficiary Rights.   Notwithstanding anything to the contrary set forth in this Agreement, this Section 7.12 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 7.12, require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Company Plan or prevent the amendment, modification or termination thereof after the Effective Time; (iii) create any third party beneficiary rights in any Person; or (iv) establish, amend or modify any benefit plan, program, agreement or arrangement.
7.13   Obligations of Merger Sub.   Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Merger and other transactions contemplated by this Agreement upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to and in accordance with this Agreement.
7.14   Parent Vote.   Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the DGCL.
7.15   Delisting.   Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Shares from Nasdaq and from the FSE and terminate registration under the Exchange Act, provided that such delisting and termination shall not be effective until or after the Effective Time.
7.16   Takeover Statutes.   If any Takeover Statute is or may become applicable to the Merger or any other transactions contemplated by this Agreement, each of the Company, Parent and Merger Sub and their respective boards of directors shall promptly grant such approvals and take such lawful actions as are necessary so that the Merger and/or such other transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise take such lawful actions to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on the Merger and such other transactions.

ARTICLE VIII
TERMINATION OF AGREEMENT
8.1   Termination.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Requisite Stockholder Approval (except as provided herein), only as follows:
(a)   by mutual written agreement of Parent and the Company; or
(b)   by either Parent or the Company if the Effective Time shall not have occurred on or before March 16, 2017 (the “Termination Date”); provided, however, if, upon such date, all conditions set forth in Section 2.2(a) and Section 2.2(b) (other than (i) those conditions that by their terms or nature are to be satisfied at the Closing and (ii) the conditions set forth in Section 2.2(a)(ii), Section 2.2(a)(iii) or Section 2.2(b)(iv) (but solely, in the case of Section 2.2(a)(iii) and Section 2.2(b)(iv), to the extent the matter giving rise to the failure of such condition to be satisfied is related to Antitrust Laws)) have been satisfied or waived, then, at the election of either the Company or Parent, the Termination Date shall be extended for three (3) months, and such later date shall thereafter be deemed the Termination Date for all purposes under this Agreement; provided further, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party hereto whose action or failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of the Effective Time to have occurred on or before the Termination Date; or
(c)   by either Parent or the Company if the Company Stockholders Meeting shall have been held and the Requisite Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof; or
(d)   by either Parent or the Company if any Governmental Authority shall have (i) enacted, issued, promulgated, entered, enforced or deemed applicable to the Merger any Applicable Law that is in effect and has the effect of making the consummation of the Merger illegal in any jurisdiction material to the businesses of Parent, the Company and their respective Subsidiaries, taken as a whole, or which has the effect of prohibiting the consummation of the Merger in any such jurisdiction, or (ii) issued or granted any Order that has the effect of making the Merger permanently illegal in any jurisdiction material to the businesses of Parent, the Company and their respective Subsidiaries, taken as a whole, or which has the effect of permanently prohibiting the consummation of the Merger in any such jurisdiction and such Order shall have become final and nonappealable; or
(e)   by the Company in the event (i) of a breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement or (ii) that any of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions set forth in Section 2.2(c)(i) or Section 2.2(c)(ii) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, however, that notwithstanding the foregoing, in the event that such breach by Parent or Merger Sub or such inaccuracies in the representations and warranties of Parent or Merger Sub are curable by Parent or Merger Sub through the exercise of commercially reasonable efforts, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) until the earlier to occur of  (A) thirty (30) calendar days after delivery of written notice from the Company to Parent of such breach or inaccuracy, as applicable or (B) Parent or Merger Sub ceasing or failing to exercise and continuing not to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(e) if such breach or inaccuracy by Parent or Merger Sub is cured within such thirty (30) calendar day period), and provided, further, the Company may not terminate this Agreement pursuant to this Section 8.1(e) if it is then in material breach of any representation, warranty or covenant contained in this Agreement; or
(f)   by the Company in the event that (i) all of the conditions set forth in Section 2.2(a) and Section 2.2(b) have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (ii) Parent and Merger Sub have failed to consummate the Merger at the Closing pursuant to Section 2.1, (iii) the Company has irrevocably notified Parent in writing that (A) the Company is ready, willing and able to consummate the Merger, and (B) all conditions set forth in Section 2.2(c) have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is willing to waive any unsatisfied conditions set forth in Section 2.2(c), (iv) the Company has given Parent written notice at least three (3) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(f) if Parent and Merger Sub fail to consummate the Merger, and (v) Parent and Merger Sub fail to consummate the Merger on the later of the expiration of such three (3) Business Day period and the date set forth in the foregoing notice; or
(g)   by the Company in order to enter into a definitive agreement to consummate a Superior Proposal, provided that (i) the Company has effected, or would be entitled to effect, a Company Board Recommendation Change with respect to such Superior Proposal pursuant to Section 7.1(c)(ii) (including compliance with the Notice Period), and (ii) immediately prior (and as a condition) to the termination of this Agreement, the Company tenders to Parent (and pays to Parent if Parent agrees to accept such payment) the Company Termination Fee payable pursuant to Section 8.4(a)(ii); or
(h)   by Parent in the event (i) of a breach of any covenant or agreement on the part of the Company set forth in this Agreement or (ii) that any of the representations and warranties of the Company set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions set forth in Section 2.2(b)(i) or Section 2.2(b)(ii) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, however, that notwithstanding the foregoing, in the event that such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company through the exercise of commercially reasonable efforts, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.1(h) until the earlier to occur of  (A) thirty (30) calendar days after delivery of written notice from the Parent to the Company of such breach or inaccuracy, as applicable or (B) the Company ceasing to exercise and continuing not to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Parent and Merger Sub may not terminate this Agreement pursuant to this Section 8.1(h) if such breach or inaccuracy by the Company is cured within such thirty (30) calendar day period); and provided, further, Parent may not terminate this Agreement pursuant to this Section 8.1(h) if it is then in material breach of any representation, warranty or covenant contained in this Agreement; or
(i)   by Parent in the event that a Triggering Event shall have occurred with respect to the other party hereto, whether promptly after the Triggering Event giving rise to either party’s right to terminate this Agreement pursuant to this Section 8.1(i) or at any time thereafter.
8.2   Notice of Termination.   A party terminating this Agreement pursuant to Section 8.1 (other than Section 8.1(a)) shall deliver a written notice to the other party setting forth specific basis for such termination and the specific provision of Section 8.1 pursuant to which this Agreement is being terminated. A valid termination of this Agreement pursuant to Section 8.1 (other than Section 8.1(a)) shall be effective upon receipt by the non-terminating party of the foregoing written notice.
8.3   Effect of Termination.   In the event of a valid termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect without Liability of any party or parties hereto, as applicable (or any stockholder, director, manager, officer, employee, agent, consultant or representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the terms of Section 7.3(h), Section 7.3(i), Section 7.7, Section 7.8, this Section 8.3, Section 8.4 and Article IX, each of which shall survive the termination of this Agreement, and (b) that nothing herein shall relieve any party or parties hereto, as applicable, from Liability for any fraud committed in connection with this Agreement or any of the transactions contemplated hereby. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, which shall survive termination of this Agreement in accordance with their respective terms and remain fully enforceable in accordance with their respective terms.

8.4   Termination Fees.
(a)   Company Termination Fees.
(i)   In the event that (A) this Agreement is validly terminated pursuant to Sections 8.1(c) or 8.1(h)(i), (B) following the execution of this Agreement and prior to the time at which a vote is taken on the adoption of this Agreement at the Company Stockholders Meeting (or an adjournment or postponement thereof) an offer or proposal for a Competing Acquisition Transaction that was not publicly announced or known prior to the execution of this Agreement is publicly announced or shall become publicly known and not withdrawn, and (C) within nine (9) months following the termination of this Agreement pursuant to Sections 8.1(c) or 8.1(h)(i), a Competing Acquisition Transaction is consummated or the Company enters into a definitive Contract to consummate such Competing Acquisition Transaction and a Competing Acquisition Transaction is subsequently consummated, then within one Business Day after consummation of such Competing Acquisition Transaction, the Company shall pay to Parent (or its designee) a fee equal to $25,500,000 (the “Company Termination Fee”), by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(ii)   In the event that this Agreement is validly terminated pursuant to Section 8.1(g), then as a condition to such termination of this Agreement, the Company shall tender to Parent (and pay to Parent if Parent agrees to accept such payment) the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(iii)   In the event that this Agreement is validly terminated pursuant to Section 8.1(i) (or after a Triggering Event occurs and prior to receipt of the Requisite Stockholder Approval, this Agreement thereby becomes terminable pursuant to Section 8.1(i) as a result, Parent terminates this Agreement for another reason), then within one (1) Business Day after demand by Parent, the Company shall pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent (it being understood and hereby agreed that the failure to terminate this Agreement pursuant to Section 8.1(i) promptly following a Triggering Event shall not prejudice or otherwise limit or impair such party’s ability to terminate this Agreement pursuant to Section 8.1(i) at any subsequent point in time prior to receipt of the Requisite Stockholder Approval and collect the fee contemplated by this Section 8.4(a)(iii))).
(iv)   The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.
(b)   Parent Termination Fee.
(i)   In the event that this Agreement is terminated pursuant to Section 8.1(f), then within one (1) Business Day after such termination by the Company, Parent shall pay to the Company a fee equal to $65,000,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.
(ii)   In the event that this Agreement is validly terminated by the Company or Parent pursuant to Section 8.1(b) or Section 8.1(d), and in each case upon the date of such termination pursuant to Section 8.1(b) or Section 8.1(d) (A) all conditions set forth in Section 2.2(a) and Section 2.2(b) (other than (i) those conditions that by their terms or nature are to be satisfied at the Closing and (ii) the conditions set forth in Sections 2.2(a)(ii), 2.2(a)(iii) or 2.2(b)(iv) (but solely, in the case of Sections 2.2(a)(iii) and 2.2(b)(iv), to the extent the matter giving rise to the failure of such condition to be satisfied is related to Antitrust Laws)) have been satisfied or waived and (B) Parent is not entitled to terminate this Agreement pursuant to Section 8.1(h) or Section 8.1(i), then within one (1) Business Day after such termination by the Company or Parent, Parent shall pay to the Company the Parent Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.

(iii)   The parties hereto acknowledge and hereby agree that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion, whether or not the Parent Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.
(c)   Recovery.   Parent, Merger Sub and the Company hereby acknowledge and agree that the covenants set forth in this Section 8.4 are an integral part of this Agreement and the Merger, and that, without these agreements, Parent, Merger Sub and the Company would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay any amounts due pursuant to Section 8.4(a) or Parent fails to promptly pay any amounts due pursuant to Section 8.4(b) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.4(a) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.4(b) or any portion thereof, as applicable, the Company will pay to Parent or Parent will pay to the Company, as the case may be, its out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of five percent (5%) plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by Applicable Law.
(d)   Acknowledgement.   Each of the parties acknowledges and agrees that (i) the agreements contained in this Section 8.4 are an integral part of the transactions contemplated by this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or a Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.4(a) or Section 8.4(b) are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, and (iii) without the agreements contained in this Section 8.4, the parties would not have entered into this Agreement.
ARTICLE IX
GENERAL PROVISIONS
9.1   Certain Interpretations.
(a)   The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(b)   Unless otherwise indicated, all references herein to Sections, Articles, Annexes, Exhibits or Schedules, shall be deemed to refer to Sections, Articles, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.
(c)   Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”
(d)   As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires.
(e)   Unless otherwise specifically provided, all references in this Agreement to “Dollars” or “$” means United States Dollars.
(f)   When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(g)   Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been posted to a virtual data room managed by the Company at Intralinks at least one day prior to the execution and delivery of this Agreement.
(h)   The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Applicable Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
(i)   All capitalized terms used but not defined in the Company Disclosure Letter shall have the meanings ascribed to them in this Agreement. The representations and warranties of the Company are made and given, and the covenants are agreed to, subject to the disclosures and exceptions set forth in the section of the Company Disclosure Letter that relates to such section or in any other section of the Company Disclosure Letter to the extent it is reasonably apparent from the text of such disclosure that such disclosure is applicable to such other section. The inclusion of any item in the Company Disclosure Letter shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever. No disclosure in the Company Disclosure Letter relating to any possible breach or violation of any Contract or Applicable Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. All attachments to the Company Disclosure Letter are incorporated by reference into the Company Disclosure Letter in which they are directly or indirectly referenced. The information contained in the Company Disclosure Letter is in all events provided subject to and on the terms of the Confidentiality Agreement as though it were Evaluation Material (as such term is defined therein) thereunder.
9.2   Amendment.   Subject to Applicable Law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; provided, however, that in the event that this Agreement has been approved by the Company Stockholders in accordance with Delaware Law, no amendment shall be made to this Agreement that requires the approval of the Company Stockholders without such approval; and provided, further, however, that this Section 9.2 and Sections 9.3, 9.4, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to a Financing Source without the prior written consent of such Financing Source.
9.3   Waiver.   At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein; and provided, further, however, that this Section 9.3 and Sections 9.2, 9.4, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to a Financing Source without the prior written consent of such Financing Source. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable.
9.4   Assignment.   No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that Parent will have the right to assign all or any portion of its rights and obligations pursuant to this Agreement (a) from and after the Effective Time, (i) in connection with a merger or consolidation involving Parent or other disposition of all or substantially all of the assets of Parent or the Surviving Corporation; (ii) to any other Person; or (iii) to any Financing Source pursuant to the terms of the Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Financing; or (b) to any of its Affiliates; provided, that in the case of clause (a)(iii) or (b), Parent and Merger Sub remain liable for their obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
9.5   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) or e-mail to the parties at the following addresses, telecopy numbers or e-mail addresses (or at such other address, telecopy numbers or e-mail address for a party as shall be specified by like notice):
(a)
if to Parent or Merger Sub, to:

Coherent, Inc.
5100 Patrick Henry Drive
Santa Clara, CA 95054
Attention: General Counsel
Telecopy No.: 408-764-4928
Email: bret.dimarco@coherent.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati Professional Corporation
One Market Plaza, Spear Tower, Suite 3300
San Francisco, CA 94105
Attention: Mike Ringler and Denny Kwon
Telecopy No.: 415-947-2099
Email: mringler@wsgr.com; dkwon@wsgr.com

(b)
if to the Company (prior to the Closing), to:

Rofin-Sinar Technologies Inc.
40984 Concept Drive
Plymouth, MI 48170
Attention: Chief Executive Officer
Telecopy No.: +49-(0)40-7 33 63 4100
Email: t.merk@rofin.com

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP
666 Fifth Avenue
New York, New York 10103
Attention: Sheldon G. Nussbaum and Roy L. Goldman
Telecopy No.: 212-318-3400
Email: sheldon.nussbaum@nortonrosefulbright.com; roy.goldman@nortonrosefullbright.com

9.6   Non-Survival of Representations, Warranties.   The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time.
9.7   Expenses.   Subject to Section 7.3(i) and Section 8.4(c), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the Merger) shall be paid by the party or parties, as applicable, incurring such expenses, whether or not the Merger is consummated.
9.8   Entire Agreement.   This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Voting Agreements, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of  (a) the Effective Time and (b) the date on which the Confidentiality Agreement is terminated in accordance with its terms. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB, ON THE ONE HAND, NOR THE COMPANY, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.
9.9   Third Party Beneficiaries.   This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by the terms and provisions of Section 7.11, (b) from and after the Effective Time, the rights of holders of Shares to receive the Merger Consideration and holders of Company Options to receive the consideration (whether in cash or Parent Options) set forth in Article I and (c) each Financing Source shall be an express third party beneficiary with respect to Sections 9.2, 9.3, 9.4, 9.10, 9.11, 9.12, 9.13 and 9.14 and this Section 9.9. Notwithstanding anything herein to the contrary, no Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature.
9.10   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.11   Remedies.
(a)   Generally.   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
(b)   Remedies of Parent and Merger Sub.
(i)   Specific Performance.   The parties hereto hereby agree that irreparable injury would occur in the event that any provision of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages (notwithstanding the termination fees contemplated hereby). Accordingly, the parties hereto acknowledge and hereby agree that, prior to the valid termination of this Agreement pursuant to Section 8.1, in the event of any breach of threatened breach by the Company of any of its obligations hereunder, Parent and Merger Sub shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company in the courts described in Section 9.13 and to enforce specifically the terms and provisions hereof, including the Company’s obligation to consummate the Merger. The election to pursue an injunction, specific performance or other equitable relief shall not restrict, impair or otherwise limit Parent from, in the alternative, seeking to terminate the Agreement and collect the Company Termination Fee pursuant to Section 8.4(a); provided, however, that in no event shall Parent be (i) permitted to pursue an injunction, specific performance or other equitable relief or any other remedies under this Agreement or available at law or equity following the payment of the Company Termination Fee or (ii) permitted or entitled to receive both a grant of specific performance of the obligation to close contemplated by this Section 9.11(b) and any money damages (including all or any portion of the Company Termination Fee).
(ii)   Termination and Company Termination Fee.   Parent shall, in lieu of specific performance, be entitled to (A) terminate this Agreement in accordance with Section 8.1 and (B) payment of the Company Termination Fee if and when payable pursuant to Section 8.4(a).
(iii)   Monetary Damages.   In no event shall (A) Parent, Merger Sub or any of their respective Affiliates or (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates (other than Parent or Merger Sub), members, managers, general or limited partners, stockholders and assignees of each of Parent and Merger Sub and their respective Affiliates (the foregoing in clauses (A) and (B) collectively, the “Parent Related Parties”) have the right to seek or obtain money damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) from the Company or any Company Related Party under this Agreement other than the right of Parent and Merger Sub to payment of the Company Termination Fee as set forth in Section 8.4(a). For the avoidance of doubt, in the event this Agreement is terminated in accordance with Section 8.1, the Company Termination Fee (if payable pursuant to Section 8.4(a)) represents the maximum aggregate Liability of the Company and any other Company Related Party under this Agreement and the transactions and other agreements contemplated hereby.
(c)   Remedies of the Company.
(i)   Specific Performance (Pre-Closing Covenants).   The parties hereto hereby agree that irreparable injury would occur in the event that any provision of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages (notwithstanding the termination fees contemplated hereby). Accordingly, the parties hereto acknowledge and hereby agree that, prior to the valid termination of this Agreement pursuant to Section 8.1, in the event of any breach of threatened breach by Parent or Merger Sub of any of their respective obligations hereunder, and other than as it relates to the right to consummate the Merger (which are governed by the provisions of Section 9.11(c)(ii)), the Company shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by Parent and Merger Sub in the courts described in Section 9.13 and to enforce specifically the terms and provisions hereof.
(ii)   Specific Performance (Closing).   The parties hereto hereby agree that irreparable injury would occur in the event that any provision of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages (notwithstanding the termination fees contemplated hereby). Accordingly, the parties hereto acknowledge and hereby agree that, prior to a valid termination of this Agreement pursuant to Section 8.1, the Company shall be entitled to an injunction, specific performance or other equitable remedy in connection with enforcing Parent’s obligation to consummate the Merger only in the event that each of the following conditions has been satisfied: (A) the conditions set forth in Section 2.2(a) and Section 2.2(b) have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) at the time the Closing would have occurred but for the failure of the Parent to fund the portion of the aggregate Merger Consideration not contemplated to be funded from the Financing, (B) the Financing has been funded in accordance with the terms thereof or the Financing Sources have confirmed in writing that it will be funded in accordance with the terms thereof at the Closing, (C) Parent and Merger Sub shall have failed to consummate the Merger by the time the Closing was required by Section 2.1 to occur and (D) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the Financing is funded, then it will take such actions that are required of it by this Agreement to cause the Closing to occur. In no event shall the Company be entitled to enforce specifically Parent’s obligation to cause the Merger to be consummated if the Financing has not been funded (or Parent has confirmed in writing to the Company that it will not be funded). In no event shall the Company be entitled to specifically enforce the terms of this Agreement other than solely under the specific circumstances and as specifically set forth in Section 9.11(c)(i) and this Section 9.11(c)(ii). For the avoidance of doubt, in no event shall the Company be entitled to a remedy of specific performance or other equitable remedies against any Financing Source. The election to pursue an injunction, specific performance or other equitable relief shall not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate the Agreement and collect the Parent Termination Fee pursuant to Section 8.4(b); provided that in no event shall the Company be (i) permitted to pursue an injunction, specific performance or other equitable relief or any other remedy under this Agreement or available at law or equity following the payment of the Parent Termination Fee or (ii) permitted or entitled to receive both a grant of specific performance of the obligation to close contemplated by this Section 9.11(c) and any money damages (including all or any portion of the Parent Termination Fee).
(iii)   Termination and Parent Termination Fee.   The Company shall, in lieu of specific performance, be entitled to (A) terminate this Agreement in accordance with Section 8.1 and (B) payment of the Parent Termination Fee if and when payable pursuant to Section 8.4(b).
(iv)   Monetary Damages.   In no event shall (A) the Company, its Subsidiaries and each of their respective Affiliates or (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (foregoing in clauses (A) and (B) collectively, the “Company Related Parties”) have the right to seek or obtain money damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) from Parent, Merger Sub or any other Parent Related Party other than the right of the Company to payment of the Parent Termination Fee as set forth in Section 8.4(b). For the avoidance of doubt, in the event this Agreement is terminated in accordance with Section 8.1, the Parent Termination Fee (if payable pursuant to Section 8.4(b)) represents the maximum aggregate Liability of Parent, Merger Sub, and any other Parent Related Party under this Agreement and the transactions and other agreements contemplated hereby. In addition, and notwithstanding anything in this Agreement to the contrary, the Company hereby (A) agrees that no Company Related Party shall have the right to seek or obtain money damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) from any Financing Source and (B) waives any and all claims against the Financing Sources (and agrees not to bring any claim or cause of action) and hereby agrees that in no event shall the Financing Sources have any liability or obligation to the Company or any Company Related Party relating to or arising out of this Agreement, the Financing, the Commitment Letter or the transactions contemplated hereby; provided that, notwithstanding the foregoing, nothing in this Section 9.11(c)(iv) shall in any way limit or modify the rights and obligations of Parent, Merger Sub or the Financing Sources set forth under the Commitment Letter. In addition to the rights of Parent and Merger Sub hereunder, Parent and Merger Sub shall be entitled, at Parent and Merger Sub’s sole election, to settle any claims arising from or relating to this Agreement by agreeing to consummate the Merger in accordance with the terms of this Agreement.
(d)   Acknowledgement Regarding Available Remedies.   Solely to the extent that the right of specific performance is explicitly available under the terms of this Section 9.11, the parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Solely to the extent that the right of specific performance is explicitly available under the terms of this Section 9.11, the parties hereto acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.13 without proof of damages or otherwise, and that such explicit rights of specific enforcement are an integral part of the transactions contemplated by this Agreement and without such rights, none of the Company, Parent or Merger Sub would have entered into this Agreement. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief expressly applicable under this Section 9.11 on the basis that (i) it has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.
(e)   Sole Remedy.   The parties hereto acknowledge and agree that, except as otherwise provided in clause (b) of the first sentence of Section 8.3, the remedies provided for in this Section 9.11 shall be the parties’ sole and exclusive remedies for any breaches of this Agreement or any claims relating to the transactions contemplated hereby. In furtherance of the foregoing, each party hereto hereby waives, to the fullest extent permitted by Applicable Law, any and all other rights, claims and causes of action, known or unknown, foreseen or unforeseen, which exist or may arise in the future, that such party may have against the other party, the Parent Related Parties or the Company Related Parties, as the case may be, arising under or based upon any Applicable Law (including any securities law, common law or otherwise) for any breach of the representations and warranties or covenants contained in this Agreement.
(f)   Extension of Termination Date.   Notwithstanding anything to the contrary in this Agreement, if prior to the Termination Date any party initiates a Legal Proceeding to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, then the Termination Date will be automatically extended by (A) the amount of time during which such Legal Proceeding is pending, plus twenty (20) Business Days, or (B) such other time period established by the court presiding over such Legal Proceeding.
9.12   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable conflicts of law principles. Notwithstanding anything to the contrary contained herein, claims and actions that are based upon, arise out of, or relate to the Financing or involve the Financing Sources (each of which is hereby intended to be an express third party beneficiary of this Section 9.12) shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflicts of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
9.13   Consent to Jurisdiction.   Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in such other manner as may be permitted by Applicable Law, and nothing in this Section 9.13 shall affect the right of any party to serve legal process in any other manner permitted by Applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any other state or federal court within the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby (including the Merger), or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby (including the Merger) shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any other state or federal court within the State of Delaware); (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby (including the Merger) in any court other than the aforesaid courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Notwithstanding the foregoing, none of the parties hereto, any of their respective Affiliates, any Company Related Party or any Parent Related Party will bring, or support, any action, cause of action, claim, cross-claim, counterclaim or third-party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any Financing Source in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Financing or the performance thereof or the transactions contemplated thereby, anywhere other than in (i) any New York State court sitting in the Borough of Manhattan or (ii) the United States District Court for the Southern District of New York.
9.14   WAIVER OF JURY TRIAL.   EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF (INCLUDING WITHOUT LIMITATION, THE FINANCING AND COMMITMENT LETTER).
9.15   Counterparts.   This Agreement may be executed in one or more counterparts (including by facsimile or electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.
COHERENT, INC.
By: /s/ John Ambroseo
Name: John Ambroseo
Title: President and Chief Executive Officer
REMBRANDT MERGER SUB CORP.
By: /s/ John Ambroseo
Name: John Ambroseo
Title: President
ROFIN-SINAR TECHNOLOGIES INC.
By: /s/ Thomas Merk
Name: Thomas Merk
Title: President and Chief Executive Officer
/s/ Peter Wirth
Name: Peter Wirth
Title: Chairman
[SIGNATURE PAGE TO MERGER AGREEMENT]

ANNEX A
CERTAIN DEFINED TERMS
For all purposes of and under this Agreement, the following terms are defined in the Section referenced opposite such terms:
Defined Term	Section Reference
Agreement	Preamble
Alternate Financing	7.3(b)
Assets	3.19
Capitalization Date	3.5(a)
Capitalization Representation	2.2(b)(ii)(B)
Certificate of Merger	1.1
Certificates	2.3(c)
Closing	2.1(a)
Closing Date	2.1(a)
Closing Ready Date	2.1(b)
Collective Agreements	3.17(a)
Commitment Letter	4.7(a)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	7.1(c)
Company Board Recommendation Change	7.1(c)
Company Common Stock	Recitals
Company Disclosure Letter	Article III
Company Plans	7.12(c)
Company Registered IP	3.20(a)
Company Related Parties	9.11(c)(iv)
Company Securities	3.5(c)
Company Stockholders	Recitals
Company Stockholders Meeting	7.1(b)(i)
Company Termination Fee	8.4(a)(i)
Comparable Plans	7.12(c)
Confidentiality Agreement	7.7
Consent	3.3
Copyrights	Intellectual Property Rights definition
D&O Insurance	7.11(c)
Delaware Secretary of State	1.1
Dissenting Shares	1.4(b)(ii)
Domain Names	Intellectual Property Rights definition
Effect	Company Material Adverse Effect definition
Effective Time	1.1
Enforceability Limitations	3.2(b)
Financing	4.7(a)

Defined Term	Section Reference
Financing Sources	4.7(a)
FSE	3.3
Fundamental Representations	2.2(b)(ii)(A)
Indemnified Persons	7.11(a)
Labor Organization	3.17(a)
Leases	3.18(b)
Leased Real Property	3.18(b)
Merger	Recitals
Merger Consideration	Recitals
Merger Sub	Preamble
New Commitment Letters	7.3(b)
New Plans	7.12(d)
Notice Period	7.1(c)(ii)(C)
Old Plans	7.12(d)
Other Required Company Filing	7.1(a)(ii)
Other Required Parent Filing	7.1(a)(iii)
Owned Real Property	3.18(a)
Owned Shares	1.4(b)(ii)
Parent	Preamble
Parent Common Stock	1.4(c)(i)
Parent Option	1.4(c)(i)
Parent Related Parties	9.11(b)(iii)
Parent Termination Fee	8.4(b)(i)
Patents	Intellectual Property Rights definition
Payment Agent	2.3(a)
Payment Fund	2.3(b)
Permits	3.13
Proxy Statement	7.1(a)(i)
Real Property	3.18(b)
Reference Date	3.7(a)
Remedial Actions	7.2(b)
Requisite Stockholder Approval	3.2(f)
SEC Reports	3.7(a)
Shares	Recitals
Special Committee	Recitals
Subsidiary Securities	3.6(d)
Surviving Corporation	1.1
Takeover Statute	3.2(d)
Termination Date	8.1(b)
Trade Secrets	Intellectual Property Rights definition
Trademarks	Intellectual Property Rights definition
Uncertificated Shares	2.3(c)
Voting Agreements	Recitals

In addition, for all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:
“Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement and containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receives material non-public information of or with respect to the Company to keep such information confidential (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal), or (ii) executed, delivered and effective after the execution and delivery of this Agreement and containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receives material non-public information of or with respect to the Company to keep such information confidential and such confidentiality provisions are no less restrictive in any material respect to such counterparty (and any of its Affiliates and representatives named therein) than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal).
“Acquisition Proposal” means any offer, proposal or indication of interest from any Third Party relating to any Acquisition Transaction.
“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase by any Third Party, directly or indirectly, of more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party beneficially owning more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company; (ii) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company and a Third Party pursuant to which the Company Stockholders immediately preceding such transaction hold less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such transaction; or (iii) any sale, lease (other than in the ordinary course of business), exchange, transfer or other disposition to a Third Party of assets of the Company and its Subsidiaries (including securities of Subsidiaries, but excluding sales of assets in the ordinary course of business) that account for more than twenty percent (20%) of the Company’s consolidated assets, or from which more than twenty percent (20%) of the Company’s consolidated revenues or net income are derived (with assets being measured by the fair market value thereof); provided that, for the avoidance of doubt, all references to “Third Party” in this definition shall include any “group” as defined pursuant to Section 13(d) of the Exchange Act.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
“Antitrust Laws” means applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations or Orders.
“Applicable Law” means, with respect to any Person, any international, national, federal, state, local, municipal or other law (statutory, common or otherwise), constitution, treaty, convention, resolution, ordinance, directive, code, edict, decree, rule, regulation, ruling or other similar requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.
“Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2015.
“Business Day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the States of California or New York or is a day on which banking institutions located in such States are authorized or required by Applicable Law or other governmental action to close.

“China ROHS” means China’s Administrative Measures on the Control of Pollution Caused by Electronic Information Products, as amended and all implementing laws and regulations.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Equity Incentive Plan” means the 1996 Non-Employee Directors’ Stock Plan, 2002 Equity Incentive Plan, 2007 Incentive Stock Plan, and the 2015 Incentive Stock Plan.
“Company Intellectual Property Rights” means all of the Intellectual Property Rights owned by the Company or any of its Subsidiaries.
“Company Material Adverse Effect” means any fact, event, violation, inaccuracy, circumstance, change or effect (any such item, an “Effect”) that, individually or when taken together with all other Effects that exist or have occurred prior to or at the date of determination of the occurrence of the Company Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, operations, financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that in no event shall any Effect directly or indirectly resulting from any of the following, either alone or in combination, be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur:
(i)
general economic, regulatory, business or political conditions in the United States or any other country or region in the world (or changes therein);

(ii)
conditions in the industries in which the Company or any of its Subsidiaries conduct business;

(iii)
changes in Applicable Law or GAAP or the interpretations thereof;

(iv)
acts of war, terrorism or sabotage or any escalation or worsening of acts of war or terrorism;

(v)
earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

(vi)
the public announcement or pendency of this Agreement, the Merger or any other transactions contemplated by this Agreement, including by reason of the identity of Parent or any communication by Parent regarding the plans or intentions of Parent with respect to the conduct of the business of the Company or any of its Subsidiaries and including the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, suppliers, distributors, collaboration partners, stockholders, lenders, employees or regulators (including without limitation, any cancellations of or delays in customer agreements, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees);

(vii)
any failure by the Company to meet published analysts’ estimates, projections or forecasts of revenues, earnings or other financial or business metrics, in and of itself, and or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations or the issuance of revised projections that are not as optimistic as those in existence as of the date hereof  (it being understood that the underlying cause(s) of any such failure may be taken into consideration unless otherwise prohibited by this definition of  “Company Material Adverse Effect”);

(viii)
any decline in the market price or change in the trading volume of Company Common Stock, in and of itself  (it being understood that the underlying cause(s) of any such failure may be taken into consideration unless otherwise prohibited by this definition of  “Company Material Adverse Effect”);

(ix)
any action taken that is required by the terms of this Agreement or taken at the written request of Parent or with the prior written consent or approval of Parent;

(x)
any Legal Proceedings made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, arising out of the Merger or in connection with any other transactions contemplated by this Agreement; and

(xi)
the availability or cost of equity, debt or other financing to Parent, Merger Sub or the Surviving Corporation, or any changes, events or occurrences in financial, credit, banking or securities markets (including any disruption thereof and any decline in the price of any security or market index) or any interest rate or exchange rate changes or general financial or capital market conditions, including interest rates, or changes therein;

(except, in the case of each of clauses (i) through (v) above, to the extent that such Effect has had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its Subsidiaries operate).
“Company Options” means any issued and outstanding options (including commitments to grant options approved by the Company Board or authorized committee of the Company Board prior to the date hereof) to purchase Shares granted under or pursuant to a Company Equity Incentive Plan.
“Company Products” means any and all products and services currently marketed, sold, licensed, provided or distributed by the Company or its Subsidiaries.
“Competing Acquisition Transaction” has the same meaning as “Acquisition Transaction” except that all references therein to “20%” and “80%” shall be references to “50%.”
“Compliant” means, with respect to the Required Information, that (i) such Required Information does not contain any untrue statement of a material fact regarding the Company and its Subsidiaries, or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such Required Information not materially misleading under the circumstances, (ii) such Required Information complies in all material respects with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of debt securities of Form S-1 (other than such provisions for which compliance is not customary in a Rule 144A offering of debt securities) and (iii) the financial statements and other financial information included in such Required Information would not be deemed stale or otherwise would not be unusable under customary practices for offerings and private placements of high yield debt securities under Rule 144A promulgated under the Securities Act and are sufficient to permit the Company and its Subsidiaries’ applicable independent accountants to issue comfort letters to the financing sources providing the Financing, including as to customary negative assurances and change period, in order to consummate any offering of debt securities on any day during the Marketing Period.
“Continuing Employee” shall mean each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation and its Subsidiaries) immediately following the Effective Time.
“Contract” means any legally binding contract, subcontract, agreement, commitment, note, bond, mortgage, indenture, lease, license, sublicense, permit, franchise or other instrument, obligation or binding arrangement.
“CTA” means the Connecticut Transfer Act, Conn. Gen. Stat. Sections 22a-134 et seq. as amended, including all implementing laws and regulations.
“Delaware Law” means the DGCL and any other Applicable Law of the State of Delaware.
“DGCL” means the General Corporation Law of the State of Delaware.
“DOJ” means the United States Department of Justice, or any successor thereto.
“DOL” means the United States Department of Labor, or any successor thereto.
“Employee Plans” means (i) all “employee benefit plans” (including such as defined in Section 3(3) of ERISA), whether or not subject to ERISA and (ii) all other employment, consulting and independent contractor agreement, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement (including early retirement and supplemental retirement), disability, insurance, vacation, jubilee payments, incentive, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, retention, change of control and other similar fringe, welfare or other employee benefit plans, programs, agreements, contracts, policies or arrangements (whether or not in writing whether of an individual or collective nature and including commitments based on works custom) maintained or contributed to for the benefit of or relating to any current or former employee, consultant or independent contractor or director of the Company, any of its Subsidiaries or any ERISA Affiliate, or with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any material Liability.
“Environmental Laws” are all laws (including common laws), directives, guidance, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Authority which relate to pollution or the environment or prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, the WEEE Directive, the RoHS Directive, and China ROHS all as amended at any time.
“Environmental Permit” means any permit required under Environmental Laws for the conduct of the business and the ownership of the assets of the Company and its Subsidiaries.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statue, rules and regulations thereto.
“ERISA Affiliate” of any Person means any other Person that, together with such Person, would be treated as a single employer under Section 4001(b)(1) of ERISA or Section 414 of the Code and the regulations promulgated thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FTC” means the United States Federal Trade Commission, or any successor thereto.
“GAAP” means generally accepted accounting principles, as applied in the United States.
“Governmental Authority” means any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal or judicial body, in each case whether federal, state, county, provincial, and whether local or foreign.
“Hazardous Material” is any material, chemical, emission, substance or waste that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, corrosive, reactive, explosive, flammable, a medical or biological waste, a pollutant or otherwise a danger to health, reproduction or the environment.
“Hazardous Materials Activity” is the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with Ozone depleting substances, including any required labeling, payment of waste fees or charges (including so called e waste fees) and compliance with any product take-back, collection, recycling, or product content requirements.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.
“Indebtedness” means any of the following Liabilities or obligations: (i) indebtedness for borrowed money; (ii) Liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) Liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (iv) Liabilities related to the deferred purchase price of property or services other than those trade payables incurred in the ordinary course of business; (v) Liabilities pursuant to capitalized leases; (vi) Liabilities pursuant to conditional sale or other title retention agreements; (vii) Liabilities with respect to vendor advances or any other advances; (viii) net Liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; and (ix) indebtedness of the types described in clauses (i) through (viii) above of others guaranteed by the Company or any of its

Subsidiaries or secured by any lien or security interest on the assets of the Company or any of its Subsidiaries, including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection with any of the foregoing.
“Intellectual Property Rights” means any or all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models, including utility patents and design patents, and all registrations and applications therefore (including provisional applications) and all reissues, divisions, renewals, extensions, re-examinations, corrections, provisionals, continuations and continuations in part thereof, and other derivatives and certificates associated therewith, and equivalent or similar rights anywhere in the world in inventions and discoveries, including, without limitation, invention disclosures (collectively, “Patents”); (ii) rights in all inventions (whether or not patentable, reduced to practice or made the subject of a pending patent application), invention disclosures and improvements, all trade secrets, proprietary information, know-how and technology, confidential or proprietary information and all documentation therefore (collectively, “Trade Secrets”); (iii) all rights in works of authorship, copyrights (registered or otherwise), copyright registrations and applications and all other rights corresponding thereto throughout the world, and all rights therein provided by international treaties or conventions (collectively, “Copyrights”); (iv) all trade names, trade dress, logos, or other corporate designations, trademarks and service marks, whether or not registered, including all common law rights, and trademark and service mark registrations and applications, including but not limited to all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions (collectively, “Trademarks”); (v) rights in domain names and applications and registrations therefore (collectively, “Domain Names”); and (vi) any similar, corresponding or equivalent rights to any of the foregoing.
“International Employee Plan” shall mean each Employee Plan whether of an individual or collective nature and including commitments based on works custom that has been adopted or maintained by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has or would reasonably be expected to have any material Liability, maintained primarily with respect to current or former employees, consultants or independent contractors or directors of the Company or any of its Subsidiaries, who are or were located outside the United States.
“Intervening Event” shall mean any event, circumstance, change, effect, development or condition occurring or arising after the date hereof that was not actually known by the Company Board or reasonably foreseeable as of or prior to the date hereof and does not relate, directly or indirectly, to any Acquisition Proposal or Acquisition Transaction.
“IRS” means the United States Internal Revenue Service, or any successor thereto.
“ISRA” means the New Jersey Industrial Site Recovery Act, N.J.S.A. 13: 1K-6 et seq.as amended, including all implementing laws and regulations.
“knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the individuals listed in Section A of the Company Disclosure Letter.
“Legal Proceeding” means any lawsuit, litigation, arbitration or other legal proceeding (including any civil, criminal, administrative, investigative or appellate proceeding, public or private) by or before any Governmental Authority.
“Liabilities” means any liability, Indebtedness, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet under GAAP).
“Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance (not including licenses to Intellectual Property Rights), claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security (other than restrictions on transfer under Applicable Law) or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Marketing Period” shall mean the first period of 21 consecutive calendar days after the date hereof (i) throughout and at the end of which Parent shall have the Required Information and the Required Information is Compliant (it being understood that if the Company shall in good faith reasonably believe that it has provided the Required Information and the Required Information is Compliant, it may deliver to Parent a written notice to that effect (stating when it believes the Required Information was delivered), in which case the Company shall be deemed to have delivered the Required Information unless Parent in good faith reasonably believes that the Company has not completed delivery of the Required Information or the Required Information is not Compliant and, within five (5) Business Days after its receipt of such notice from the Company, Parent delivers a written notice to the Company to that effect (stating with specificity which Required Information the Company has not delivered or is not Compliant) and (ii) with respect to the Marketing Period as it applies to Section 2.1 of this Agreement, throughout and at the end of which the conditions set forth in Section 2.2(a) and Section 2.2(b) (other than those conditions that by their nature can only be satisfied at Closing) shall be satisfied and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 2.2(a) and Section 2.2(b) to fail to be satisfied assuming the Closing were to be scheduled for any time during such 21 consecutive calendar day period; provided that such 21 consecutive calendar day period shall (i) exclude the period from July 1, 2016 through and including July 4, 2016 and from November 23, 2016 through and including November 27, 2016 and either conclude on or prior to August 19, 2016 or commence no earlier than September 6, 2016 and on or prior to December 23, 2016 or commence no earlier than January 3, 2017. Notwithstanding anything in this definition to the contrary, (x) the Marketing Period shall end on any earlier date prior to the expiration of the 21 consecutive calendar day period described above if the Financing is consummated on such earlier date; and (y) the Marketing Period shall not commence or be deemed to have commenced if, after the date hereof and prior to the completion of such 21 consecutive calendar day period: (i) the Company’s independent accountant shall have withdrawn its audit opinion with respect to any financial statements contained in the Company’s most recently filed Annual Report on Form 10-K, in which case the Marketing Period shall not be deemed to commence unless, at the earliest, and until a new unqualified audit opinion is issued with respect to the consolidated financial statements of the Company for the applicable periods by the independent accountant or another independent public accounting firm reasonably acceptable to Parent; (ii) the Company issues a public statement indicating its intent to restate any historical financial statements of the Company or any such restatement is under active consideration, in which case the Marketing Period shall not be deemed to commence unless and until such restatement has been completed and the relevant Required Information has been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP; (iii) any Required Information would not be Compliant at any time during such 21 consecutive calendar day period (it being understood that if any Required Information provided at the commencement of the Marketing Period ceases to be Compliant during such 21 consecutive calendar day period, then the Marketing Period shall be deemed not to have occurred) or otherwise does not include the “Required Information” as defined; or (iv) the Company shall have failed to file any report or other document required to be filed with the SEC by the date required under the Exchange Act containing any financial information that would be required to be contained therein in which case the Marketing Period will not be deemed to commence unless and until, at the earliest, such reports have been filed.
“Material Contract” means any of the following:
(i)   any “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC (other than those agreements and arrangements described in Item 601(b)(10)(iii));
(ii)   any employment, management, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation Contract that is not terminable at will by the Company or one of its Subsidiaries pursuant to which the Company or one of its Subsidiaries has continuing annual obligations of  $250,000 or more as of the date of this Agreement (other than those pursuant to which severance is required by Applicable Law);
(iii)   any Contract containing any covenant or other provision (A) limiting the right of the Company or any of its Subsidiaries to engage in any material line of business or to compete with any Person in any line of business that is material to the Company; (B) prohibiting the Company or any of its Subsidiaries from engaging in any business with any Person or levying a fine, charge or other payment for doing so; or (C) containing “most favored nation,” “exclusivity” or similar provisions, in each case other than any such Contracts that (1) may be cancelled without material liability to the Company or its Subsidiaries upon notice of ninety (90) days or less; or (2) are not material to the Company and its Subsidiaries, taken as a whole;
(iv)   any Contract (A) relating to a transaction involving the disposition or acquisition of (1) assets whose value, in each case, is in excess of  $500,000, other than purchase orders entered into in the ordinary course of business or (2) any assets constituting a material business or business line by the Company or any of its Subsidiaries after the date of this Agreement, in each case other than in the ordinary course of business; or (B) pursuant to which the Company or any of its Subsidiaries will acquire any material ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company;
(v)   any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of  $1,500,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) loans to Subsidiaries of the Company in the ordinary course of business; and (C) extensions of credit to customers in the ordinary course of business;
(vi)   any Contract providing for the payment, increase or vesting of any material benefits or compensation in connection with the Merger (other than Contracts evidencing Company Options);
(vii)   any Contract providing for indemnification of any officer, director or employee by the Company;
(viii)   any Contract that is a settlement agreement that imposes material obligations on the Company or any of its Subsidiaries after the date of this Agreement;
(ix)   any Leases to the extent material to the Company and its Subsidiaries, taken as a whole; and
(x)   any Contract that involves a joint venture, limited liability company or partnership with any third Person that is material to the business of the Company and its Subsidiaries, taken as a whole.
“Nasdaq” means the Nasdaq Global Select Market.
“Option Exchange Ratio” means the quotient obtained by dividing (x) the Merger Consideration by (y) the Parent Trading Price, rounded to the nearest 0.00001 (with amounts between 0.000005 and 0.0000099 rounded up); provided, however, that if, between the date of this Agreement and the Effective Time, the outstanding Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Company Common Stock having a record date on or after the date hereof and prior to the Effective Time, then the Option Exchange Ratio shall be adjusted to the extent appropriate.
“Order” means, with respect to any Person, any order, judgment, decision, decree, injunction, ruling, writ, assessment or other similar requirement issued, enacted, adopted, promulgated or applied by any Governmental Authority or arbitrator that is binding on or applicable to such Person.
“Parent Material Adverse Effect” means any material adverse effect on the ability of Parent or Merger Sub to consummate the Merger prior to the Termination Date and to fully perform its covenants and other obligations under this Agreement.
“Parent Trading Price” means the volume weighted average closing sale price of one share of Parent Common Stock as reported on Nasdaq for the ten (10) consecutive trading days ending on the date that is two (2) trading days immediately preceding the Closing Date (as adjusted as appropriate to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Company Common Stock having a record date on or after the date hereof and prior to the Effective Time).
“Permitted Liens” means (i) Liens disclosed on the Balance Sheet, (ii) Liens for Taxes not yet due and payable or Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP on the financial statements of the Company, (iii) mechanics’, carriers’, workmen’s, repairmen’s, landlord’s or other like liens or other similar encumbrances arising or incurred in the ordinary course of business consistent with past practice that, in the aggregate, do not materially impair the value or the present or intended use and operation of the assets to which they relate, (iv) non-exclusive licenses of Intellectual Property Rights entered into in the ordinary course of business consistent with past practice, (v) Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure liability to insurance carriers, (vi) any interest or title of a lessor or sublessor, as lessor or sublessor, under any lease and any precautionary uniform commercial code financing statements filed under any lease, (vii) easements, encroachments, set-backs, covenants, conditions and restrictions of title which are not material in character, amount or extent and which do not individually or in the aggregate materially detract from the value or materially interfere with the present use of the assets subject thereto or affected thereby and (viii) zoning, building codes and other laws regulating the use or occupancy of the Real Property or the activities conducted thereon.
“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.
“Public Software” means any software that licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (iv) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; and (viii) the Apache License.
“Reference Date” means March 31, 2013.
“Registered IP” means all United States, international and foreign: (i) Patents; (ii) Trademarks; (iii) Copyrights; (iv) Domain Names; and (v) any other Intellectual Property Rights that, in each case, are the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.
“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity.
“Required Information” means (i) all financial statements, financial data, audit reports and other information regarding the Company and its Subsidiaries that is required under the Commitment Letter or any New Commitment Letter or is reasonably required in a prospectus, offering memorandum or private placement memorandum in connection with the Financing or any Alternate Financing or as may otherwise be necessary, proper or advisable to consummate the Financing or the Alternate Financing, including, without limitation, of the type that would be required by Regulation S-X, Regulation S-K or otherwise under the Securities Act to be included in a registration statement on Form S-1 of the Company or Parent for a registered public offering of debt securities, but limited to the type and form customarily included in private placements of debt securities under Rule 144A of the Securities Act and subject to exceptions customary for a Rule 144A offering involving high yield debt securities, including that such information shall not be required to include financial statements or information required by Rules 3-10 or 3-16 of Regulation S-X, Compensation and Discussion Analysis otherwise required by Regulation S-K Item 402(b) or other information customarily excluded from a Rule 144A offering memorandum, or (ii) such other financial or other information as otherwise reasonably required in connection with the Financing or the

Alternate Financing or as otherwise necessary in order to assist in receiving customary “comfort” (including as to “negative assurance” comfort and change period) from the Company’s independent accountants (which “comfort” letters such accountants shall have confirmed they are prepared to issue at the times contemplated by the terms of the Financing or the Alternate Financing subject to the completion by such accountants of customary procedures relating thereto), it being understood and agreed that such information shall not include pro forma financial information or projections, which shall be the responsibility of Parent (without waiver of the obligations of the Company under Section 7.3).
“RoHS Directive” shall mean the European Directive 2011/65/EU on the restriction of the use of certain hazardous substances in electrical and electronic equipment, and all implementing laws and regulations.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.
“Superior Proposal” means any written Acquisition Proposal made by a Third Party after the date of this Agreement that (i) was not solicited in violation of Section 6.2(a) and (ii) the Company Board determines in good faith (after consultation with its financial advisor and its outside legal counsel, and after taking into account the terms and conditions of such Acquisition Proposal, including the financial, legal, regulatory and other aspects of such Acquisition Proposal) is more favorable from a financial point of view to the Company Stockholders than the transactions contemplated by this Agreement and is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the Third Party making the proposal and other aspects of the Acquisition Proposal that the Company Board deems relevant. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “twenty percent (20%)” or “eighty percent (80%) in the definition of  “Acquisition Transaction” will be deemed to be references to “50%.
“Tax” means any and all U.S. federal, state, local and non-U.S. taxes of any kind whatsoever, assessments and similar governmental charges, duties, impositions and liabilities, in each case in the nature of a tax, including real estate transfer taxes, social security contributions, taxes based upon or measured by gross receipts, income, profits, sales, use, occupation, value added, goods and services, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.
“Tax Returns” means all returns, declarations, estimates, reports, statements and other documents filed or required to be filed in respect of any Taxes.
“Technology” means all tangible embodiments of Intellectual Property Rights, including the following: any technology, information, know how, works of authorship, trade secrets, ideas, improvements, discoveries, inventions (whether or not patented or patentable), proprietary and confidential information, including technical data and customer and supplier lists and information related thereto, financial analysis, marketing and selling plans, business plans, budgets and unpublished financial statements, licenses, prices and costs, show how, techniques, design rules, algorithms, routines, models, plans, methodologies, software, firmware, and computer programs.
“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates or Representatives.
“Triggering Event” shall mean, and shall be deemed to have occurred with respect to the Company if, prior to the Effective Time, any of the following shall have occurred with respect to the Company:

(i)the Company shall have breached the terms of Section 6.1, Section 6.2, Section 6.3 or Section 7.1 in any material respect (whether or not resulting in the receipt of an Acquisition Proposal);
(ii)a Company Board Recommendation Change shall have occurred; or
(iii)except for an Acceptable Confidentiality Agreement, the Company shall have entered into a letter of intent, memorandum of understanding or other Contract accepting any Acquisition Proposal or Acquisition Transaction (whether or not a Superior Proposal).
“WARN” means the Worker Adjustment Retraining Notification Act of 1988, as amended, or any similar Applicable Law.
“WEEE Directive” shall mean the European Directive 2012/19/EU on waste electrical and electronic equipment, and all implementing laws and regulations.
[Remainder of Page Intentionally Left Blank]

EXHIBIT A
VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of March 16, 2016 by and among [•], a Delaware corporation (“Parent”), and the undersigned stockholders (each, a “Stockholder” and collectively, the “Stockholders”) of  [•], a Delaware corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, Parent, [•], a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger of even date herewith (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) pursuant to which all outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be cancelled and converted into the right to receive cash in an amount equal to [•] ($[•]) per share in cash, without interest (the “Merger Consideration”).
WHEREAS, as of the date hereof, each Stockholder is the Beneficial Owner (as defined below) of the securities of the Company, including Shares and/or options to purchase Shares (including any Company Options) and/or any other rights to purchase Shares (collectively, the “Company Securities”) as is indicated on the signature page of this Agreement.
WHEREAS, in consideration of the execution of the Merger Agreement by Parent and Merger Sub, each Stockholder (in such Stockholder’s capacity as such) is hereby agreeing to vote the Shares (as defined below) in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.   Certain Definitions.   All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
(a)   Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any Contract. A “Beneficial Owner” is a Person who Beneficially Owns securities.
(b)   Covered Shares” shall mean, with respect to each Stockholder, (i) all Company Securities Beneficially Owned by such Stockholder as of the date hereof, and (ii) all additional Company Securities, including any Shares issuable upon the exercise of any options and/or other rights to purchase Shares, of which such Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).
(c)   Expiration Date” shall mean the earliest to occur of  (i) such date and time as the Merger Agreement shall have been terminated pursuant to the terms thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.
(d)   A Person shall be deemed to have effected a “Transfer” of a Covered Share if such Person, whether by operation of law or otherwise, directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers, gifts over or disposes of such Covered Share or any interest in such Covered Share, or (ii) enters into a Contract providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of, gift over of or disposition of such Covered Share or any interest therein, provided, for the avoidance of doubt “Transfer” does not include granting a proxy or voting or consent instructions with respect to any matter other than those specified in Section 3(a)(i), (ii) or (iii) below.

2.   Transfer of Covered Shares.
(a)   Transfer Restrictions.   Prior to the Expiration Date, each Stockholder shall not Transfer or cause or permit any Transfer of any of such Stockholder’s Covered Shares other than to Merger Sub (or Parent on Merger Sub’s behalf) pursuant to the Merger. Notwithstanding the forgoing, (i) if Stockholder is an individual, then Stockholder may Transfer the Covered Shares (A) to Stockholder’s family or trusts established for the benefit of members of Stockholder’s family or (B) by surrendering Shares issuable upon exercise of a Company Option either to pay the exercise price upon the exercise of such Company Option or to satisfy the Stockholder’s tax withholding obligation upon the exercise of such Company Option, in each case as permitted by any Company Equity Incentive Plan and (ii) if Stockholder is a corporation, then Stockholder may Transfer the Covered Shares to Stockholder’s Affiliates provided that, as a condition to such transfer, the transferee of such shares agrees in writing to be bound by the terms hereof.
(b)   Transfer of Voting Rights.   Prior to the Expiration Date, each Stockholder shall not deposit, or permit the deposit of, any of such Stockholder’s Covered Shares in a voting trust, grant, or permit the granting of, any proxy or power of attorney in respect of any of such Stockholder’s Covered Shares, or enter into any voting or similar Contract the terms and conditions of which are inconsistent with the obligations of such Stockholder under this Agreement with respect to any of such Stockholder’s Covered Shares.
3.   Agreement to Vote Covered Shares.
(a)   At every meeting of the stockholders of the Company (including the Company Stockholders Meeting) called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, in each case prior to the Expiration Date, each Stockholder shall, or shall cause the holder of record on any applicable record date to, vote or provide a consent with respect to, all of such Stockholder’s Covered Shares that are outstanding and entitled to vote:
(i)   in favor of the approval of the Merger Agreement, each of the other transactions contemplated by the Merger Agreement, and each other action the taking of which would reasonably be expected to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement;
(ii)   against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; and
(iii)   against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, or reorganization of the Company or any of its Subsidiaries, (B) any sale, lease or transfer of any significant part of the assets of the Company or any of its Subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, (D) any material change in the capitalization of the Company or any of its Subsidiaries, or the corporate structure of the Company or any of its Subsidiaries, or (E) any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transaction contemplated by the Merger Agreement.
Notwithstanding anything herein to the contrary, this Section 3(a) shall not require any Stockholder to be present (in person or by proxy) or vote (or cause to be voted) any of its Owned Shares to amend the Merger Agreement or take any action that could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (x) decreases the amount or changes the form of the consideration or imposes any restrictions or additional conditions on the receipt of the consideration to the stockholders of the Company or (y) is otherwise materially adverse to the Stockholder.

(b)   In the event that a meeting of the stockholders of the Company (including the Company Stockholders Meeting) is held, each Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for purposes of establishing a quorum.
(c)   The Stockholder shall retain at all times the right to vote its Shares in its sole discretion and without any other limitation on those matters other than those set forth in clauses (i), (ii) and (iii) above that are at any time or from time to time presented for consideration to the Company’s stockholders generally. For the avoidance of doubt, clauses (i), (ii) and (iii) shall not apply to votes, if any, solely on the election or removal of directors as recommended by the Company’s Board of Directors (provided such recommendation is not in violation of the terms of the Merger Agreement).
4.   No Solicitation.   Each Stockholder shall, and shall cause any of its Representatives to, comply with Sections 6.1 and 6.2 of the Merger Agreement as if each Stockholder were the Company and a party thereto. Without limiting the generality of the foregoing, Parent, Merger Sub and each Stockholder acknowledges and hereby agrees that any violation of the restrictions set forth in this Section 4 by any Representative of such Stockholder shall be deemed to be a breach of this Section 4 by such Stockholder.
5.   Agreement Not to Exercise Appraisal Rights.   Each Stockholder hereby irrevocably and unconditionally waives any appraisal rights or dissenters’ rights relating to the Merger or any other transaction contemplated by the Merger Agreement that such Stockholder may have with respect to such Stockholder’s Covered Shares pursuant to Applicable Law.
6.   Directors and Officers.   Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require any Stockholder to attempt to) limit or restrict any Stockholder (or any designee of any Stockholder) who is a director or officer of the Company from acting in such capacity on any matter (it being understood that this Agreement shall apply to each Stockholder solely in such Stockholder’s capacity as a holder of Shares and/or holder of options to purchase Shares); provided, however, that nothing in this Section 6 is intended to modify or otherwise obviate any of the rights or obligations under the Merger Agreement. In this regard, the Stockholder shall not be deemed to make any agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company. For the avoidance of doubt, nothing in this Agreement shall limit in any way the Company or its officers or directors from taking actions permitted or required by the Merger Agreement and Parent shall not assert any claim that any action taken by any Stockholder in his or her capacity as a director or officer of the Company violates any provision of this Agreement.
7.   Irrevocable Proxy.   Concurrently with the execution of this Agreement, each Stockholder shall deliver to Parent and Merger Sub a proxy in the form attached hereto as Annex A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by Applicable Law, with respect to all of such Stockholder’s Covered Shares.
8.   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent and/or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder’s Covered Shares. All rights, ownership and economic benefits of and relating to each Stockholder’s Covered Shares shall remain vested in and belong to each Stockholder, and Parent and Merger Sub shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Stockholder in the voting of any of such Stockholder’s Covered Shares, except as otherwise provided herein. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require such Stockholder to exercise any option and/or other rights to purchase Shares (including Company Options).
9.   Representations and Warranties of Stockholders.   Each Stockholder hereby represents and warrants to Parent, severally and not jointly, and solely as to itself and its Covered Shares, as of the date hereof that:
(a)   Power; Binding Agreement.   Such Stockholder has the legal capacity to execute and deliver this Agreement and the Proxy, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the Proxy have been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a legal valid and binding obligation of Parent and Merger Sub, constitute a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity.
(b)   No Conflicts.   Except for filings that may be required under the Exchange Act and the HSR Act, and any applicable foreign antitrust, competition or merger control Applicable Laws, no Consent of any Governmental Authority is required on the part of such Stockholder in connection with the execution, delivery and performance by such Stockholder of this Agreement and the Proxy and the consummation by such Stockholder of the transactions contemplated hereby and thereby. None of the execution, delivery or performance by such Stockholder of this Agreement or the Proxy, the performance by such Stockholder of its obligations hereunder or thereunder or the consummation by such Stockholder of the transactions contemplated hereby or thereby will (i) violate, conflict or result in the breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any Contract to which such Stockholder is a party or by which such Stockholder’s properties or assets may be bound, except for any violation, conflict, breach, default, termination or acceleration that would not reasonably be expected to prevent or materially delay or otherwise impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby. or (ii) violate or conflict with any Applicable Law or Order applicable to such Stockholder or by which any of such Stockholder’s properties or assets are bound, or (iii) result in the creation of any Lien upon any of the Covered Shares.
(c)   Ownership of Shares.   Such Stockholder (i) is the Beneficial Owner of the Company Securities as indicated forth on the signature page to this Agreement, all of which are free and clear of any Liens, (except any Liens arising under Applicable Laws or arising hereunder), and (ii) does not own, beneficially or otherwise, any Company Securities other than the Company Securities indicated on the signature page to this Agreement.
(d)   Voting Power.   Such Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.
(e)   No Finder’s Fees.   Except for Greenhill & Co., LLC, there is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Stockholder who is entitled to any financial advisors’, brokerage, finders’ or other fee or commission in connection with the transactions contemplated by the Merger Agreement (including the Merger) or this Agreement based upon arrangements made by or on behalf of such Stockholder.
(f)   Reliance by Parent.   Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.
10.   Certain Restrictions.   Each Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or enter into any Contract with any Person in any manner inconsistent with the terms of this Agreement or the Proxy.
11.   Disclosure.   Subject to reasonable prior notice and approval (which shall not be unreasonably withheld or delayed), each Stockholder shall permit and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent and/or Merger Sub determines to be necessary or desirable in connection with the Merger and any transactions related to thereto, such Stockholder’s identity and ownership of Covered Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

12.   Further Assurances.   Subject to the terms and conditions of this Agreement, each Stockholder, in such Stockholder’s capacity as a Stockholder, shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Agreement.
13.   Merger Agreement.   Each Stockholder hereby acknowledges receipt of, and has had an opportunity to read and understand and consult with independent counsel concerning, the Merger Agreement (including exhibits and schedules thereto).
14.   Termination.   This Agreement and the Proxy, and all rights and obligations of the parties hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 14 or elsewhere in this Agreement shall relieve either party hereto from any liability, or otherwise limit the liability of either party hereto, for any intentional breach of this Agreement prior to termination.
15.   Miscellaneous.
(a)   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
(b)   Assignment.   No party may assign either this Agreement or any of its rights, interests, or obligations hereunder (whether by operation of law or otherwise) without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(c)   Amendments; Waiver.   This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance with any of the terms or conditions of this Agreement.
(d)   Specific Performance.   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Stockholder in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and/or Merger Sub shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
(e)   Other Remedies.   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
(f)   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice)), or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
If to Parent or Merger Sub, to:
[•]
[•]
[•]
Attention: [•]
Telecopy No: [•]

with copies (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati
Professional Corporation
One Market Street
Spear Tower, Suite 3300
San Francisco, CA 94105
Attention: Michael S. Ringler and Denny Kwon
Telecopy No.: (415) 947-2099
If to Stockholder to:
To the address for notice set forth the signature page hereto.
with a copy (which shall not constitute notice) to:
Norton Rose Fulbright US LLP
666 Fifth Avenue
New York, New York 10103
Attention: Sheldon Nussbaum
Telecopy No.: (212) 318-3400
(g)   No Waiver.   The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.
(h)   No Third Party Beneficiaries.   This Agreement is not intended to confer and does not confer upon any person other than the parties hereto any rights or remedies hereunder.
(i)   Governing Law.   This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Applicable Laws that might otherwise govern under applicable principles of conflicts of law thereof.
(j)   Consent to Jurisdiction.   Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in such other manner as may be permitted by Applicable Law, and nothing in this Section 15(j) shall affect the right of any party to serve legal process in any other manner permitted by Applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any or state or federal court within the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any other state or federal court within the State of Delaware); (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of Parent, Merger Sub and each Stockholder agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(k)   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
(l)   Entire Agreement.   This Agreement and the Proxy contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.
(m)   Certain Interpretations.
(i)   Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”
(ii)   The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.
(iii)   The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
(n)   Expenses.   All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses, whether or not the Merger is consummated.
(o)   Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective as of the date first above written.
By: Name:
(SIGNATURE PAGE TO VOTING AGREEMENT)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective as of the date first above written.
STOCKHOLDER:
Name:
Title:
Address:

Facsimile:

Share that are Beneficially Owned:

                         shares of Company Common Stock

                         shares of Company Common Stock issuable upon exercise of outstanding options or other rights to purchase Company Common Stock

(SIGNATURE PAGE TO VOTING AGREEMENT)

ANNEX A
IRREVOCABLE PROXY
The undersigned stockholder (“Stockholder”) of  [•], a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints [•], [•] and [•] of  [•], a Delaware corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable to Stockholder on or after the date hereof  (collectively, the “Proxy Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below). Upon Stockholder’s execution of this Irrevocable Proxy, any and all prior proxies given by Stockholder with respect to any Proxy Shares are hereby revoked and Stockholder agrees not to grant any subsequent proxies with respect to the Proxy Shares until after the Expiration Date.
This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and Stockholder and the other stockholders of the Company named therein (the “Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), among Parent, [•], a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) pursuant to which all outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive cash in an amount equal to [•] ($[•]) per share in cash without interest (the “Merger Consideration”).
As used herein, the term “Expiration Date” shall mean the earliest to occur of  (i) such date and time as the Merger Agreement shall have been terminated pursuant to the terms thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.
The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Stockholder, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Proxy Shares, and to exercise all voting, consent and similar rights of Stockholder with respect to the Proxy Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting: (i) in favor of the approval of the Merger Agreement, each of the other transactions contemplated by the Merger Agreement, and each other action the taking of which would reasonably be expected to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; and (iii) against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, or reorganization of the Company or any of its subsidiaries, (B) any sale, lease or transfer of any significant part of the assets of the Company or any if its subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries, (D) any material change in the capitalization of the Company or any of its subsidiaries, or the corporate structure of the Company or any of its subsidiaries, or (E) any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, attorneys and proxies named above are expressly prohibited from acting as the undersigned’s attorney and proxy to vote the Proxy Shares, or exercising any voting, consent or similar rights of the undersigned with respect to the Proxy Shares (including, without limitation, the power to execute and deliver written consents), to amend the Merger Agreement or take any action that could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (x) decreases the amount or changes the form of the consideration or imposes any restrictions or additional conditions on the receipt of the consideration to the stockholders of the Company or (y) is otherwise materially adverse to the Stockholder
The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided herein. Stockholder may vote the Proxy Shares on all other matters.
Any obligation of Stockholder hereunder shall be binding upon the successors and assigns of Stockholder.
This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.
[Remainder of Page Intentionally Left Blank]
(SIGNATURE PAGE TO IRREVOCABLE PROXY)

Dated: _______________, 2016
STOCKHOLDER (Name of Entity, if an entity)
By:
Name:
Title:
(SIGNATURE PAGE TO IRREVOCABLE PROXY)

Annex B
CONFIDENTIAL
March 16, 2016
Board of Directors and
the Special Committee of the Board of Directors
Rofin-Sinar Technologies, Inc.
40984 Concept Dr.
Plymouth, MI 48170
Dear Members of the Board of Directors and the Special Committee:
We understand that Rofin-Sinar Technologies, Inc. (the “Company”), Coherent, Inc. (“Parent”) and Rembrandt Merger Sub Corp (“Merger Sub”) propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub, a wholly owned subsidiary of Parent, with and into the Company, as a result of which the Company will become a wholly owned subsidiary of Parent. Pursuant to the terms of the Merger Agreement, each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), other than (i) shares of Common Stock owned by Parent, Merger Sub or the Company or any of their respective direct or indirect wholly owned subsidiaries (collectively, the “Excluded Holders”) and (ii) any Dissenting Shares (as such term is defined in the Merger Agreement), shall be converted into the right to receive an amount equal to $32.50 per share in cash, without interest (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether, as of the date hereof, the Consideration to be received by the holders of Common Stock (other than the Excluded Holders) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders. We have not been requested to opine as to, and our opinion does not in any manner address the underlying business decision to proceed with or effect the Merger.
For purposes of the opinion set forth herein, we have:
(1)
reviewed the draft of the Merger Agreement presented to the Special Committee at its meeting on March 16, 2016, and certain related documents;

(2)
reviewed certain publicly available financial statements of the Company;

(3)
reviewed certain other publicly available business and financial information relating to the Company that we deemed relevant;

(4)
reviewed certain information, including financial forecasts and projections and other financial and operating data concerning the Company, prepared by the management of the Company, and discussed such information, including the financial forecasts and projections and other data, with senior executives of the Company;

(5)
discussed the past and present operations and financial condition and the prospects of the Company with senior executives of the Company;

(6)
reviewed the historical market prices and trading activity for the Common Stock and analyzed its implied valuation multiples;

(7)
compared the Consideration with the trading valuations of certain publicly traded companies that we deemed relevant;

(8)
compared the Consideration to the valuation derived by discounting projected future cash flows and a perpetuity growth and terminal value of the business at discount rates we deemed appropriate;

(9)
compared the Consideration with that received in certain publicly available transactions that we deemed relevant;

(10)
participated in discussions and negotiations among representatives of the Company, representatives of the Special Committee, legal advisors to the Company and Special Committee, and representatives of Parent and its legal and financial advisors; and

(11)
performed such other analyses and considered such other factors as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to us by representatives and management of the Company for the purposes of this opinion and have further relied upon the assurances of the representatives and management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts and projections of the Company and other data with respect to the Company that have been furnished or otherwise provided to us, we have assumed that such financial forecasts, projections and data were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of the Company as to those matters, and we have relied upon such forecasts, projections and data in arriving at our opinion. We express no opinion with respect to such financial forecasts, projections and data or the assumptions upon which they are based. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. We have assumed that the Merger will be consummated in accordance with the terms set forth in the final, executed Merger Agreement, which we have further assumed will be identical in all material respects to the latest draft thereof we have reviewed, and without waiver of any material terms or conditions set forth in the Merger Agreement. We have further assumed that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Merger will be obtained without any effect on the Company or the Merger meaningful to our analysis. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion.
We have acted as financial advisor to the Special Committee of the Board of Directors of the Company (the “Special Committee”) in connection with the Merger and will receive a fee for rendering this opinion and for other services rendered in connection with the Merger, a portion of which is contingent on the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this opinion, we have not been engaged by, performed any services for or received any compensation from the Company or any other parties to the Merger Agreement (other than any amounts that were paid to us under the letter agreement pursuant to which we were retained as a financial advisor to the Special Committee in connection with the Merger).
It is understood that this letter is for the information of the Special Committee and the Board of Directors of the Company and is rendered to the Special Committee and the Board of Directors of the Company in connection with its consideration of the Merger and may not be used for any other purpose without our prior written consent, except that this opinion may, if required by law, be included in its entirety in any proxy or other information statement or registration statement to be mailed to the stockholders of the Company in connection with the Merger. We are not expressing an opinion as to any aspect of the Merger, other than the fairness to the holders of Common Stock (other than the Excluded Holders) of the Consideration to be received by them from a financial point of view. We express no opinion with respect to the amount or nature of any compensation or consideration to any officers, directors or employees of the Company, or any class of such persons relative to the Consideration to be received by the holders of the Common Stock of the Company in the Merger or with respect to the fairness of any such compensation. Our opinion does not address the fairness of any consideration to be received by the Excluded Holders pursuant to the Merger Agreement or otherwise. This opinion has been approved by our fairness committee. This opinion is not intended to be and does not constitute a recommendation to the members of the Special Committee or the Board of Directors of the Company as to whether they should approve the Merger or the Merger Agreement, nor does it constitute a recommendation as to whether the stockholders of the Company should vote to adopt the Merger Agreement at any meeting of the stockholders convened in connection with the Merger.

Based on and subject to the foregoing, including the limitations and assumptions set forth herein, we are of the opinion that as of the date hereof the Consideration to be received by the holders of Common Stock (other than the Excluded Holders) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.
Very best regards,
GREENHILL & CO., LLC
By: /s/ Christopher T. Grubb
Christopher T. Grubb
Managing Director

Annex C
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
Appraisal rights.
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY PROXY CARD
SUBJECT TO COMPLETION

Rofin-Sinar Technologies Inc.

IMPORTANT SPECIAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by _________, _________, on XXXXXX XX, 20XX.

Vote by Internet

- Go to **www.investorvote.com/RSTI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the following proposals:

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1UPX 2797771

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02CRYC